Prospectus Supplement (Sales Report) No. 19 dated December 8, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 387649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387649	$7,000	$7,000	14.26%	1.00%	December 2, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387649. Member loan 387649 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Maust Transportation Services	Debt-to-income ratio:	13.35%
Length of employment:	< 1 year	Location:	Puyallup, WA

Home town:	Puyallup
Current & past employers:	Maust Transportation Services
Education:	Western Washington University

This borrower member posted the following loan description, which has not been verified:

Hello. I am looking to consolidate some credit card debt I build up while in college. I graduated last year with a finance degree and now have an Accounting job. I will have no problem paying this loan back. I take home about $2500 a month and have the following expenses: Rent: 800 Phone and Utilites: 200 Insurance: 100 Student Loans: 150 Food: 300 Entertainment: 100 Misc: 150 Leaving about $700 free to spend on anything else and to pay this loan. 420623 added on 11/22/09 > Hello. I am looking to consolidate some credit card debt I build up while in college. I graduated last year with a finance degree and now have an Accounting job. I will have no problem paying this loan back. I take home about $2500 a month and have the following expenses:Rent: 800Phone and Utilites: 200 Insurance: 100Student Loans: 150Food: 300Entertainment: 100Misc: 150Leaving about $700 free to spend on anything else and to pay this loan.<br/>

A credit bureau reported the following information about this borrower member on November 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,999.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 433805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433805	$16,000	$16,000	8.94%	1.00%	December 3, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433805. Member loan 433805 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	J F Shea Co., Inc.	Debt-to-income ratio:	13.16%
Length of employment:	6 years	Location:	Long Beach, CA

Home town:
Current & past employers:	J F Shea Co., Inc., Demand Studios
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I am interested in immediately paying down credit card debt at a lower rate. None of the loan amount will be utilized for anything other than the repayment of credit card debt. While the credit card rates are not currently too high, I am being conservative and would prefer the stability of a fixed rate. I've been working in my career field for 17+ years and have been with my current employer for nearly 7 years. 517070 added on 11/23/09 > Thank you for your consideration.<br/> 517070 added on 11/25/09 > I would like to add that my monthly salary does not include income from freelance writing work. I recently started writing on a freelance basis outside of my regular employment to supplement my income and accelerate pay down of debt.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,059.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance? Thank you.	Approximately $40K of the revolving balance is a HELOC. The remainder is credit card balances. The Lending Club loan will pay credit card balances and a 401K loan will pay the remainder to eliminate the credit card debt.

Member Payment Dependent Notes Series 443474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443474	$4,000	$4,000	12.87%	1.00%	December 3, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443474. Member loan 443474 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Teleperformance USA	Debt-to-income ratio:	13.80%
Length of employment:	2 years	Location:	AUGUSTA, GA

Home town:
Current & past employers:	Teleperformance USA
Education:

This borrower member posted the following loan description, which has not been verified:

539659 added on 11/24/09 > I NEED to get a more reliable car because I dont feel safe driving my 4 month old baby around in my current car. This way I don't have to borrow other peoples cars to take him back and forth to Dr. appointments<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,794.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 454082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454082	$6,000	$6,000	11.83%	1.00%	December 7, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454082. Member loan 454082 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Conagra Foods	Debt-to-income ratio:	23.15%
Length of employment:	3 years	Location:	Rossville, IL

Home town:
Current & past employers:	Conagra Foods
Education:

This borrower member posted the following loan description, which has not been verified:

561987 added on 11/29/09 > Twins will be here in about one month. Need to consolidate some debt.<br/>

A credit bureau reported the following information about this borrower member on November 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,029.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Conagra? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am charge of making batches. I have worked for this company for 3 years. I was at my previous job for 17 years. No I am not the only wage earner in my household. My fiance currently receives $250 weekly for child support from her ex husband and she did lose her job over the summer after she found out she was pregnant with twins. So she receives $300 per week in unemployment. No we do not have a second mortgage or HELOC. Our everyday bills run around $1700 month. This includes mortgage, cars, electric, gas, telephone and insurance. Our groceries run around $150-$200 per week ($600-$800 month). We have some credit cards we would like to pay off and have just one payment before the babies are born. I always make atleast a double to triple payment every month on each card to try to get these paid down faster. I figured taking out a loan to pay these off would be cheaper in the long run. The card balances I would like to pay off is around $4000 with interest rates alot higher than what I was quoted for this personal loan. We still need to buy a few things for the babies before they are born. I currently do not have any personal loans open. And I pay my bills on time.

Member Payment Dependent Notes Series 454248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454248	$20,000	$20,000	15.65%	1.00%	December 4, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454248. Member loan 454248 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Seneca Meadows	Debt-to-income ratio:	0.35%
Length of employment:	10 + years	Location:	Waterloo, NY

Home town:
Current & past employers:	Seneca Meadows, Seneca Meadows
Education:

This borrower member posted the following loan description, which has not been verified:

562322 added on 11/25/09 > Opportunity to join in my girlfriends business. It's well established and has been in business for 33 years. I'm committed to her and and we want to operate the business together. This will be my investment. After doing alot of research I like the idea of P2P lending. <br/><br/>I will remain at my job of 12 years and work the business on weekends. I have excellent credit and few expenses since my house is provided by my employer. I have no personal debt of my own.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of the business that you plan on investing in? Thank you in advance.	It is a waterfront cafe
Hello! Investors may be more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	ok...will do
Questions: 1-Position @ Seneca Meadows is? 2- Application reflects <1 year (less than 1 year) at current employer. Provide 3 years work history PRIOR employers? 3- "Business" loan; Products? Services? Buy ads, equipment, inventory? Website upgrade? Is this a "Bridge Loan" to finance AP, AR, PR, R&D, inventory, prepaid biz expenses? Need better description biz and loan's intended purposes. Thanks in advance for all answers. I invest after receiving your answers.	I have been at Seneca Meadows for 12 years as head of maintenance. I'm not sure why my profile claims less than 1 year but I will have lending club change that. Business is a well established waterfront restaurant in seasonal resort town. It closes for 10 weeks in winter (nov 22 to feb 3rd) so loan will be used for some upgrades, maintenance & repairs, new menu development & some opening inventory
Would you mind sharing the kind of business this is that you intend on investing in? How do your foresee a $699.73 / month payment fitting into your budget over the next 3 years? Thanks in advance for your responses.	Business is a well established restaurant. Half of the payment would come from the restaurant so I see no problem paying it back. My only monthly bills now are car insurance, cable, phone & utilities so I have enough income myself to easily cover payment.

Member Payment Dependent Notes Series 454773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454773	$1,200	$1,200	13.92%	1.00%	December 3, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454773. Member loan 454773 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,300 / month
Current employer:	r@k building supply	Debt-to-income ratio:	11.87%
Length of employment:	< 1 year	Location:	mesa, AZ

Home town:
Current & past employers:	r@k building supply
Education:

This borrower member posted the following loan description, which has not been verified:

563479 added on 11/22/09 > to finish kitchin remodel<br/> 563479 added on 11/22/09 > i been at my job 19yrs<br/>

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	29
Revolving Credit Balance:	$9,228.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your profile indicates less than a year at r@k building supply. If that is incorrect, please call Lending Club and ask if they can correct it. What is your position at r@k building supply?	yes that is error i been there 19yrs
Does your houshold have any other income beyond the 2300 listed in this request?	yes my wife income is 2800.

Member Payment Dependent Notes Series 455309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455309	$20,000	$20,000	11.83%	1.00%	December 8, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455309. Member loan 455309 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,956 / month
Current employer:	Quail Industries, Inc.	Debt-to-income ratio:	6.77%
Length of employment:	9 years	Location:	Dos Palos, CA

Home town:	Hollister
Current & past employers:	Quail Industries, Inc.
Education:	Maranatha Baptist Bible College Inc.

This borrower member posted the following loan description, which has not been verified:

564597 added on 11/23/09 > I've been an employee in a small, family owned business for about 9 1/2 years. For the last three years it has been just the owner and me. Owner has presented me the opportunity to buy the business from him. This $20,000 ($19,250 after LendingClub fees) will allow me to buy this business, set up an office in my home and purchase some new equipment.<br/>

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$879.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of the business?	Sales and distribution of pre-fabricated steel buildings.
Can you describe the business? Also, have you considered alternative loan resources such as local banks?	We design, engineer and supply custom steel buildings based on the needs described by our customers. After a customer agrees to a final design and makes a purchase, we order from various sources all the components necessary to complete the building (from the basic framing and skin to doors, windows, insulation, etc.). Most of our sales come from contractors, consultants, farmers and other businesses, but we do also work with individuals for residential and light commercial applications.
Congratulations on your excellent credit! It helps us lenders gauge your creditworthiness. However, the loan amount is substantial and personally, I will only invest once the following questions have satisfactory been answered! I have the following questions: 1. What exactly are you buying with 20K? Can you please, break it down. You can use esoteric terms, I am versed in the construction business. 2. Can you please, verify your income with LendingClub? 3. What kind of (gross) monthly income are you looking at as an owner of the business? 4. Why is the current owner getting out of this business?	1. 16K for a "territorial contract" which is required by our building supplier to be an authorized dealer, whether I buy it from them or from a current dealer. The owner I work for now has agreed to sell me his territory for 16K, essentially at cost, but he is also letting me take the office equipment I use now (computers, fax machine, file cabinets, etc,). $582 to purchase accounting and database software (the software we currently use is outdated and not even supported any more). $1,624 for a wood cutting panel saw (we currently cut head and seat boards for a local window manufacturer, the saw we have been using is too big to set up in my home workshop, so I will be buying a smaller portable version), the remaining $1,000+ is for various other miscellaneous expenses. 2. I have called LendingClub about the income/credit verification process (You are not the first person to request this of me) LendingClub says I have to wait for them to contact me, and there is no way to expedite it. 3. I will take home about $5,000 (gross) 4. There are a few reasons (mostly personal), essentially, though, he is ready to retire (72 yrs old), doesn't have the energy to continue, the desire to be involved or the drive to take the business to the next level. Those were all complicated questions, hopefully my answers didn't cause more questions than they answered.
What about alternative loan resources such as local banks? I'm curious as to why you chose lending club for this loan.	The LendingClub concept is attractive to me for a number of reasons, basically, I like to know normal individuals like me are making money off my loan not bankers (understanding some investors on LendingClub might also be bankers), eventually I would also like to become a LendingClub investor. LendingClub was recommended to me for two reasons: 1. the amount I am seeking is relatively small so conventional banks would be reluctant to lend. 2. the owner here wants to get out soon and conventional banks are notoriously slow with their decisions.

Member Payment Dependent Notes Series 456373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456373	$6,000	$6,000	15.31%	1.00%	December 3, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456373. Member loan 456373 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,783 / month
Current employer:	n/a	Debt-to-income ratio:	14.70%
Length of employment:	n/a	Location:	EPHRATA, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

566655 added on 11/23/09 > Plan to have only one monthly payment for debt.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	36
Revolving Credit Balance:	$6,474.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer and/or source of income?	Co-borrower, husband, monthly brings in $3,700.00.
Questions: 1-Application reflects NO employer/length of employment. Either self-employed occupation/biz? Or retired income sources? 2-$8,500 Revolving credit balance; CC payments per month $? (Total payments per month; not minimum payments due.) Thanks in advance for all answers. I invest after receiving your answers.	Co-borrower, husband, monthly $3,700.00. Reason for loan is to pay off all CC debt and vehicle loan for 1 monthly payment.
What actions have you taken to get control of your debt and finances other than requesting this loan? Thank you in advance for your answers.	I have been paying more than the required monthly payment, stopped using the credit cards to pay for items and started paying cash for them.
How long has your been at his current job and what does he do? Thanks.	He has been a truck driver since 2004. He is currently on workers comp. He has been on workers comp since 2008.

Member Payment Dependent Notes Series 457939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457939	$18,000	$18,000	14.61%	1.00%	December 2, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457939. Member loan 457939 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	n/a	Debt-to-income ratio:	8.04%
Length of employment:	n/a	Location:	Reseda, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

545095 added on 11/22/09 > This loan will comprise 50% of our initial startup costs and operating budget. I am matching the other 50% with a cash investment.<br/><br/>My wife, experienced in this field, will be running the day to day operations, while I maintain my current full time work. I have owned and operated a design business for 6 years (7 in April 2010) with 8 employees. I understand how to run a business efficiently and maintain good cash flow.<br/><br/>The Dance studio will be located in an affluent area of metro Los Angeles, situated within walking distance of several schools. The location could not be better.<br/><br/>We have lined up well known instructors and are targeting a niche that has been left vacant by other schools. (I'll leave the specifics to one-on-one requests.)<br/><br/>We have a good plan and the timing seems right (lower lease rates in a renter's market.) In any event, if the dance studio is not successful, I am able to cover the loan repayment with income from my full time job.<br/><br/>I have always met my financial obligations and am very responsible when it comes to paying all of my bills.<br/><br/>Thank you for your consideration.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,884.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-$11,250 Income-1 or 2 person? "Business" loan; Buy ads, equipment? Website development? Is this a "Bridge Loan" to finance AP, AR, PR, prepay biz expenses? Thanks in advance for all answers. I invest after receiving your answers.	The loan is a supplement to our general fund which covers everything from AP to marketing. This is a startup so there are no outstanding obligations, but of course there are a lot of initial costs. Our equipment expenses are minimal and the space does not require any significant improvements to open. Please clarify you first question, I'd like to be able to answer it, but I'm not sure if I understand it.
What is the niche client base that you are targeting?	We will be a non-competition studio which will still feature performance opportunities for our students. Many parents feel that competition performances encourage age-inappropriate dress and behavior. We are providing an alternative that still allows professional training and pro-type performance concerts.
Hello! Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Thanks for the advice. I'm gathering the documents and will take care of this as soon as possible.
Please respond to the following: So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Thank you and good luck with your loan	The intent is for revenue from the business to cover the monthly payments, however, since this is a startup there is no track record. As far as my personal finances, I have a $2401/mo Mortgage and a $399/mo 2nd. My car is paid for by work. Utilities, food & other expenses add about an additional 2-4K. The repayment for this loan fits comfortably within my budget in the event the dance studio cannot cover the payment.
Clarifying earlier question 1- $11,250 income per month- 1 or 2 persons; it asks do you indivisually earn $11,250 per month youtself, or do you AND another person (spouse) TOGETHER earn $11,250 per month? Thanks. RetiredUSMCInvestor sends. LOL.	Just 1 person. I am not including any income from my wife since she will be working at the dance studio full time and will be paid (eventually) out of the that budget. She is also a photographer and will be using the dance studio as a photo studio on certain weekends and off hours which will be an additional stream of income.
Thank you for the additional information. Just a note, as a parent I applaud the niche you are targeting. Kids don't need to compete at everything, they just need to have fun in what they are doing.	Thank you. We think there are a lot of parents out there that feel the same way.
MEMBER 505570/RetiredUSMCInvestor..Aganin- Reread all Q-and-A's. Investig in your loan. Reasons: 1. Dance studio manager (wife) photographer side-biz income offers 2nd loan repayment source. 2. Your successful (profitable) design studio offers 3rd loan repayment source if primarary sources (combo dance-photog studio) falters. Good luck with remainder funding. Semper Fidelis.(USMC Motto).	Thank you.
Hello -- what is the full time job -- and at what company -- that generates your monthly income now and how long have you been with this company. Also, what is your educational background? Thanks!	I am the co-owner (50%) and creative director of a motion graphics design company in Los Angeles. We create tv show main title sequences, graphics for TV ads and design for video games. Since my name is posted all over the place in association with press releases for the company I hope you'll understand if I retain some anonymity. We opened six years ago and have been growing ever since -- including this year, in a slow economy. So, to clarify, I have been with the design company for 6+ years... soon to be 7. (And just to restate, the dance studio is a startup.) I am a graduate of the University of Florida.

Member Payment Dependent Notes Series 458516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458516	$10,000	$10,000	14.26%	1.00%	December 8, 2009	December 10, 2012	December 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458516. Member loan 458516 was requested on November 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	walmart	Debt-to-income ratio:	8.95%
Length of employment:	< 1 year	Location:	greencove springs, FL

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

570794 added on 12/02/09 > updating my profile to reflect the 18yrs of employment from 1 employer,profilr shows 1 yr.I have been employed by Walmart for 18yrs,currently a Store manager for them,past 8yrs.<br/>Thanks<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	45
Revolving Credit Balance:	$1,459.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Walmart? Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I am a store manager,I've have been in this role for 8yrs.I have been employed at walmart for 18yrs.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What exactly is this loan for? Please explain the delinquency that appears on your Credit History above (45 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hi, and thanks you for asking, I am not the sole wage earner as My wife is employed by Walmart as well.She has been employed by walmart as well for 18 years.Together our combined income is around the $140,000 mark. If there was a Job loss I would be able to payback the loan thru My profit sharing that is paid out in on leaving from the company. I have little debt,my Home loan of $218,000 $1,800 month,truck payment of $580.00 one credit card with a balance of $500.00 that is only used to build credit payament history. The late payments you see in my history is back from a divorce.As you can see the account was only open for short time untill I found she had opened it,then I paid it off to close the account but at that point it was late. I plan on paying this loan off in April of 2010 as My bounus will paid then. Thanks for the questions and if you have anymore please ASK.
Thank you for the responses. My last question is, have you tried to get bank or credit union financing an a lower interest rate?	Good question,I have went to my bank they only are talking autoloan.That is not what I am looking for.I then was doing research on clark howrd"s web site and he mentioned lending club so I tried it.So this is only my second attempt. Thanks

Member Payment Dependent Notes Series 458732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458732	$24,250	$24,250	12.53%	1.00%	December 8, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458732. Member loan 458732 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,417 / month
Current employer:	Client Strategy Group	Debt-to-income ratio:	14.30%
Length of employment:	5 years	Location:	NORTH ROYALTON, OH

Home town:
Current & past employers:	Client Strategy Group
Education:

This borrower member posted the following loan description, which has not been verified:

571219 added on 11/23/09 > The funds will be used to consolidate credit card payments at a competitive rate. I would rather pay the interest to all of you! I can afford the payments now, this will allow me to become debt free again while paying less per month.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,098.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Client Strategy Group? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My responsibilites include designing and developing enterprise level software systems. I manage a small team of developers as well as a handful of active customer relationships. I assist in sales calls, and I am active in driving technology based decisions in the company. Yes, I am the sole wage owner. I have a $1,400/month mortgage payment, car is paid for and only 5 years old, food is around $150 a month, and about $350 in low interest college loans. I have two revolving credit card balances. The rates are 22% and 24%. The minimum payments are $400 and $600 respectivily. They rates were about %18 but were raised ahead of congresses changes. I have tried to negotiate better rates over the phone, but nothing offered helped the issue. I do not have a second mortgage or HELOC. In the event that I lose my job, I have some savings that could get me through the month. I can easily cancel non-critical services like internet. While my job is fantastic, and we have continued to grow sales and revenue over the last year; I continue to network with existing clients and other professionals in my field. Plus, I actively work with recruiters in the area. I still continue to get offers for employment on a regular basis. Worst case, means I have to hop on a plane and travel for work 5-days a week.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	I sent the required documents to the credit department today. Thank you.

Member Payment Dependent Notes Series 459190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459190	$2,500	$2,500	14.96%	1.00%	December 8, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459190. Member loan 459190 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,417 / month
Current employer:	Toys R Us	Debt-to-income ratio:	13.20%
Length of employment:	< 1 year	Location:	ENDICOTT, NY

Home town:
Current & past employers:	Toys R Us
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,759.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Potential investors need to see that your income has been consistent for some time, which creates a stronger possibility that you'll be able to pay back this loan. Your profile shows less than one year employment with Toys R Us. If this is correct, please provide 3 years' previous employment history. Thank you and good luck.	Actually, they got my information incorrect for my profile. I have been with my current employer for more then 10 years now.

Member Payment Dependent Notes Series 459286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459286	$13,000	$13,000	13.57%	1.00%	December 8, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459286. Member loan 459286 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	ADT Security Services	Debt-to-income ratio:	15.79%
Length of employment:	3 years	Location:	VAN NUYS, CA

Home town:
Current & past employers:	ADT Security Services
Education:

This borrower member posted the following loan description, which has not been verified:

572390 added on 11/23/09 > Personal Freedom from Someone elses bad decisions...(BofA)<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	38
Revolving Credit Balance:	$17,704.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 38 months ago. Thank you in advance.	I found the monthly statement under the couch about a week too late to pay it on time... Apparently I had dropped it out of the stack of mail. At least I had the money to double up the payment, but once you are late, it stays with you forever....
Hi, I'm interested in funding part of your loan, but I have some questions: 1. What are your total monthly expenses? 2. Your total revolving debt is almost $18K, but you're borrowing $13K, how does this help you? 3. Briefly, what is your job description? 4. Please explain the delinquency from 38 months ago. Thanks in advance.	Total monthly expenses are $1,900, plus credit payments of $460 per month (assuming minimum payments, typically actual payments total about $700/month. How does only borrowing less than total debt help? By keeping some accounts open and continuing to show timely payments well above the minimums (typically double in the past), I hope to keep the credit looking good, while extricating myself from higher interest loans. For the right rate, I suppose I wouldn't mind a larger loan, but I am hesitant to 'put all my eggs in one basket', or owe only to one source. My job is to install security alarms and CCTV systems in residences for ADT Security Srvcs, Inc. (a div. of TYCO, Int'l.) Thirty-eight months ago I misplaced a monthly bill from Sears and found it under the couch too late. Not particulary responsible I suppose, but a least I had the cash on hand to double up the payment for the next month. It was late, and I'll be paying for it for years to come....
Greetings. Can you please elaborate a little on what you mean by "someone else's bad decisions (BofA)"? Thank you.	I apologize for tirades about BofA making a series of mortgage loans to people who could never afford them, and now, to recover the costs and losses are raising rates on credit card holders across the board, regardless of credit standing or payment history (on time, double the minimum). I would like to free myself from this sudden, unprovoked change and give my money to someone more professional, and who might appreciate a concientious client. I am looking for a lower interest rate so that my payments will better pay down capital, as well as pay for the priveldge of borrowing. My purpose is to pay off credit card debt, and at the proposed rate from LC, this would happen more quickly. The projected payment from Lend. Club would be about half of what I have been paying on the same amount from the banks. Budgeting this loan is not an addition to my current expenses, but would reduce them. Currently I budget $700/month for debt payment ($460 would be the total of minimum payments, I prefer to pay more...), a loan from you would be roughly $400 to $480/month. So, I would be paying less per month to pay off the same loans, allowing for early payment on what I would be owing you (I expect to pay back $100/month beyond the required, to speed up repayment) and still have an overall cash savings. I am Union and have two more years of one dollar an hour increase every year (in Sept.). Debt is not any ones fault but the borrower (me), but is necessary to buy a car or a house. I must have debt to show I can pay it. Catch 22. My History is good, I just prefer not to borrow from BofA. Please feel free to ask more questions or for clarity at any time....
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities please confirm the income listed is your's alone contingency plan for repayment if you lose your job	Thirty-eight months ago I misplaced a monthly bill from Sears and found it under the couch too late. Not particulary responsible I suppose, but a least I had the cash on hand to double up the payment for the next month. It was late, and I'll be paying for it for years to come....
I am interested in Helping with this loan, but I need more information. 1. Please be more descriptive about the purpose for your loan and the bad decisions made. 2. Convince me that you are not blaming someone else for your own bad decisions. 3. Do you have any other sources of income? Spouse, etc. 4. Itemize your current debt and payments. 5. Convince me that you will be able to pay this loan back.	The loan is to pay off Credit Card debt, and is not an addition to current expenses, but a shifting from higher interest loans to a consolidated, reasonable interest loan. I am married to someone with steady income comparable to mine. Currently the total debt payments would be (paying only the minimum due) $460/month, but I have budgeted and successfully been paying about $700/month. A reasonable loan from you (via Lending Club) would be equivalent to paying the minimum monthly, and thus saving a considerable amount. The jibe at BofA for its sub-prime loans to people who could not afford them (and therefore recoup the banks loss through credit card holders) was probably disconcerting, I was only stating why I wanted to leave BofA for someone more appreciative of a concientious client. Current expenses of rent, utilities,etc. (I do not have a car payment or other similar loan) totals roughly $1900/month. I have a secure job at ADT Security, with annual wage increase of one dollar an hour for the next two years. If I am desperate, I can still sell my Classic Jeep, if need be. No, that is not my daily driver. I have been paying monthly much more than what this loan would be, and as this loan is not an additional burden but a replacement of current debt, payments would be a relative pleasure, while continuing to show good credit standing.

Member Payment Dependent Notes Series 459313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459313	$5,000	$5,000	11.48%	1.00%	December 8, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459313. Member loan 459313 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,600 / month
Current employer:	Estee Lauder	Debt-to-income ratio:	3.54%
Length of employment:	10 + years	Location:	NORTH BABYLON, NY

Home town:
Current & past employers:	Estee Lauder
Education:

This borrower member posted the following loan description, which has not been verified:

572443 added on 12/03/09 > Pay off a high interest rate credit card and go towards Winterizing RV Camper costs<br/> 572443 added on 12/03/09 > Loan will be payed off via oldest child's mother's social security check which was included in monthly income<br/> 572443 added on 12/03/09 > I have been with my employer for 18 years and plan on retiring with the company, which is at least another ten years from now.<br/> 572443 added on 12/03/09 > My existing monthly budget is in the neighborhood of 4500.00/month. My gross income does not include my wife's monthly income which also goes towards the monthly bills.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,842.00	Public Records On File:	1
Revolving Line Utilization:	25.70%	Months Since Last Record:	70
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the Public Record on File? Is it a bankruptcy or some other judgement? Thanks.	I believe it was an old credit card which was disputed, ( I think it was an initial balance of something like $1,000- $1,300.00)and nothing ever was resolved. I went to court once on it, showed proof with a cleared, stamped check for the amount mentioned, and never heard anything thereafter. So I figured it was cleared.

Member Payment Dependent Notes Series 459400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459400	$20,000	$20,000	13.57%	1.00%	December 8, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459400. Member loan 459400 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,700 / month
Current employer:	Minding Miracles	Debt-to-income ratio:	22.06%
Length of employment:	< 1 year	Location:	MIDDLETOWN, NJ

Home town:
Current & past employers:	Minding Miracles
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,969.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities (going back 3 years) please confirm the income listed is your's alone contingency plan for repayment if you lose your job	The nature of this loan is to pay off credit card debt. I am also taking over my debts. i do not have a rent payment I live with my parents. I have a car payment of $470.00 a month, my insurance is $100.00 per month, my discover card is $11,000.00, My mom's two credit cards total an estimated $13,000.00. I have been at my current job Minding Miracles Learning center for 11 years. It is a private school.
thanks for the reply - while it answers some questions not all were covered. please answer all questions - hopefully your income verification is in progress and will be completed soon - otherwise not sure if there is enough time.	Can you tell me what you need and how to verify my income.

Member Payment Dependent Notes Series 459474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459474	$14,550	$14,550	8.94%	1.00%	December 7, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459474. Member loan 459474 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,701 / month
Current employer:	U.S. Department of State	Debt-to-income ratio:	16.15%
Length of employment:	2 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	U.S. Department of State
Education:

This borrower member posted the following loan description, which has not been verified:

572763 added on 11/29/09 > This loan will be used to pay off a credit card that is currently at 14.99% interest. <br/><br/>My annual salary is $80,409 (GS-12).<br/><br/>I have never made a late payment on any loan or credit card, and will have no trouble making this monthly payment. My Thrift Savings Plan (government 401k) balance is over $32,000 as of Nov 2009, so in an emergency I could borrow from TSP to pay this loan off.<br/>

A credit bureau reported the following information about this borrower member on November 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,088.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above and what part of it will be paid off with this loan? Thank you.	Certainly. Discover Card (0.00% until May 2010): $6,000 Bank of America Card (14.99%): $16,000 I had another $6,000 on a Citibank card which I paid off with a Thrift Loan (at 3%). This loan will pay off the BOA card, leaving the Discover balance of $6,000. My wife recently finished school and will start getting a salary in March, which will take care of that balance.
Please respond to the following: What are your responsibilities at the Dept of State? Does your wife work now? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the minimum monthly payment of the BOA card you will pay off with this loan? Thank you and good luck with your loan	Thanks for the question. My wife does not currently work as she just finished her Ph.D. She was just hired as a lecturer and post-doc researcher at the University of Maryland starting in the Spring. The salary will be $42,000, so that will be a nice bump in income. Net Monthly Income: $4,500 Monthly Expenses Total (approx): $3,550 Rent: 1,605 Car (Lease): 272 Car Insurance: 120 Utilities Included In Rent Cable+Internet: 85 Cell: 120 Food/Entertainment/Etc: 600 Discover Card Payment (0% APR): 100 Student Loan: 280 Min Payment on CC (This Loan will pay off) = 360 The monthly payment on this LendingClub loan is $462, and I am using it to pay off my $360/month min payment credit card. My mandatory expenses per month will thus increase by $100 with this loan. (I have been paying more than the minimum on the card, though, so monthly expenses with loan will be roughly unchanged.)

Member Payment Dependent Notes Series 460048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460048	$5,000	$5,000	11.48%	1.00%	December 4, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460048. Member loan 460048 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	saint francis church	Debt-to-income ratio:	16.40%
Length of employment:	4 years	Location:	MEDFORD, NY

Home town:
Current & past employers:	saint francis church
Education:

This borrower member posted the following loan description, which has not been verified:

573849 added on 11/13/09 > i plan to use the money to pay down high intrest loan and cut my payment by 40 percent. i have earned a high credit score by making all my payments on time .<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,149.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please explain the debt you are wanting to pay off (amount, rate, payment, etc.)? The $10K is much higher than the debt that is shown in your report. Regards; Art	Type your answer here. i borrowed 10000 from a friend at 22percent for 3 years my payment is381.90. i can get 10000 from lending club at 11.48 for 329 and pay my friend back
What are your monthly expenditures? Are you the lone wage earner? If there is another, combined income?	Type your answer here. exp r 393 car payment and 125 credit card. im lone wage earner.
No rent/mortgage?	Type your answer here. yes no payment

Member Payment Dependent Notes Series 460057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460057	$10,000	$10,000	12.18%	1.00%	December 7, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460057. Member loan 460057 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,375 / month
Current employer:	Tennessee Valley Authority	Debt-to-income ratio:	18.70%
Length of employment:	8 years	Location:	FLORENCE, AL

Home town:
Current & past employers:	Tennessee Valley Authority
Education:

This borrower member posted the following loan description, which has not been verified:

573868 added on 12/01/09 > How I plan to use Funds: Pay off 2 credit cards. The revolving credit that is shown under my personal information also includes my car at $21000. My monthly budget with this loan is approximately $1500.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	60
Revolving Credit Balance:	$33,878.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) nature of your revolving credit balance if over the loan amount (heloc, other loans etc.) steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	My husband and I have a combined income of $130,000. My husband is responsible for the mortgage and HELOC. My responsibilites include my car ($400/month), insurance ($85/month), cable, utilities, cell phone ($400/month). I plan to use this loan to consolidate my credit card debt at a lower interest rate. The debit accumulated from our wedding, honeymoon, and one other vacation. My responsibilities at TVA include environmental reviews of larger projects. My current project can be found at www.TVA.gov/environment/reviews/nrp I had a deliquency on my credit report from several years ago. At that time I was supporting 2 other relatives on $26,000 /year. Once the account went to collections, I paid the debt in full.

Member Payment Dependent Notes Series 460116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460116	$17,500	$17,500	12.53%	1.00%	December 8, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460116. Member loan 460116 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	US Air Force	Debt-to-income ratio:	21.63%
Length of employment:	6 years	Location:	AURORA, CO

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,010.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-USAF Pay Grade? 2-Expiration Current Contract (ECC) Date? 3-Extending Enlistment? Or Reenlisting? 4-House and auto payments per month are$? 5-Credit Report reflects $20K revolving credit balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Thanks in advance for all answers. I invest after receiving your answers. MSgt USMC (Retired) Finance Office sends.	Hello Sir, 1. I am an E-5 over 6 years 2. I separate from the USAF in two years with a civilian job waiting for me in the place I work. 3. See #2 4. Auto - $285 House $650 - I receive $1580 in tax-free housing allowance. 5. The current amount I am sending towards this debt is $900 per month. $700 of that is for credit cards and $200 of that is the lawyers office. By consolidating the debts my total outlay per month will be $700 resulting in a $200 per month increase in cash flow. I am in an OK financial position now and am making this consolidation to increase my monthly cashflow and pay this off even more quickly. I have never made poor financial choices but a nasty divorce after deployment increased my debt considerably. Thank you for your inquiry, Daniel
Daniel. I wanted to take a second to THANK YOU so much for your service to this Great country. I will be helping you with your loan. GOD BLESS our military!	Thank you so much for that. I am always humbled by those comments. I have been on several deployments and they have all been costly but worth it. I love this country and all it has given me. I am proud to serve my fellow citizens and am very grateful to you all for helping me with this loan. Rearranging my debt will really make a difference in my life and my son's life.
Glad we can all help you get back on track! However, I'd like to know a bit more about the circumstances around how you got in debt, and how you are planning to not incur more debt once this is paid off. Thanks	While I was married, my wife and I had two credit cards together. One had a $15,000 limit and the other had a $12,000 limit. When I was deployed and it became evident that our ten year marriage was over, she decided it was a good time to get as much stuff as possible for herself and her small business. So, she maxed the cards out. I ended up with half that debt. Two months later, my son (five years old at the time) confided in me that she had been putting him in a dog kennel as punishment. As any father would do, I immediately filed charges and called child protection. The ensuing legal battle cost me $16,000 and resulted in her conviction of child abuse and neglect. I have a small business on the side and have worked my butt off paying this debt down. But, my current cards (thanks to the economic conditions) are all raising their rates and the payments will be unrealistic, not to mention I hate to give any bank 20% interest. I don't use the cards, have plenty of income and live well below my means. This is just the right financial choice to make under the circumstances. Thanks.

Member Payment Dependent Notes Series 460486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460486	$16,000	$16,000	13.22%	1.00%	December 3, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460486. Member loan 460486 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,724 / month
Current employer:	NB Handy	Debt-to-income ratio:	19.91%
Length of employment:	1 year	Location:	Sugar Hill, GA

Home town:
Current & past employers:	NB Handy
Education:

This borrower member posted the following loan description, which has not been verified:

574834 added on 11/22/09 > As mentioned, we are trying to keep our "head above water", but we are slowly sinking. We are a family of 5 with 3 small kids. We have recently moved out of state due to a job change and unexpected costs have caused us to charge more frequently on our credit cards. We have good credit and have always paid our bills on time but now we are just paying minimum payments. Life and the economy is stressfull enough these days but to not have credit card debt and medical debt would be a BIG stress reliever. Please consider us for funding!<br/> 574834 added on 11/28/09 > If we could pay off all our credit cards and medical bills, we will have enough money left over at the end of each month for unexpected costs and just to have money until the next pay period for clothing, groceries, etc. We will cancel all credit cards to ensure that we do not charge for unnecessary reasons, especially the smaller cards like BELK, BEST BUY, etc, if we we don't have the money for materialist items, then we don't need it and we will wait until the next payday, cancelling these cards will affirm our decision to charge.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	18
Revolving Credit Balance:	$15,171.00	Public Records On File:	0
Revolving Line Utilization:	36.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please discribe how $540.81 monthly payment would fit into your budget?	My lowest interest on a credit card now is 16.99% and my highest is 29.99%, as mentioned I am just making minimum payments each month. If I can combine one payment of $540.81 each month that would be less that what I have been paying individually, all the credit cards and medical bills would be paid in full and creditors and medical account collectors would stop calling requesting that I pay a little more if I can.
How much are you currently paying each month on the cc? What are the minimume payments each month on the cc? Please itemize your current monthly living expenses.	citicard-$200+, citifinancial $55.00, Belk $25, Best Buy $25, Lowes $100+, GE Money$160, (these are minimum payments on credit cards each month)Medical bills $900 + total (I pay about 25 to 50 each month on each medical account).
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	On Wednesday, November 24th, I emailed to the Lending Club Credit Review Team, two paycheck stubs dated 9/30/09 and 10/30/09, two proofs of residence, and employment contact information. Unfortunately, I am away for the holidays and I cannot give you exact totals for my monthly expenses, but this is a close estimate. Mortgage $1562, Van $279, Insurance $86, Life insurance, $102, Preschool $125, Power bill $130 to $300 (depending on the season) Gas bill $50 to $200 (depending on the season), Water/Sewage bill $70, Sprint $42, Phone/Internet/Cable combo package $180, medical bills total about $900 (I pay anywhere from $25 to $50 a month per arrangements). Total credit card balance are about $14,000 +, they are broken down as follows; Citicard $7000 + ($200/mo), Citifinancial $1400 ($55/mo), Lowes $1700 (106/mo), Belk $500 (25/mo), Best Buy $200 + ($15/mo) Ge Money $700 (36/mo), Ge Money $2400 (130/mo), Chase $130 (20/mo). The smallest interest rate on our credit cards is !6.99% and the highest is 29.99%. I believe this is about all our monthly expenses. If we can pay off all the credit cards and medical bills, we will not have to resort to charging for groceries, car repairs, medical co-pays, broken home appliances, etc. We will have enough money from month to month to pay out of pocket for these expenses. I will be glad to submit more information or documents should you need them. I hope this answered you question.

Member Payment Dependent Notes Series 460575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460575	$5,400	$5,400	7.74%	1.00%	December 7, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460575. Member loan 460575 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	kool Smiles	Debt-to-income ratio:	23.88%
Length of employment:	< 1 year	Location:	Longview, TX

Home town:
Current & past employers:	kool Smiles
Education:

This borrower member posted the following loan description, which has not been verified:

575054 added on 12/02/09 > This loan will be used to fund expenses for our wedding. Specifically, the money will be used for our honeymoon, dress, photography and facility rental.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,534.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 461133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461133	$8,000	$8,000	13.22%	1.00%	December 2, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461133. Member loan 461133 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Four Seasons Hotels and Resorts	Debt-to-income ratio:	14.92%
Length of employment:	1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Four Seasons Hotels and Resorts
Education:

This borrower member posted the following loan description, which has not been verified:

576107 added on 11/20/09 > Please verify me for a $8,000.00/3 Years/13.22%<br/> 576107 added on 11/23/09 > I really need to get this money, it will change my life.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,054.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Less than a year at Four Seasons Hotels and Resorts? What is your position, and please provide previous employment history? Thank you in advance.	I have been with the Four Seasons Hotels and Resorts for over a year. I have been employed with the hotel since before it was open to the public. I am a room serivce coordinator. I have a degree in Hospitality Business Management.
Please respond to the following: What are your responsibilities at Four Seasons? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I run the room service department at night. I am the only wage earner. No, mortgage. I out right own my car. If I loose my job I will be put on unemployment for 80% of what I made this past year. My company will also, have to give me 1 month of extra pay, as this is part of the severence package. With this loan I will be paying of credit cards, which I had to use to help pay for my education and economic stress, prior to my employment at the four seasons. My monthly bills are around $1,000.00, which is about 60% of my income. I plan on paying this loan off in 2 years intead of 3.

Member Payment Dependent Notes Series 461487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461487	$10,000	$10,000	13.22%	1.00%	December 3, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461487. Member loan 461487 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	IUOE Local 14-14B	Debt-to-income ratio:	15.21%
Length of employment:	5 years	Location:	WOODSIDE, NY

Home town:
Current & past employers:	IUOE Local 14-14B
Education:

This borrower member posted the following loan description, which has not been verified:

576783 added on 11/26/09 > We would like to pay our loan off in the next 2 years, getting this loan would take a lot of pressure off our backs and would give us the chance to start saving money to eventually buy a home and start a family with out having to worry how we're going to get through it.<br/> 576783 added on 11/26/09 > I've had trouble verifying my bank account, I spoke to some one yesterday and I was informed that this happens sometimes. Unfortunately because of the holidays I wont be able to fix this until Monday.<br/> 576783 added on 11/30/09 > Our bank account hads been verified! We would like to thank all those who have invested so far...we're almost there!<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	27
Revolving Credit Balance:	$9,538.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken to reduce your debt, other than requesting this loan? Please explain the delinquency 27 months ago? Thank you in advance for your answers.	The first thing I did was pay my store cards, which were hurting me very much. Once I had the chance I closed all of them so that I would only have 1 credit card to worry about. Unfortunately it hasn't worked out that way because I usually put as much money as I can towards payment but then I'm left with out any money, which then forces me to use my credit card. Im tired of depending on my credit card. 27 months ago we got married in Greece, that was in the middle of the passport frenzy going on and I didn't have mine. In the middle of all that hoopla I forgot to pay my VS card, but once I got home I did pay it, and I was in good standing until I closed the card in Oct. 08
Questions- 1.Occupation? 2. Either Apprentice? Or Journeyman? 3. What is IUOE Local 14-14B? (Carpenters? Plumbers? Pipefitters? Or what? Etc.). Thanks. LOL.	International Union Of Operating Engineers (Crane Operators) I work in their Welfare Fund (Member Health Care Benefits) Im a filing clerk, I also do info. input, I archive old files, odds and ends that no one else has the time or desire to do.
Greetings - Could you please describe your monthly expenses? That is, what is your monthly budget? Regards; Art	My monthly expenses include rent ($900), car($290.53), credit card (anywhere from $500-$800), savings account ($200), cable ($160) electricity($100), cell phone for both of us ($150), I also go to school part time and I have to pay a loan every 3 months ($168.32 for spring 09 semester) and I loaned money from my in-laws for fall 09 semester ($1.300) and I pay them every time I have extra money. We recently disconnected the house phone so that's pretty much it no room for anything else.
It sounds like you could use some help getting control of your debt and managing finances. I suggest that in addition to requesting this loan, you look into yodlee.com It is free, and although it takes some effort to set it up, I have found that using it has saved me money and time. Good luck on having your loan funded quickly.	Thank you for that tip I'll look into it now.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	Thanks for the tip, I'll get to it now.
What is your total household income?	I make about $2500.00 a month and my husband makes about $2000.00 a month. $4500.00 total (after taxes)

Member Payment Dependent Notes Series 461529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461529	$3,500	$3,500	13.92%	1.00%	December 4, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461529. Member loan 461529 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Central Islip Hauppauge Volunteer Ambula	Debt-to-income ratio:	5.36%
Length of employment:	3 years	Location:	BRENTWOOD, NY

Home town:
Current & past employers:	Central Islip Hauppauge Volunteer Ambula
Education:

This borrower member posted the following loan description, which has not been verified:

576868 added on 11/24/09 > Money will be used to pay for first semester of medical school expenses. I have a secure job as a Paramedic and will be working during school, alongside additional income as a professional barber will provide more than enough for repayment of loan. This also lends opportunity to continue to build credit history, so i can purchase a home within 5 years.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	37
Revolving Credit Balance:	$3,162.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will you be paying for future medical school tuition, and how will those future costs fit into your budget along with this loan? I list if your current monthly costs to show how you are going to make it all work would be helpful.	This loan is solely for the first semester of tuition. Although American University of Antigua is growing rapidly and is accredited in the USA, it is fairly young in existence (~6yrs) and does not have a school code yet (minimum 10 yrs required for a school code) - which the reason why I could not receive a private student loan.
Thanks for the response. I still do not understand how you are going to make this work once you are beyond the first semester. Certainly at your current income level you cannot afford to continue taking out 2500 dollar loans every semester for all the years of medical school. If you can put forth numbers and plan on how you are going to make this loan fit in with the costs of the rest of your education over the next three years I would love to help fund your educational loan.	The bank through which AUA receives its loans for its students has a GPA criteria I do not meet. After the first semester, however, I can use my GPA from AUA to apply for the loan through their bank. So this is a one time thing.

Member Payment Dependent Notes Series 461556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461556	$9,000	$9,000	11.48%	1.00%	December 2, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461556. Member loan 461556 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Thai 9 Restaurant	Debt-to-income ratio:	11.36%
Length of employment:	4 years	Location:	Dayton, OH

Home town:
Current & past employers:	Thai 9 Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

576916 added on 11/19/09 > I really enjoy working - I currently work six days a week. I was thinking of a more long term plan and decided I wanted to focus all of my income into eliminating my debt so that I would have the option of relocating in a few years.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,021.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe how the loan payments would fit into your budget. What are your currently monthly expenses?	My current monthly expenses are only rent, cell phone and the bills which I am condensing into one payment. As opposed to having a series of bills spread out over the course of a month - I could focus all my payments at the same time monthly in one bill.
Please describe your current credit card usage.	I currently only use my debit card. I'm only spending money that I already have. So I am not currently using credit cards.

Member Payment Dependent Notes Series 461586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461586	$25,000	$25,000	12.18%	1.00%	December 7, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461586. Member loan 461586 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$59,000 / month
Current employer:	U.S. Army	Debt-to-income ratio:	2.26%
Length of employment:	10 + years	Location:	NEWLLANO, LA

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

576961 added on 11/19/09 > Want to pay off some bills fast.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,361.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your income is 59K per month? What actions have you taken to reduce your debt, aside from requesting this loan?	I reported annual income, I'll revisit LC website and correct the discrepancie. Thanks for oversite.
Your military income NOT $59,000 per month; $5,900 per month probably correct. Revisit LC website and correct obvious error. USMC Retired Finance Chief	Thank you ,you are right I dont know how it was reported as such. I will go to the web site and fix it.

Member Payment Dependent Notes Series 461603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461603	$25,000	$25,000	19.13%	1.00%	December 2, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461603. Member loan 461603 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,792 / month
Current employer:	Washington State Fruit Commission	Debt-to-income ratio:	17.56%
Length of employment:	10 + years	Location:	MORRIS, IL

Home town:
Current & past employers:	Washington State Fruit Commission
Education:

This borrower member posted the following loan description, which has not been verified:

568749 added on 11/04/09 > I am starting an internet business, and my first website will feature housewares and home small appliances. I have incurred a lot of personal debt (approximately $40,000) and would like to free up my personal credit cards. My personal credit rating is excellent (at least it was prior to September 2009 when I started pursueing my own internet business and used most of my personal credit to fund it).<br/> Everything is being done professionally, and I wish to expand to additional websites within the next year. I have an MBA and a solid Marketing and Sales background. At one time I was a buyer of small household appliances. I know I can make this work and grow my business.<br/> 568749 added on 11/09/09 > I looked up my information on your web site and noticed it said I have worked less than 1 year in my currernt position. That is untrue. I have worked for the Pacific Northwest Canned Pear Service - under the umbrella of the Washington State Fruit Comm. since 1997 and my job is stable.<br/>Thank you for reading this and I hope you will fund me.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1976	Delinquent Amount:	$0.00
Open Credit Lines:	30	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$190,050.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you call Lending Club and ask them if they can correct the length of employment in your profile. If your business made zero $$ for the next three years, how would you fit the loan payment into your budget?	Thank you for your suggestion, I will do that. You proposed and excellent question, and I have thought about what you asked. I am not a negative thinker by any means, but if that scenario did happen, I would probably have to cash in some of my stocks and bonds to make payments. I do have a regular full time job and could probably squeak through if all I ate were egg sandwiches, but I do not expect that to happen to my business. To me, failure is not an option! I could also get a part time job on weekends to cover my commitment. I also have a life insurance policy that I could tap into if needed - it is a whole life policy and they say I can take out up to $35,000 at this point. I have had it since 1992. I hope this answers your question, and I hope you will feel confident enough to help fund me. Thank you - Rensi
Please provide a breakdown of your 190K revolving credit balance. Thank you in advance.	I have a new type of mortgage only offered to those with excellent credit. It is called an excellorator mortgage through GMAC.(Ally now) I have a limit of taking up to $185,000, and currently owe $180,000. My paychecks are direct deposited into the mortgage account, and I pay my bills out of a regular checking account connected to my mortgage. My interest rate on that currently is 1.00875 a year. Yes, less than 2% a year. That $180,000 is part of my "revolving credit". The other $10,000+ are my regular credit card charges. Approximately $5,000 of that $10,000 are charges for my regular job. I travel 20 states at least 3 weeks a month and those are air, hotel, car, food, which is reimbursed monthly or less after submitting expense reports. The other $5,000 are charges for food, bills, etc. which I try to pay off every month. Of course, a lot of my new business expenses are included in that $5,000 and $180,000 mortgage. I want to separate my personal from my business expenses as soon as I can. I hope this answers your question sufficiently. Thank you!
25K is enough to over come all start up costs and upkeep for 3-6 months? I assume the high amount of credit already revolving is why you are not going to a bank. After all, less than 2% is very impressive... here you are straddled with almost 20%. I would think that would be almost insulting. Why are you looking for funding here and not through local investors and banks?	That is a good question. I am a member of The Tax Club, and they are preparing my website, key word, SEO, etc. They are also handling my business credit. They were the ones who suggested I submit an application to Lending Club to help establish corporate business credit. I am following their guidelines. I have not even attempted local investors or my local bank. Thank you for your suggestion - I believe I will try there as well.
If you are paying considerably much less than the inflation rate on most of your debt, how do you feel about paying here 19.13% for this loan? Do you forsee that 1.00875 APR going up for the debt you are already carrying?	Another excellent question. The reason I am willing to go the 19.13% is because it will separate my personal debt form my business debt. I have applied for corporate credit cards, and have received 3 just this weekend. Amx - not revolving - must pay off every month, Discover - with a small limit until the corporation proves it can pay the bills, and a Mastercard with a $9,000 limit - which will increase once the business proves it can pay bill on time. My main concern is getting my business expenses off my personal account, so I can free up personal credit in case of an emergency. Thank you for your interest.

Member Payment Dependent Notes Series 461723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461723	$14,000	$14,000	13.57%	1.00%	December 4, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461723. Member loan 461723 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Safedesk Solutions	Debt-to-income ratio:	8.80%
Length of employment:	2 years	Location:	PLACENTIA, CA

Home town:
Current & past employers:	Safedesk Solutions, Northrop Grumman, Tektronix Inc.
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

577235 added on 11/20/09 > I have accrued these debts while a student at USC (food, rent, books) and want a structured single payment solution to gather the debt and ensure that I dont fall into the "reuse open balances" trap. After repayment I am closing all except $1500 in revolving credit lines.<br/> 577235 added on 11/28/09 > Sorry Member_544579, I accidentally clicked the "IGNORE" button. Holiday drowsiness I think.<br/><br/>I will send the email starting the verification process tomorrow morning. Away for the holidays but I presume that I can get that taken care of when I return Tuesday. Thanks and sorry again for the 'ignore'.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	24
Revolving Credit Balance:	$11,284.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your current usage of credit cards.	My usage to this point has been "get through school". This imposes a certain diversity on the costs... car maintenance (I am perfectly happy with an older car though it has it occasional ~suprises~), rent, school books, and even food during the summer months. These have receded somewheat but dealing with the credit card companies has made me a bit sick to my stomach, even though I have been a very good debtor and never missed a payment (or even late). My primary goal reaching out at lending club is to be done with credit cards (more specifically the companies). Several CC companies (which AmEx is the most offensive) in bad faith reduced limits to just above my outstanding balance (from $25k to $15k to $8k). I NEVER missed a payment and had no marks on my credit report or history. I would like to cancel these cards and not have to deal with these companies again; even if it mean I have to pay a small premium (1-2%) to do so. It is worth the price. I have NEVER missed a payment and before Amex brought my limit to within $100 of my balance I had a credit score of 740+. Their continued reduction of my limit with every payment frustrates the purpose of my payments and has kept me at a constant 90%+ utilization. caused a STRONG distaste for these companies and sending my interest and monies to them. I can answer the question with a bit more specificiity if needed though the bottom line is the charges really span a broad range. If you can specify more I can clarify a particular category or expenditure class.
Please respond to the following: What are your responsibilities at Safedesk? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (24 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am single and the sole occupant of my house. I live in a family house and have zero rent. The home is owned by my family outright and their is no mortgage or other encumberance attached to the property or house. Utilities (gas, water, electric) come to about $400/month. I am perfectly happy with my '91 mercedes (which I purchased several years back with cash) and owe nothing on it. It does require regular maintenance and repairs though averaging around $150-$200/month. Fuel bills to and from the office total about $250/mo. My primary responsibilities at Safedesk are as an engineer. We provide managed pc solutions to medium and large telephone service providers. I am the chief architect of the technology which we have licensed to several telephone companies servicing several million subscribers. My contingency plans would be to return to web and technology consulting. This is something I did some time back but chose to leave the field just because the added stress of dealing with new clients and projects. The pay was good but I wanted to move toward something new with Safedesk. In the event something went ~wrong~ there I would simply return to the alternate (albeit a bit more stressful) income stream. The interest rates on my revolving credit lines varies between about 20%-25. These 3 credit accounts require minimum monthly payments totaling about $430 (about my expected monthly payment though Lending Club but LC will provide a shorter term to repayment). As mentioned I have not missed a credit card payment in over 10 years (when I was 19 I missed one, I am currently 29). The hit on my credit report from about 2 years back is the result of a $10/month student loan going into repayment erroneously. There was an issue at the school with registeration so my federal loans (totaling $1000) went into repayment status. I did not know about this (because I was still a student the loan should have remained in deferment) and Sallie Mae attempted to contact an old out-of-date address and not the permanent address which they had on file. Because it was a federal loan I was told by Sallie Mae the would not (and could not) remove the delinquincy from my credit report. This loan has a total monthly burden of $10-15. I do not intend to pay this loan off with LC funds though because it carries a 3.5% interest rate.

Member Payment Dependent Notes Series 461745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461745	$25,000	$25,000	11.48%	1.00%	December 3, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461745. Member loan 461745 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Smith, Adcock & Company CPA	Debt-to-income ratio:	9.90%
Length of employment:	6 years	Location:	Roswell, GA

Home town:
Current & past employers:	Smith, Adcock & Company CPA
Education:

This borrower member posted the following loan description, which has not been verified:

577286 added on 11/19/09 > Trying to consolidate one credit card to a loan with a fixed rate<br/> 577286 added on 11/20/09 > I have a very secure job- professional (CPA) have never paid any cards late- has the finances to pay this loan monthly trying to save on monthly interest - current credit card promo rate will expire in two months therefore looking for alternative<br/> 577286 added on 11/24/09 > I am not the sole income provider in our house. My husband has a good stable job. Our debt started from a move from Georgia to Iowa for my husband to return to college. Things did not work out in Iowa after a year and we lost quite a bit in selling our home in Iowa- The moving expenses to/from paid by ourselves added to our debt. Both of our companies wanted us to return to GA and took back our original jobs. My husband being with his company for ten years and mine a total of over five years. We are both responsible professional people.<br/> 577286 added on 11/25/09 > Our gross household monthly income is $11308 (includes husbands income).<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,928.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DO YOU PLAN TO TAKE PROCEEDS IF LOAN DOESNT FULLY FUND	Hi! I believe the loan is fully funded now. HOpefully within the next day the loan will be fully approved. They have received all the documents required (W2/Tax Returns etc). Unfortunately I sent the email in pdf form of all the info twice last week and wasn't aware until yesterday it was not received. I faxed this morning so hopefully all is ok now. Thanks!
FYI--SHOULD YOUR LOAN NOT FUND AND YOU REAPPLY MAKE SURE YOU HAVE LC APPROVE AND VERIFY YOUR LOAN SO IT WILL GO THROUGH	Thank you I definitely will!

Member Payment Dependent Notes Series 461755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461755	$9,600	$9,600	8.94%	1.00%	December 7, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461755. Member loan 461755 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,417 / month
Current employer:	CVS	Debt-to-income ratio:	18.41%
Length of employment:	9 years	Location:	JOHNSTON, RI

Home town:
Current & past employers:	CVS
Education:	University of Rhode Island (URI), Rhode Island College

This borrower member posted the following loan description, which has not been verified:

577311 added on 11/25/09 > Hello All <br/>I am looking to pay down all my high interest credit card debt. This loan would allow me to reach that goal in 3 years. My credit history is solid. I always pay my bills on time. Thank You for taking the time to consider this. Please help me reach my goal and also make some nice low risk return on your investment.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	16
Revolving Credit Balance:	$9,571.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please explain the delinquency and inquiries. 2. What will your monthly budget look like after you get this loan?	I had a deliquencey on 1 account that was automaticly debited from my checking account. I changed banks and forgot to update that account. As a result the automatic payment was not recieved and the account went 30 days past due. Basicly the 305 montly payment would be about 50 dollars per month more than all my min payments. Between my wife and I are monthly income is about 6500 a month.

Member Payment Dependent Notes Series 461778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461778	$10,000	$10,000	8.94%	1.00%	December 4, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461778. Member loan 461778 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	The Crazy Crab	Debt-to-income ratio:	15.05%
Length of employment:	< 1 year	Location:	Ridgeland, SC

Home town:
Current & past employers:	The Crazy Crab
Education:

This borrower member posted the following loan description, which has not been verified:

577356 added on 11/19/09 > This loan is to improve a home/business project.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	51
Revolving Credit Balance:	$37,471.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of the business? Please elaborate on what you plan on doing with the loan.	The purpose of the loan is to renovate a space in my home to utilize as a home office. Additionally, I will be acquiring newer computer/printing equipment and accounting software. The nature of the business is marketing and desktop publishing services. I perform these services in addition to my full-time employment. In order to service my clients more effectively, I need to expand my operations.
What is your position at The Crazy Crab? Is the income based on 1 or 2 individuals? What are your monthly expenses	I am the kitchen manager. I have been there for over 20 years. The restaurant is a high volume seafood restaurant located in Hilton Head Island SC. The income is based on one individual. My monthly expenses are approximately $2000/month.
Do you have a business development plan? Any current clients?	I do not have a business plan as the marketing and desktop publishing is something I have done on the side for 2 years. I do have 5 regular clients and have picked up 2 more beginning in January 2010.

Member Payment Dependent Notes Series 461802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461802	$24,250	$24,250	13.92%	1.00%	December 8, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461802. Member loan 461802 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Metals West Inc	Debt-to-income ratio:	2.06%
Length of employment:	10 + years	Location:	KENT, WA

Home town:
Current & past employers:	Metals West Inc
Education:

This borrower member posted the following loan description, which has not been verified:

577401 added on 11/19/09 > I have with this company for 20 years. Have outstanding credit and credit history.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,834.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
According to your loan application you are requesting a loan for home improvement but you are a renter....so can you explain exactly what you are planning ?	Type your answer here. I'm selling my summer cabin. It just needs work and a few upgrades.
Just to clarify, you rent the home you live in, and own a summer cabin? Thank you in advance.	Type your answer here. Yes thats true. My Summer cabin is in Eastern Wash. I work in Western Wash.
WHAT IS YOUR POSITION WITH METALS WEST	Type your answer here. President

Member Payment Dependent Notes Series 461831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461831	$8,000	$8,000	12.53%	1.00%	December 2, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461831. Member loan 461831 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	State Street	Debt-to-income ratio:	1.81%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	State Street
Education:

This borrower member posted the following loan description, which has not been verified:

577447 added on 11/19/09 > I need this loan to pay off my parent's mortgage. This amount will take care of what they need. I have a 6% debt ratio to my personal income and work in the financial industry, making 63K plus bonus. I've been at my company for 2+ yrs now and have become an indispensable asset to my firm.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	52
Revolving Credit Balance:	$4,676.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why are you paying a mortgage with this loan at an interest rate of 12 percent. The mortgage must be a much lower interest rate	Can you clarify what you're asking.
I am wondering the same thing as 285787; Is the remaining balance of the Mortgage $8,000? What is the interest rate? If it is less than 12.53%, wouldn't it be better to keep the mortgage rather than to switch to a higher LC rate loan?	This isn't the last mortgage payment. They were two months behind which was equivalent to 28K and so the bank began the default processes. They paid off 14K about 2 wks ago, but needed an additional 14K. I paid 6K from one of my personal accts and needed an additional 8K to pay off the rest. Due to the economic downturn, they weren't able to rent out this building, however they just recently got a new tenant that is supposed to sign beginning in Dec or Jan. They're paying 10K and the other tenant is paying 6K / month.
Why are you paying a mortgage in a lump sum with this 12.53% loan when you can make the monthly payments for your parents at a lower interest rate?	Please revert to my response to member_542952
Do you still need this loan now that the mortgage is up to date and there are tenants in the building?	This loan would make the mortgage up to date. So yea. Thanks.
Please explain the delinquency from 52 months ago. Thanks.	Being it was 4 years ago, I was in college and most likely forgot to pay my bill. Thanks.

Member Payment Dependent Notes Series 461846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461846	$14,400	$14,400	12.18%	1.00%	December 7, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461846. Member loan 461846 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	Missouri State Highway Patrol	Debt-to-income ratio:	0.00%
Length of employment:	10 + years	Location:	HALLTOWN, MO

Home town:
Current & past employers:	Missouri State Highway Patrol
Education:

This borrower member posted the following loan description, which has not been verified:

577470 added on 11/23/09 > Pay off personal Debt and auto Repairs<br/> 577470 added on 11/24/09 > I am always one to pay my bills on time.<br/> 577470 added on 11/25/09 > I am also trying to help my daughter with college, for the coming spring semester.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Less than a year with Missouri State Highway Patrol? Please provide previous employment history. Thank you in advance.	I am sorry, i must have marked that wrong. I have been employeed with the Highway patrol for 13 years this past august.
Hello! Investors may feel more confident if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	ok.
Please respond to the following: What are your responsibilities at the highway patrol? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. You don't show a revolving credit balance above. What is the nature of the debt? Personal loan from a friend, etc.? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My resposibilites at my job is to over see a group of employees that give driving tests to the public. I am the sole income of the house. We also have a farm the has some income. My house and farm is paid for and have the general monthly bills. {Utilites, taxes, gas} ect. I have a loan from a family member and would like to have it paid off. I need to make some repairs to my vehicles and my home. I would also like to be able to help a little extra for my daughter that is in college.

Member Payment Dependent Notes Series 461894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461894	$5,000	$5,000	14.26%	1.00%	December 3, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461894. Member loan 461894 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Military Sealift Command	Debt-to-income ratio:	17.64%
Length of employment:	< 1 year	Location:	Newport, OR

Home town:
Current & past employers:	Military Sealift Command
Education:

This borrower member posted the following loan description, which has not been verified:

577557 added on 11/19/09 > Family member (mother) illness forced me to take 6 months off work (2 months without pay). I'm back to work full time 1 December as a Merchant Marine Officer, and need the loan to stay ahead of my bills for the next month or two.<br/> 577557 added on 11/20/09 > Corrected length of employment with Military Sealift Command is over 19 years with 10 years service in the U.S. Coast Guard.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	10
Revolving Credit Balance:	$54,165.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions 1-Position MSC? 2-$54,165 revolve credit; CC pmts $? (Total paid pm; not minimums due.) I invest after receiving answers.	1.) My position with MSC is 3rd Officer (W)/GS-9. 2.) Not sure about "Total paid pm" question?? CC pmts=1417.00 a month

Member Payment Dependent Notes Series 462058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462058	$10,000	$10,000	8.59%	1.00%	December 2, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462058. Member loan 462058 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,792 / month
Current employer:	USDA Forest Service	Debt-to-income ratio:	8.31%
Length of employment:	10 + years	Location:	Bayfield, CO

Home town:
Current & past employers:	USDA Forest Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,627.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your 20,627 revolving credit balance consist of?	Several credit cards. I want to 0 out 3 I have at this time.
I have the following questions: 1. Can you please verify your income with LendingClub (Give them a call to find out how)? 2. Can you please, list the balances and rates of the loans you are trying to consolidate? 3. Can you please,list your monthly recurring expenses? Thank you!	I work for the Federal Government. The amount listed is my annual salary.
This is the follow-up on the questions I had asked before: 1. Please, follow up with LendingClub on your income verification - Simply stating that you work for the Federal Government doesn't sound convincing. It makes you special, but not that special! 2. Can you please, list the balances and rates of the loans you are trying to consolidate? 3. Can you please, list your monthly recurring expenses? You have a good credit and working for the Federal Government makes you a great borrower, but lenders would like further clarification. Please, take your time and answer the questions I have just asked, as in detail as possible. Thank you!	1. I didn't mean it to sound special working for the Federal Gov't. I am Asst. Ctr. Mgr. in an Interagency Dispatch Center for the Forest Service. 2. 1149.63(12.9),3497(18.24),1330.38(10.24), and personal loan of 3250. 3. Approx. $2500.

Member Payment Dependent Notes Series 462101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462101	$17,000	$17,000	8.94%	1.00%	December 3, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462101. Member loan 462101 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	GetFugu.com	Debt-to-income ratio:	2.19%
Length of employment:	< 1 year	Location:	Reseda, CA

Home town:
Current & past employers:	GetFugu.com
Education:

This borrower member posted the following loan description, which has not been verified:

577911 added on 11/20/09 > When can the fund be deposited?<br/> 577911 added on 11/25/09 > Please see my employment history<br/><br/>GetFugu.com Sept 2009-Present 2009<br/><br/>Database Administrator, making 120k a year.<br/><br/>Process America Mar 2009-Sept 2009<br/><br/>Database Administrator, making $135k annually.<br/><br/>Experian Oct 2007-Mar 2009<br/><br/>Database Administrator, making $115k a year<br/><br/>First Data May 2002- Oct 2007<br/>Database Administrator, making $100K a year<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,646.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your revolving credit balance of $63,646.00 consist of? Less than a year employed at GetFugu.com? Please provide previous employment history. Thank you in advance for your answers.	Do you have a email address so that I can send you my employment history, asset/liability, income/expense report? Thanks a lot
The funds can be depositied as soon as you give a few more details regarding the loan: 1. What do you do @ GetFugu.com? 2. What were you doing before joining them? 3. Can you please, verify your income with LendingClub (Give them a call to find out how)? 4. Can you please,list your monthly recurring expenses? Thank you!	Do you have a email address so that I can send you my employment history, asset/liability, income/expense report? Thanks a lot
You can reply the same way you just did, you do not reply to Lenders' email addresses. Thank you.	Employment history: GetFugu.com Sept 2009-Present 2009 Database Administrator, making 120k a year. Process America Mar 2009-Sept 2009 Database Administrator, making $135k annually. Experian Oct 2007-Mar 2009 Database Administrator, making $115k a year First Data May 2002- Oct 2007 Car
please provide info to EVERYONE via description or this post or you have ZERO chance of getting funded.	Employment history: GetFugu.com Sept 2009-Present 2009 Database Administrator, making 120k a year. Process America Mar 2009-Sept 2009 Database Administrator, making $135k annually. Experian Oct 2007-Mar 2009 Database Administrator, making $115k a year First Data May 2002- Oct 2007 Car
All earlier questions were from individual investors (lenders) interested in helping to fund your $17,000 vacation loan. Communication is done through Q-and-A format- NOT by using individaul personal email addresses. Your $17,000 Vacation loan has little chance being funded if you continue to NOT answer questions as asked- $63K revolving credit balance, position @ GetfuGu.com, employmnet PRIOR to GetFuGu.com, etc.	Employment history: GetFugu.com Sept 2009-Present 2009 Database Administrator, making 120k a year. Process America Mar 2009-Sept 2009 Database Administrator, making $135k annually. Experian Oct 2007-Mar 2009 Database Administrator, making $115k a year First Data May 2002- Oct 2007 Car My revolving credit balance is I borrowed $57000 Home Equity Line three years ago to remodel my house.
This is the follow-up on the questions I had asked before: Please, answer the questions lenders ask to be the best of your abilities. No need for reports attached and sent over the email. These answer are for all lenders' benefit and not just mine. Take a look at the site and get acquainted with how other borrowers approach lenders' questions. Please, answer the following questions: 1. What do you do @ GetFugu.com? 2. What were you doing before joining them? 3. Can you please, verify your income with LendingClub (Give them a call to find out how)? 4. Can you please, list your monthly recurring expenses? Thank you!	Employment history: GetFugu.com Sept 2009-Present 2009 Database Administrator, making 120k a year. Process America Mar 2009-Sept 2009 Database Administrator, making $135k annually. Experian Oct 2007-Mar 2009 Database Administrator, making $115k a year First Data May 2002- Oct 2007 Car My monthly recurring expenses is $2300 monthly mortgage + $450 HOA due. I will contact LendingClub to verify my income. Thanks a lot,
You didn't answer an earlier question from another lender regarding the origin of the $63,646 of revolving credit. That is a very high amount...Just a reminder that it will help your cause to answer questions regading your financial situation or it may inhibit your loan from getting funded. Also you have listed $2750 as your monthly recurring expenses. What about your other debt and utilities? How much? How will this new loan for a vacation affect your monthly budget? Will you be using automatic withdrawal for your payments to lending club?	As I mentioned in one of my prior answers, I borrowed $57000 home equity line in 2006 to remodel my home. I will be using automatic withdrawal for my payments to lending club.

Member Payment Dependent Notes Series 462143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462143	$25,000	$25,000	14.96%	1.00%	December 2, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462143. Member loan 462143 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,683 / month
Current employer:	General Electric	Debt-to-income ratio:	0.47%
Length of employment:	7 years	Location:	Oak Creek, WI

Home town:
Current & past employers:	General Electric
Education:

This borrower member posted the following loan description, which has not been verified:

577981 added on 11/20/09 > Overview<br/>My company is an upscale women's clothing boutique that will open in March 2010 via storefront in Milwaukee, WI and via an e-commerce website. In addition to clothing and accessory offerings, the store will have exclusive personal style services, thus ensuring that our customers are well dressed. <br/><br/>Meeting Customer Needs<br/>An estimated 41% of US women are larger than a size 14, making up a critical mass of buying power eager to covet clothing. Yet there are significantly lower levels of satisfaction amongst plus sized shoppers than compared to non plus, thus creating an unique opportunity for new competition in the plus sized apparel market.<br/><br/>Management<br/>With over 20 years of combined experience in marketing and business operations, the co-owners have gathered the expertise to complement and grow the business. Our advisory team holds expertise in retail accounting, legal contracts, and public relations. <br/><br/>Finances<br/>The start-up costs for the business consist primarily of initial inventory, operation expenses, equipment and fixtures and are estimated at $110,000 of which the owners will inject 77%-$85,000. A remainder of 23%-$25,000 of start-up funds needs to be secured via either a private investor or bank loan.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,910.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hasn't Milwaukee, WI been hit kind of hard by the economic events recently? Is there a viable customer base there for your type of business?	CriticalMiss, every city has been hit by the recent economic events. However, there are signs of recovery, especially in retail. Industry reports show that many retailers are returning back to black. October sales have increased from the previous month. While not back at the same pace of 2007, there has been documented increase. To address the price sensitivity that many consumers are feeling, we are cognizant that we must carry designers at various price points, ranging from moderate to better. A recurring theme that Target has been using is the "Frugalista". Meaning a woman that adores fashion, but wants the best bang for her buck. We are directly in alignment with that, staying true to high quality garments, but working with the designers to be more flexible on the wholesale price, allowing us in turn to be more flexible on the retail price from the consumer standpoint. The beauty of our business is that we're going into a massively underserved market, specifically in the Milwaukee area. A competitive analysis for Milwaukee shows that there is only one direct competitor in the boutique plus-sized niche market. And we've been keeping a watchful eye on them. They originally marketed themselves as a plus size boutique, but as of recent have been shying away from that moniker. We are unabashedly committed to providing fashion forward apparel to full-figured women. It is our exclusive focus. Lastly, regarding your question about there being a viable customer base for my business, please see the question below, I've addressed it there as you both asked similar questions. Thank you for your question!
Are there many "plus-size" (fat) women customers for an upscale (high-end price) womens clothing store in Milwaukee?	RetiredUSMCInvestor, yes, there are many plus-size (fat ;-) women who are in the market for the upscale apparel that Boutique Larrieux will be offering. The primary Boutique Larrieux customer is a professional woman with an individual annual income over $75,000. She is college-educated, and lives in a higher-income neighborhood. We call her the ???Progressive Fashionista???. As apart of our business research, we did our homework in terms of demographics. Our research focused on women who fit into our customer profile, and live in the county of Milwaukee, as well as the five surrounding counties (Racine, Kenosha, Waukesha, Washington, Ozaukee). In this subset, there are nearly 60K women who meet our criteria. There is also a migratory group that has an individual income of $50,000 - $74,999. They too are college-educated and live in a higher-income neighborhood. They are cognizant of fashion trends, but tend to hold off on making the purchase until the trend becomes widespread. We call her the ???Transitional Explorer???. Yet, another potential customer base to tap into. Keep in mind that we also have an ecommerce component to our business. When that comes into play, the number drastically jumps to 1.6MM. We are putting a great deal of work into the design of our website. Focusing on search engine optimization, consistently refreshed content, and navigation friendly layouts ??? we are working aggressively towards making our website a destination for the fashion forward plus-sized shopper. Thank you for your question!
Hello! Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedited their completion. Thank you.	hiroshige, thank you for that feedback, it is greatly appreciated. I will be contacting Lending Club to address further.
RetiredUSMCInvestor- again. Usually avoid start-up biz HIGHLY dependent consumer discretionary spending, (clothing, accessory; mid-to-up-scale dine-in restaurants, travel related, etc). Making exception because well constructed biz plan effectively articulated to investors AND contains alternatives (different price points, develope Internet website, promote on-line sales w/higher net-profit profit margins than "brick and mortar" store sales, etc.) Consequently am investing your loan. An "aside"- demographics consistently prove more "plus size" women live in southern states. That should be where Internet advertising targeted; LA, AR, MS, AL, GA, SC, NC have highest percentages "plumper" women. P.S.- You diplomatically handeled "FAT" women question. LOL.	RetiredUSMCInvestor thanks for the feedback! I completely agree with that there is a significant demographic disposition of plus size women in the southern states, perhaps given to the cuisine commonly consumed there! Looking forward to seeing you in my investor list soon :-)
Will you be working with any local clothing design talent to source your clothing from? I'm a Milwaukee resident looking to invest locally. I'm wondering if your business will "invest" in the talented people in the greater Milwaukee area?	Member_577931, I definitely plan to work with as many local vendors as possible. Our interior decorator is a resident Milwaukeean (and a graduate of Mt. Mary???s Fashion Design program). We???ll also be working with local independent contractors for our store build out as opposed to the big companies to provide an opportunity to fellow small businesses in the area. As for the fashion designers, now that???s a more interesting case. The majority of our garment orders are with designers who exclusively design for plus sizes. These designers are from all over the world, we???ve placed orders with designers in the US, Europe and Asia. With the plus size market being underserved, it is very challenging to find a designer that is willing to grade (re-cut) their designs to work for plus sizes. Occasionally, we have been able to find some US designers who are willing. But most tell us no because we can???t order large enough quantities. If they do grade their designs, they need to sell a large quantity because of factory order requirements of 100 pieces per garment. That being said, if you know any local contemporary womenswear designers that would be willing to grade their pieces for plus size, please let me know, I would definitely take a look! Thanks for your question.
I noticed that you have an almost identical ad on Prosper. How will the two loans (totalling $50K) fit into your budget? That seems like quite a bit to pay off in 36 months.	Member_579792, I found out about both Lending Club and Prosper at the same time and wanted to try both of them out. Our business plan originally called for approximately $50K in loans. When traditional bank lending didn???t work out for us (due to being a start-up in the current economic climate), we decided to increase the amount we would fund from personal savings etc. I saw this as an opportunity for us to potentially scale back on our savings contribution, and finance the remainder. I???m not terribly concerned about having $50K in loans out all at one time as 1.) It was our original plan and 2.) My co-owner/husband will be maintaining his director level position at a Fortune 200 company. We also adjusted our personal financial planning to accommodate payment for $50K in loans if business is slow to start. Thanks for your question!
Saw a lady on Shark Tank with similar idea, looking to land Retail Store in Texas. Outside of Location this looks the same. The Founder of Fubu was finally coaxed into the deal by a secondary investor... he is a clothing Guru and was hesitant. Money moves in Texas and the South has a knack of dressing up the Belles of all sizes. What is the Fashion like in WI? I am very interested in such ideas and would like to know more about your plan. Thank you.	FastFoodLifers, at first glance, one would think that the style in WI tends to be on the conservative, or maybe even less fashion forward side. However, there are women here that are passionate about their dress. Most often, they will travel to Chicago to purchase their clothing because the options there seem more progressive. Additionally, there aren???t many options for them here in Milwaukee. This is one of the many reasons that we want to bring a store of this type to Milwaukee. Plus size women in most cities are relegated to what I call the ???Big 3??? in full figured fashion: Lane Bryant, Torrid and Department Stores. Each has significant footprints in all malls across the US, and a strong following online as well. But when it comes to finding pieces from designers that aren???t mass-produced ??? herein lays the struggle, and opportunity. I commonly hear from plus size women that while they like the fashions they find at Lane Bryant, but they know they???re going to run into someone else with exactly what they have on (given the lack of variety on where to shop). Boutique Larrieux has already placed orders from designers from literally around the world. We order wide and shallow, ensuring that there is massive variety, but limited repeats on size so you know you won???t run into someone else with what you have on. Long answer, but just wanted to give the full picture. Thanks for your question!
Do you plan to extend your loan listing if it is not fully funded on 12-4?	hiroshige, still debating at this time. I may take the partial amount or extend the listing.
As Member_577981 pointed out, you have applied for a loan of 25K on prosper.com as well (listing URL: http://www.prosper.com/invest/listing.aspx?listingID=434499 ). Could you confirm that you have sufficient funds to pay it back. Seems that your prosper listing has been fully funded.	impartial-deal, currently have a full time job that gives me my stated income ($92,500/yr). I am an IT Project Manager. I will leave my job to work full time in the store in February. My husband, who will be continuing his job, will provide our household income. In turn, you may have a need for more information if we have to rely on my husband???s income. Here are details about his monthly income, years at current employer, and our combined monthly outgoing payments. Husband???s income: $165K annual gross/$8755 monthly net (includes taxes,401K,health/dental,insur.). 2 months at current employer (he recently relocated from Germany, there he was with his employer for 4.5yrs). Only outstanding debt is $26K, my student loans. Revolving balance shown not entirely accurate as we pay off our credit card bill monthly. Monthly expenses are $4339 (includes ALL household expenses: rent, gas, food, insur., utilities., student loans, travel etc). As stated previously in another question above, Im not terribly concerned about having $50K in loans out all at one time as 1.) It was our original plan and 2.) My co-owner/husband will be maintaining his director level position at a Fortune 200 company. We also adjusted our personal financial planning to accommodate payment for $50K in loans if business is slow to start. Thanks for your question.

Member Payment Dependent Notes Series 462171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462171	$19,500	$19,500	15.31%	1.00%	December 4, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462171. Member loan 462171 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	15.89%
Length of employment:	n/a	Location:	layton, UT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

578022 added on 11/20/09 > We are a 15 year old company starting an Internet marketing campaign. We are using these funds to purchase banner ads. We have seen a 5 to 1 return on our invest so far.<br/><br/>I am currently retired but have a majority share in this company. <br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1965	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,039.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Source of 7.5K monthly income is from pension? 19.5K seems a bit high for banner ads - what alternatives have you looked into? In business for 15 years but only 2 years on the web?	My source of income is from retirement fund. We are funding a pay-per-click campaigne. It can be any amount that you want. The more you fund the more customers you get. We have had a website and presence on the Internet from the beginning. We just started Internet advertising over the past two years.
Q: 1-$7,500 pm Income-1 person? 2-Income sources? 3-House and auto pmts pm are $? 4-$34K revolve credit; CC pmts $? (Total pmts pm; not minimums due.) I invest after receiving answers. Thanks. LOL	1. The $7,500 is mine. 2. It is a combination of pension, SS, investments, and profit sharing from my company. 3. mortgage is $1,200 no auto loans 4. I have 0 outstanding balances on credit cards. I use a credit card to pay certain bills during the month but always pay off any balance at the end of each month. The $34K may be a HELOC that I have (currently about $24,000) I am paying interest only on that right now because it is at 4%.
I handle pay-per-click campaigns, so I know how they work and what they cost. What precisely is your company selling?	We provide a training course on personal finances tied in with an affiliate program so our customers can make money by posting their own ads. The landing page that has worked the best for us is www.moneymasteryforlife.com/mmfl_biz.php
i am interested in participating but curious.. if you have a HELOC at 4% why are you looking to borrow at a higher rate?	The HELOC is my personal loan. This loan is for my business and will be paid by my busines. I have loaned money in the past to the business but it gets confusing and my partners aren't as quick to repay it. This is a much cleaner method.
Hello, could you please tell me the name of your business and what services you/they provide? Thanks so much.	It is Money Mastery For Life. www.moneymasteryforlife.com. Go to www.mmforlife.com to get a free trialof the product. We teach people how to organize their personal finances with some cool new technology.

Member Payment Dependent Notes Series 462244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462244	$17,500	$17,500	12.53%	1.00%	December 4, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462244. Member loan 462244 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,103 / month
Current employer:	County of San Diego	Debt-to-income ratio:	20.85%
Length of employment:	3 years	Location:	Chula Vista, CA

Home town:
Current & past employers:	County of San Diego
Education:

This borrower member posted the following loan description, which has not been verified:

578131 added on 11/23/09 > I would just like to get all my debts consolidated into one payment at an interest rate lower than what the credit card companies are billing. I have a stable job and will get a 5% raise the coming year. I have been with this company for over 3 years. I always pay my bills on time, and have absolutely no late payments on my credit history. My husband and I make more than $6000/month net, and the payment will come out of our joint account.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,859.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the county? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am an eligibility worker. My job entails determining an individual's eligibility to receive public assistance. Citicard: $8494 at 17.9% ($150) Juniper: $3795 at 19.9% ($35) 76 Gas Card: $2370 at 23% ($70) Macys: $1070 at 23.99% ($35) Home Depot: $190 at 21% ($10) My expenses: Rent - $1765 Husband's car loan #1 - $457 Husband's car loan #2 - $359 Time share-$162 Life insurance- $68 Gas - $300 Car Insurance- $170 Cell phone- $130 Debt outlined above -$600 as I try to pay twice the minimum. Cable/Internet/Phone- $155 Water-$92 Electric-$100 Food: $400 Eating out, going out, clothes, kids' allowances, savings, and other expenses: pretty much the rest.... money goes fast Our contingency plan is that we'll move to one of our parents' houses if one of us loses our jobs. That way we would save on rent. Our dream is to buy a house though, so hopefully we can continue to have our stable jobs.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: why is the loan amount (17.5k) greater than your revolving credit balance (15.9k)? nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I will be faxing my income verification to them on Friday, as they have already asked for this information today. My job entails determining an individual's eligibility to receive public assistance, and all the customer service that goes along with that responsibility. The loan amount is greater than the revolving credit because I was given choices of $7000, $10500, $14000, and $17500. I asked for the amount that would satisfy all my debt, but would of course be amenable to just the $15900 amount. My debts approximated: Citicard: $8494 at 17.9% ($150) Juniper: $3795 at 19.9% ($35) 76 Gas Card: $2370 at 23% ($70) Macys: $1070 at 23.99% ($35) Home Depot: $190 at 21% ($10) My expenses: Rent - $1765 Husband's car loan #1 - $457 Husband's car loan #2 - $359 Time share-$162 Life insurance- $68 Gas - $300 Car Insurance- $170 Cell phone- $130 Debt outlined above -$600 as I try to pay twice the minimum. Cable/Internet/Phone- $155 Water-$92 Electric-$100 Food: $400 Eating out, going out, clothes, kids' allowances, savings, and other expenses: pretty much the rest.... money goes fast I have tried to be as detailed as possible, but I have set a goal to pay off all my debts in 3 years at a rate lower than what I'm paying. My husband and I make about $5600 net bi-weekly which equates to over $6000/month. If he/I lose our jobs, we will move to his parents' house or my parents' house.

Member Payment Dependent Notes Series 462284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462284	$3,000	$3,000	7.74%	1.00%	December 7, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462284. Member loan 462284 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	quietflex	Debt-to-income ratio:	24.55%
Length of employment:	< 1 year	Location:	WAPWALLOPEN, PA

Home town:
Current & past employers:	quietflex
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,594.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Less than a year at quietflex? Please provide previous employment history. Thank you in advance.	Type your answer here.I was self employed.I owned a disposal service Gittens Disposal.I owned the buissness for 25 years.My average salary was 70,000 to100,000 per year.I sold the buissness in march 2009.
Does your household have any other income - such as from a spouse - than the 2000 a month you have reported?	Type your answer here.yes
I have the following questions: 1. Purpose of the loan? What do you mean by "rainy day"? 2. Can you please, verify your income with LendingClub (give them a call for details)? 3. Is the $2000 you have reported the only income in your household? 4. What are your monthly recurring expenses? 5. Regarding your previous business - it appears you were making a bit better money than currently. Which stand to reason you sold it for a profit. Which then makes you requesting this loan odd. Can you please, explain? Thank you!	Type your answer here.1 holiday expenses.2yes. 3 no.4 phone bill electric credit cards taxes.5 I paid off my house and all bills and credit cards.I am working for extra income .but mostly for health insurance.

Member Payment Dependent Notes Series 462318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462318	$4,750	$4,750	16.70%	1.00%	December 7, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462318. Member loan 462318 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,600 / month
Current employer:	National Enterprise systems	Debt-to-income ratio:	18.27%
Length of employment:	< 1 year	Location:	Warrensville Hts , OH

Home town:
Current & past employers:	National Enterprise systems
Education:

This borrower member posted the following loan description, which has not been verified:

578271 added on 11/23/09 > This loan will be used to purchase supplies and equipment strictly for business use. Specifically used for plowing, transporting supplies for property preservation projects and landscaping. My company does the grounds keeping and property preservation of bank owned properties (foreclosures) and we are responsible for keeping the properties accessible for realtors, inspectors, etc. Also we subcontract work for various cities having vacant properties.... The third aspect of the business is the property management aspect of the business where we take percentage of the rents and do the marketing, collecting of rents, responding to various problems that may arise and interviewing and selecting tenants for our clients... <br/><br/>We are hard working individuals, Chasing the American Dream, While expanding our range of services offered and creating jobs one at a time....<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	38
Revolving Credit Balance:	$14,940.00	Public Records On File:	0
Revolving Line Utilization:	40.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using this loan for? What are your current monthly living expenses? How would the loan payment fit into your budget?	I have added loan listing details, if you have any other questions after reading the description please let me know?

Member Payment Dependent Notes Series 462331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462331	$9,600	$9,600	8.94%	1.00%	December 7, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462331. Member loan 462331 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Downey Unified-Warren HS	Debt-to-income ratio:	18.19%
Length of employment:	4 years	Location:	WHITTIER, CA

Home town:
Current & past employers:	Downey Unified-Warren HS
Education:

This borrower member posted the following loan description, which has not been verified:

578290 added on 11/25/09 > I work as a teacher with a 4 year tenure, so I have a stable income. I just bought my house and would like to install turf on my front yard to save water and to provide a safe comfortable area for my dogs. I have always been very responsible with any debt that I have accumulated and strive to pay any of it off sooner rather than later. Thank you for your support.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	12
Revolving Credit Balance:	$11,361.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe what this loan will be used for and your delinquency from the last year? Regards; Art	I want to install turf on my yard so we can save water and have a nice area for our dogs to play. As far as delinquency from last year, I don't know what you are referring to. I have pretty good credit but we just bought our house so it hasn't been long enough to establish that I can consistently pay for my house. I had a problem with an account because the online payments weren't going through when scheduled but because of that issue I simply paid the account and closed it. As far as being delinquent, I do not or did not have a delinquency.

Member Payment Dependent Notes Series 462447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462447	$15,000	$15,000	8.94%	1.00%	December 7, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462447. Member loan 462447 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	City of Pembroke Pines	Debt-to-income ratio:	7.31%
Length of employment:	9 years	Location:	Sunrise, FL

Home town:
Current & past employers:	City of Pembroke Pines
Education:

This borrower member posted the following loan description, which has not been verified:

578516 added on 11/27/09 > 100% of this loan will pay off my credit cards. I normally owe very little and I earn pleanty to make payments. This was unexpected, my legal fees and alamony I had to pay during my divorce. I lived in my last house 12+ years. I have other payments besides rent, utilities and insurance.<br/> 578516 added on 11/28/09 > I have NO other payments besides rent, utilities and insurance is how that last sentence is supposed to read. I apologize<br/>

A credit bureau reported the following information about this borrower member on November 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,412.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will the whole amount be used to retire credit card debt? How secure is your job given all the revenue shortfalls in Florida?	100% will be used to clear off my credit cards. There has been no talk of layoff's in my department. Im 4 months from my 10 year.
Please respond to the following: What are your responsibilities at the city? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am divorced, own my rx330 with no payments, 1050 rent, 100 mo insurance, and credit card payments which this will replace. About 200 a month in misc other bills. In the unlikely event I loose my job I will use my pension (over 60k) to pay off my loans. Please let me know if you have any further questions.
How secure is your job given the bad state of affairs at all the city and state governments in Florida?	There has been no talk of layoffs in my department, im 4 months away from my 10 years. Please let me know if you have any further questions
What are your responsibilities at the city?	The entire network. Switches, routers, Wireless AP's and Bridges. All server hardware and software.
Can you break down each credit card? What are the balances and interest rates of each?	Amex ~18,000 17.22% Chase ~2000 13.24% First National ~1500 16.11% I will be putting this 15k and ~7k of my own. All cards will be down to zero.

Member Payment Dependent Notes Series 462518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462518	$5,000	$5,000	8.94%	1.00%	December 4, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462518. Member loan 462518 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	enterprise	Debt-to-income ratio:	16.41%
Length of employment:	< 1 year	Location:	LAKEWOOD, OH

Home town:
Current & past employers:	enterprise
Education:

This borrower member posted the following loan description, which has not been verified:

578638 added on 11/25/09 > Loan to reduce credit card balences to zero<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,877.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	sure, before enterprise I worked for Sherwin Williams for 4 1/2 years as a store manager before that I was at Thiel College.
I have the following questions: 1. Position at Enterprise? What were you doing before joining them - you have been with them less than a year. 2. Can you please, verify your income with LendingClub (Give them a call to find out the details)? 3. Balance and rates on the credit card you are trying to pay off? 4. Please, list your recurring monthly expenses! Thank you!	Position at enterprise is management trainee, the rates on the credit cards very. I have an 8 month old son and most of the credit cards are from hospital bills. I am just trying to consolidate and make it easy with one bill payment. my car will be payed off on 12/05/2010 from saturn.Before enterprise I worked for Sherwin Williams for 4 1/2 years as a store manager before that I was at Thiel College.

Member Payment Dependent Notes Series 462584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462584	$20,000	$20,000	12.18%	1.00%	December 3, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462584. Member loan 462584 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	NetSpend	Debt-to-income ratio:	12.96%
Length of employment:	2 years	Location:	austin, TX

Home town:
Current & past employers:	NetSpend, Dell Inc.
Education:	Texas A & M University, College Station

This borrower member posted the following loan description, which has not been verified:

578761 added on 11/22/09 > These funds will be used primarily to consolidate debt on several lines of credit. I am an excellent borrower - I have never had a late or delinquent payment on any line of credit, which my credit score shows. My committment right now is to pay off debt, so consolidating my lines of credit into a fixed 36 month loan is the best way to do that.<br/> 578761 added on 11/23/09 > I have been with my current company for 2 years, but prior to this I was at Dell for 7+ years. I have extremely stable job history.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,404.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at NetSpend? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner in my household at this time, but in May 2010, there will be another wage earner working part-time. At that time our combined income will be estimated 80K (gross). Our monthly bills consist of the following elements: Rent $1300, Combined credit cards/loans $420, We own both of our cars outright, Food $800, Cell Phones $60. The Balances on our credit cards are as follows: $900 3.99%, $5000 2.99%, $4200 3.99%, $16,000 9.99%. Although our interest rates are very low, they are going to go up at the end of the year (because of new credit card legislation), which is why we'd like to consolidate into one loan payment. The contingency plan to repay this loan should I lose my job is 1) The other wage earner will return to work full time 2) We would sell both of our cars (worth approximately $25,000).
Just read your earlier reply. If you sold both cars, what would you do to get transportation for sseking a job or going to work? I live in the Austin area and know public transportation is not the answer	That's a great question. Our parents all live in Austin and have several additional vehicles that would be available to us to use for at least the next several years.
What are your interest rates going up to when they reset? Could you please verify your income with Lending Club? This involves reaching out to them directly and finding out what documents they require for you to do so. Income verification is a way for borrowers to make lenders feel more confident in making loans. Also, could you please detail your major monthly expenses (rent, utilities, student loans, etc)? Thanks!	Our interest rate is going up to 20.99% when they reset, which is why I'd like to consolidate. Our major monthly bills consist of the following elements: Rent $1300, Combined credit cards/loans $420, We own both of our cars outright, Food $800, Cell Phones $60, Utilities $100-$200. I have submitted all of the paperwork to get my income verified including the HR contact and phone number. But, I was already approved according to my W-2's that were sent in - meaning that my application is in the approved status as of today.

Member Payment Dependent Notes Series 462641

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462641	$8,400	$8,400	12.87%	1.00%	December 7, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462641. Member loan 462641 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,583 / month
Current employer:	Huthwaite	Debt-to-income ratio:	16.36%
Length of employment:	9 years	Location:	ASHBURN, VA

Home town:
Current & past employers:	Huthwaite
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,040.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you plan to use the loan for and could you describe what your job is at Huthwaite? Regards; Art	I am using it to replace my main AC unit as it is on its last leg and repair my deck. My Job at Huthwaite is Director of Operational Support Services. I manage nine staff members, responsible for both strategic and tactical execution of client engagements, and centralized support services. Directly responsible for managing all aspects of a $2.5M budget. Accountable for enhancing support services effectiveness by implementing standardized processes and ensuring inter-departmental interlock.
What are your monthly expenses and how do you foresee a $282.52 / month payment fitting into your budget over the next 3 years? Thank you in advance for responding.	My monthly expenses are now about 41% of my take home pay. With this loan it will now be about 43%. I do not expect this payment to be a burden. I expect it to fit within my normal budget.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner. Curently my mortgage is $1700 a month including Taxes and Interest. I have other normal expenses, including a car note at $615/month. In total my monthly expensee plus this loan will be ablut 48% of my monthly take home.
Given that you seem to have a lot of disposable income after paying expenses each month, is there a reason you prefer to take out a loan rather than pay cash for this project? Do you intend to hold this loan to term or do you plan to pay it off early (and if so, within what time frame)? Thanks for your responses.	I am actually putting a lot of money in a 529 for my son to go to school. He is 15 and I am about 5 years behind in saving. So I have a lot of catch up. I would rather borrow the money and pay it off as per the loan agreement so I can keep adding to the 529 pre tax.

Member Payment Dependent Notes Series 462643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462643	$15,000	$15,000	12.53%	1.00%	December 4, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462643. Member loan 462643 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,092 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	16.56%
Length of employment:	1 year	Location:	CINCINNATI, OH

Home town:
Current & past employers:	Johnson & Johnson
Education:	University of Cincinnati-Main Campus

This borrower member posted the following loan description, which has not been verified:

578888 added on 11/23/09 > In February, shortly before our first daughter was born, my wife and I made a commitment to get our credit card debt under control. Since February we have paid off 3 credit cards and have only made a small handful of charges, mostly for emergencies. The two cards remaining have very large balances and only paying the minimums would take years to payoff. We're planning to use the funds from this loan to all but knock out those last 2 cards (one has a balance of $8,100 the other $7,500).<br/><br/>We have also gotten our monthly spending under control and have setup a budget over the last couple months. The budget consistently runs a surplus that will allow us to easily take on the extra payment of this loan.<br/><br/>I have held a steady job with J&J for the last 1.5 years. I also worked for them as a co-op while in college. Upon graduating I accepted a position with the company in one of their leadership development programs. I just received a promotion and the resulting pay raise should go into effect in the next month.<br/> 578888 added on 11/23/09 > My DTI is on the high side because I paid for college myself, mostly through student loans. I recently consolidated my federal student loans and reduced my monthly payments by $140 a month.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,109.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at J&J? Does your wife work or is she a stay-at-home Mom? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Is the $7500 credit on your wifes credit report? I only see $8100 on yours. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	1. I'm an IT project manager. 2. My wife is a stay-at-home mom 3. Income: ~$3,600 take home pay Expenses: $1,000 rent+utils $350 CC payments $240 car payment $625 for student loans (mine and my wife's) $100 insurance $500 for food&gas $50 for diapers. I think that's everything. 4. Wife's credit card (not on my credit report) - $7,500 balance, $150 min pay, 14%+ interest; my credit card - $8,000 balance, $200 minimum payment, $15%+ interest 5. Contingency plan - my job is very stable (the company is investing a significant amount of money in my training and development and participants in the program are very rarely laid off). However, we have been building an emergency fund that we could rely on for awhile. Also my degree (computer science) is in very high demand so it shouldn't be difficult to find another job should I be laid off from my current one.

Member Payment Dependent Notes Series 462644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462644	$13,000	$13,000	13.57%	1.00%	December 2, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462644. Member loan 462644 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,817 / month
Current employer:	OB GYN Associates, PC	Debt-to-income ratio:	21.76%
Length of employment:	4 years	Location:	YONKERS, NY

Home town:
Current & past employers:	OB GYN Associates, PC
Education:

This borrower member posted the following loan description, which has not been verified:

578890 added on 11/23/09 > My plan for the funds are to consolidate current debts to clear way for future education for my career. I have opportunity to advance further into medical field within my company. I work for top 10 OB/GYN practice in New York City very stable and have excellent relations with employer. I am responsible and make payments over the required payment amounts. My budget is fine and my credit is good... I just want to make financial matters more better and resolve it faster.<br/> 578890 added on 11/23/09 > The funds will pay off all the credit cards/lines. I can then budget and save the funds for my education. I would be eternally grateful for your help and I in turn to pay it forward.<br/> 578890 added on 11/24/09 > You may want to know what steps I've taken adjust finances...for instances I moved to reduce my rent, I stay home more often and rely on RED Box at Stop and Shop $1 movies for entertainment as well as several other things to reduce personal expenses. Thank goodness I wear a Lab coat at work therefore I wear on inexpensive clothes to save too. I use to work for the banking industry (10 years) and HAD to wear on suits they were $200 a pop...now they are sitting in the closet gently handled ready to give to a charity. Regardless of my situation, I am looking at a glass half full, very hopeful and grateful for everything.<br/> 578890 added on 11/25/09 > I wanted to share the details of how the funds of this loan would pay off my debts: Chase credit card & line $4559, Capital One $4263 and Wells Fargo $4122= $12,944. That covers the higher interest debts. In a six month period at $400 per month I can pay off Juniper ($1400) and Amex ($1400). I have smaller bills Macys ($201), Avenue ($489) and Ann Taylor Loft ($168) which are being paid off within December and January which I will get extra paychecks due to bonus and 5 week pay month. I moved this past summer to a lower income apt. 3 floor townhomes in a revitalized area (very lucky deal for me) and needed to make major purchases with Raymour and Flannigan living and dining room set 0% finance until 2013 ($3308) and I purchased a washer/dryer at PC Richards 0% 18 months ($1602) so...these are being paid monthly and more than the minimum so that I meet the no finance fee deadlines. I wanted to explain the total outstanding credit and how I planned to resolve it. <br/><br/>Once the finances are better I can plan for my training and increase my salary by next year this time I should be in a better place and I can plan for my wedding. I refuse to burden my partner with my debt obligations and I want to clear up every thing ASAP. <br/>I remain ever so grateful for your kindness and consideration.<br/> 578890 added on 11/25/09 > Here is a change you can believe in... I had 47 cards at one time and I decided to do some major overhaulin...I paid them in full, never late and I demanded to close most of them so currently I have 17 soon to be 11 when my bonus comes in and with your help I will be left with only my 0% financing furniture purchases and Lending club loan... HOPE IS ALIVE!!!<br/> 578890 added on 11/27/09 > My budget with lendingclub loan would be as follows:<br/>Rent $450, food/travel $300 gas/electric $60, internet service/phone $60, lending club $441.00, credit cards is $400 Juniper/Amex for 6 months then these will be paid off, $100 for 0% financed apt furnishings= $1811. I take in $2000.00 without overtime so this will leave me $189 BUT in December I will get a raise $300-$400 sooo I am looking at $489 to $589. In 6 months when Juniper/Amex is paid off I will have $400 sooo then I will have $889 to $989 part of this can go towards the 0% financed furniture bill. I am paid weekly and there are (5) months in a year I get 5 paychecks plus bonus @ Xmas time sooo this money I save towards clothing, doctor/dental visits, life insurance and fun time...gotta enjoy life too.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	69
Revolving Credit Balance:	$24,127.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please describe your present position and responsibilities at OB GYN Associates? Also, what exactly do you mean by "future education for my career"? Do you mean that you will return to school while working in order to qualify for a better position at your present company? Or will you quit working and return to school full-time? Thank you in advance for your responses. And good luck!	I am a Medical Secretary at OB GYN Assoc. I handle administrative responsibilities, patient contact, arrange for surgeries, right hand to office manager/head nurse and support three doctors. I am the go to person for many issues... except when they are short on medical assistants. My boss would just love it if I was her right hand in exam room as well. There is opportunity for me to advance in my company via medical training (school) while working full-time job. I am well liked at OB GYN Assoc. and I am valued... as they say "I AM A KEEPER". I am so lucky to have such a wonderful relationship with my employers ...we all feel like family. There are people in the office employed for 35 years these same people started as clerks/filers and they became medical assistants and then promoted to managerial positions... they too did this by working full time within company too. I feel in my heart my time is now. Thank you for wishing me good luck.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	Thank you so much for your support. I shall have it done ASAP and you should have this information soon.

Member Payment Dependent Notes Series 462651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462651	$16,000	$16,000	13.22%	1.00%	December 4, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462651. Member loan 462651 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,585 / month
Current employer:	Military	Debt-to-income ratio:	11.94%
Length of employment:	10 + years	Location:	JACKSONVILLE, FL

Home town:
Current & past employers:	Military
Education:

This borrower member posted the following loan description, which has not been verified:

578905 added on 11/23/09 > While on deployment, I had some credit cards on auto payment, not knowing that the billing will change depending on the date that you pay. I was charged late fees and Interest rate went through the roof. With these cards and my A/C unit going out in my home here in FL., I feel that I need to do something be for things get out of control. Thanks for your time.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,264.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Military Pay GRade? 2-Expiration of Current Contract Date? 3-Either extending? Or reenlisting? 4-$13K Revolving credit balance; CC payments per month $? (Total payments per month; not minimum payments due.) Thanks in advance for all answers. I invest after receiving your answers.	E-6. contract ends 2015. I pay $100 a month on each revolving credit
Have you had: (1.) any non-judicial punishment (NJP) during your current enlistment? (2.) a DUI/DWI during your entire career? (3.) two physical fitness assessment failures during last two years? Have you been told that: (1.) You are being referred for LIMDU or PEB? Finally, any other household income/debt (e.g. from spouse). Thank you in advance.	No to all of you questions. Wife is in school until the end of Dec 2009.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover is the income listed your's alone? if not please explain	This loan is not because I can not pay my bills, its to pay of high interest credit cards. I pay all my bills on time. The interest on these credit cards are 29% and I had these credit cards on auto payment while i was on deployment. They changed the billing date, charged me late fees, and moved my interest rate to 29%. All I have is a mortgage(1200), utilities(300). Credit cards 5000 , 4500, and 2600. I will pay all credit cards off. and close. Income and credit cards is me alone. I am selling my motorcycle($3000) next month.

Member Payment Dependent Notes Series 462657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462657	$9,800	$9,800	13.22%	1.00%	December 4, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462657. Member loan 462657 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,900 / month
Current employer:	Kenexa	Debt-to-income ratio:	5.88%
Length of employment:	< 1 year	Location:	laurel springs, NJ

Home town:
Current & past employers:	Kenexa
Education:

This borrower member posted the following loan description, which has not been verified:

578915 added on 11/28/09 > I plan to pay off all my credit cards. I have been with my company for 11 years.<br/> 578915 added on 11/29/09 > Please not I have been with Kenexa for 11 years not 1. I am a project manager. I am married and my wife currently works for the American Heart Assoc. She makes $42000 a year. I also have a 401K plan currently worth $26000. My car is paid for and have no car payment.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	35
Revolving Credit Balance:	$9,972.00	Public Records On File:	1
Revolving Line Utilization:	35.90%	Months Since Last Record:	73
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Could you please explain the Public Record on File? Is it a bankruptcy or some other judgement? Thank you.	Hello, I am unsure of the public record on file. It is not a bankruptcy. I have actually been with my current employer for 11 years I am not sure why it is listed as 1 year. I started with Kenexa in 11/98. I tried to update it but it would not let me. I am currently a project manager. As you can see I have made my payments on time or early on any of my current credit cards. Please feel free to contact me for any other questions. I would ne happy to answer.
Please respond to the following: What are your responsibilities at Kenexa? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (35 months ago), and the public record (73 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the project manager for our private label web sites. I work with our clients to design the look of a skin to use over our assessment site. I then create the site for the client. I have actually been with Kenexa 11 years. I tried to change the application to reflect this but it did not work. My wife also works and contributes to our income. She works for the American Heart Assoc and make $42000 a year. She has only been the 9 months. Our mortgage is 2017 a month. We also pay DTV $89, Internet $25, Electric $120, Gas $134 and water $35 a month. My total card debt is about $8500 with about a total of $370 paid a month. I am not sure what the public record is. The delimquency was at a time when my wife was out of work. No second mortgage. In case of a job loss I cna take a loan from my 401k. It currently allows a loan of $13,000. I hope this helps. Thank you.
Re: Public Record on File matter. You should obtain free copy ALL 3 credit reports. Determine report, or multiple reports, reflecting Public Record on File. Go on-line to Clerk of Court website where Public Record on File located. Print copy Public Record on File. Then contact company, firm, person, etc. responsible for Public Record which is court judgement, lien, etc. Then contact company, firm, person; obtain information about Public Record or dispute Public Recod; request responsible party file no-cost court motion to have record declared satisfied or removed. Public Record on File issue won't hurt your chances all that much for small $9,800 loan @ 13,22 percent interest. But issue could create very B-I-G problems if you decide to refinance big ticket items, i.e., home mortgage, or obtain Home Equity Line of Credit (HELOC). RetiredUSMCInvestor sends.	Thank you for the advice. I am going try what you suggest. I am curious as to what it could be. I was told that it could also be a mistake so I really want to get it resolved. On a side note my nephew is in the USMC. Did 2 tours in Iraq and just returned from a tour in Afghanstan. We are very proud of him.

Member Payment Dependent Notes Series 462688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462688	$8,500	$8,500	11.48%	1.00%	December 2, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462688. Member loan 462688 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	The Home Depot	Debt-to-income ratio:	14.06%
Length of employment:	5 years	Location:	Bridgeton, NJ

Home town:
Current & past employers:	The Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,317.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate a bit on what this loan is for. Thank you in advance.	This loan is to help pay for my education at the Connecticut School of Broadcasting. This is a school that specializes in "hands on" training in the television and radio industry. While attending the school, we are given the full range of expericences we can choose from. We learn how to produce, edit, manage, operate equiptment, as well as how to perform in front of a camera and behind a microphone.
Can you give us more information on the type of program this is? Will you keep your job during this schooling?	The Connecticut School of Broadcasting is a school that specializes in "hands on" training. We learn how to operate the studio equiptment, edit tape/audio, produce and even how to prepare form for on air performace, whether it be behind a microphone, or in front of a camera. I will also continue to work during classes. I will be taking night classes two days a week, still working 40 hours a week.
Hi - I have a few questions before I fund your loan: 1) What is the purpose of this loan? 2) Is the income listed your only income? Thanks and good luck with your loan!	The purpose of this Loan is to help me fund my education at the Connecticut school of Broadcasting. This is a school that specializes in "on hands" training of television and radio studio equiptment. We will learn not only how to do behind the scenes work of producing, editing but also how to be an on air talent as well. Yes, the income listed is my only source of income, I will continue to work full time during night classes.
Loan Description Borrower has not entered any description	This loan is to help fund my education at the Connecticut School of Broadcasting. This is a school that teaches by using hands on training with the latest television and radio equiptment.

Member Payment Dependent Notes Series 462689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462689	$7,000	$7,000	8.59%	1.00%	December 3, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462689. Member loan 462689 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	11.18%
Length of employment:	n/a	Location:	Bronson, MI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

578977 added on 11/23/09 > If funded this loan will be used to consolidate debt. Within the next 5 years I hope to be out of debt and able to retire. I have been self-employed for 16 years as a freight dispatcher. Please ask any questions I will be happy to answer them. Thanks for any and all bids.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	37
Revolving Credit Balance:	$73,196.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the breakdown of your ~73K of revolving credit balance?	The 73K consists of 66K for a home equity line used to purchase lake front property, 4,400 personal loan, 3,000 miscellaneous credit cards. I want to pay off the personal loan and credit cards at a lower rate to make sure everything is paid off within 5 years. Thanks for looking.
I have the following questions: 1. Can you please, verify your income with LendingClub (Give them a call to find out how)? 2. In spite of your credit score, you have some dark spots in your credit history. Can you please, elaborate on your 2 recent credit inquiries and the delinquency 3 years ago? 3. What are the rates on your loan and CC you are paying off? 4. Can you please, list your monthly recurring expenses? ($ amount included)? Thank you!	I will work on question 1. As for the credit inquiries one was for a Discover personal loan at 13.99% which I declined and another was for a credit check for a vehicle I was looking to purchase but decided not to. The delinquency from 3 years ago was a joint account with my daughter who was responsible for the loan and she missed a couple of payments. The rates for the loan is 11% and the cc are at 9.99%. Monthly expenses include mortgage at 1221, home equity line 480, utilities & insurance 200, car insurance 100, personal loan & CC 500, investment 200, groceries 400, quarterly taxes 8000, since I'm self-employed. I hope I have answered your questions and thanks for the interest.

Member Payment Dependent Notes Series 462714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462714	$16,000	$16,000	15.31%	1.00%	December 7, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462714. Member loan 462714 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Sciele Pharma inc	Debt-to-income ratio:	20.64%
Length of employment:	3 years	Location:	Long Beach, NY

Home town:
Current & past employers:	Sciele Pharma inc
Education:

This borrower member posted the following loan description, which has not been verified:

579018 added on 11/23/09 > Need the money to consolidate debt. I am currently a pharma sales rep full time. Also, I pay my bills on time.<br/> 579018 added on 11/23/09 > also i make 52,000 a year plus bonus every qaurter which ranges between 4-6 thousand dollars<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,725.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 462734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462734	$20,000	$20,000	15.65%	1.00%	December 2, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462734. Member loan 462734 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,792 / month
Current employer:	Insight Global, Inc.	Debt-to-income ratio:	4.88%
Length of employment:	2 years	Location:	Atlanta, GA

Home town:	Knoxville
Current & past employers:	Insight Global, Inc., United Parcel Service
Education:	The University of Tennessee

This borrower member posted the following loan description, which has not been verified:

579058 added on 11/23/09 > I am using the funds to pay off my debt. I am the HR Manager at my company and have an excelent history of paying my bills on time! With my salary I am able to comfortably afford the monthly payment in addition to my regular monthly bills.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	48
Revolving Credit Balance:	$8,436.00	Public Records On File:	0
Revolving Line Utilization:	87.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-$8K Revolving credit balance; CC payments per month $? (Total payments per month; not minimum payments due.) Thanks in advance for all answers. I invest after receiving your answers.	$8K revolving credit balance with an APR of 18.81%; my total monthly payment would be $500
Hello, Where is the rest of the 20k going to after you pay the 8k credit card balances?	I am getting married in June and my fianc?? has accumulated $12,000 in credit card debt. We would like to go into our marriage with a clear plan of being debt free. My fianc?? owns our home and will continue to pay our mortgage as well as his student loans. Without having to worry about a mortgage payment or a car payment I would be able to comfortably pay the bills all of the credit cards, however with the revolving accounts and high interest rates it is difficult to get a head of the game. I wanted to consolidate it all into one monthly payment so that we could get it paid off sooner and be out of debt and be able to save for our future.
Please respond to the following: What will be your combined income once you are married? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What will you bills be that you will pay with your income after you are married? Please explain the delinquency that appears on your Credit History above (48 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	???Combined Income once married: $112500.00 annual; $9375.00 monthly ???Total Combined Monthly Bills: oMortgage: $1300.00 oUtilities: $200.00 oPhone: $170.00 oCable/Internet: $150.00 oHis Student Loans: $200.00 oFood: $500 oNo Car Payment - Gas: $130 ???I pay currently and will continue to pay half of the utilities, phone, cable/internet as well as food and gas for a total of $890.00 per month. If I receive funding for the loan this would also come from my salary for a monthly total of $1590. ???In the case of a job loss we are able to pay for all of the bill plus food and gas out of either of our salaries with some left over. This includes the amount of the loan. I will also be putting what ever extra money that I have at the end of the month from my salary into a savings account. ???The delinquency that appears on my Credit History is from opening an Express credit card in college which I paid in full. I had not used the account in over 6 months and had moved since paying it off, but did not close the account and had insurance on it. When the bill got sent to my old address I did not receive it in my forwarded mail and did not realize that there was a $30 charge from the insurance (plus late fees) on the account that had accumulated until I checked my credit and saw a delinquent account. I immediately went to pay the charge and close the account.
Thank you for the detailed explanation. Seems that you are very responsible. Congrats on the wedding and good luck with the loan.	Thank you
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once this is complete. Thanks and good luck.	I have contacted support@lendingclub.com to receive instructions on how to verify my income. I will do so as soon as I receive the instructions.
Hello. You stated that you have an excelLent history of paying bills on time; yet your credit report shows a delinquency from about 4 years ago. Please explain; otherwise, I have no problem funding a portion of your loan. Thanks.	The delinquency that appears on my Credit History is from opening an Express credit card in college which I paid in full. I had not used the account in over 6 months and had moved since paying it off, but did not close the account and had insurance on it. When the bill got sent to my old address I did not receive it in my forwarded mail and did not realize that there was a $30 charge from the insurance (plus late fees) on the account that had accumulated until I checked my credit and saw a delinquent account. I immediately went to pay the charge and close the account.
I am investing in your $20,000 Debt Consolidation-Wedding loan. LC Home Office (CA) verified your job-$ income. Be patient; $20,000-$25,000 loans 100 percent fund typically w/in 10-14 days. Large $ loan final 20-25 percent often funds w/in last 2 days loan listed for lender consideration. Semper Fidelis (USMC Motto). RetiredUSMCInvestor (Member 505570) sends.	Thank you!

Member Payment Dependent Notes Series 462753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462753	$6,000	$6,000	14.26%	1.00%	December 2, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462753. Member loan 462753 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,214 / month
Current employer:	PPA Property Services I, LLC	Debt-to-income ratio:	14.05%
Length of employment:	< 1 year	Location:	Brewster, NY

Home town:
Current & past employers:	PPA Property Services I, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

579089 added on 11/23/09 > I am asking for this loan to pay off the balances I have on my credit cards. I have a good solid job and have been trying very hard over the past nine months to pay down my debt. My husband passed away nine months ago and we did not have life insurance do to the fact that he was unemployed. I want to clean up my finances and make a fresh start. Thank you for your consideration.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	5
Total Credit Lines:	28	Months Since Last Delinquency:	16
Revolving Credit Balance:	$3,407.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this loan pay off 100% of your credit card bills?	Type your answer here. This loan will pay off my credit cards 100%.
I am thinking about helping you out and funding some of this loan request - I'd like to see a description of your monthly costs you currently have and an explanation of how you are sure you can fit this 205 dollar monthly payment into your budget.	Type your answer here. My take home pay per month is $3,636.00. I also receive $700.00 in child support. My late husband's two children live with me. My montly expenses are as follows: Rent - 1450 Car Payment - 450 Car Insurance - 250 Utiliites - 350 Food/Household supplies - 600 IRS monthly payment - 200 Gas/Misc - 300 Payments to credit cards - 300 I will be moving into a house that my parents own in two months and my rent will decrease 400.00 per month. Thank you for your condsideration.

Member Payment Dependent Notes Series 462762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462762	$14,400	$14,400	16.00%	1.00%	December 7, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462762. Member loan 462762 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,867 / month
Current employer:	Boeing	Debt-to-income ratio:	12.74%
Length of employment:	8 years	Location:	WOODBRIDGE, VA

Home town:
Current & past employers:	Boeing
Education:

This borrower member posted the following loan description, which has not been verified:

579109 added on 12/01/09 > This loan is for debt consolidation.<br/>

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	44
Revolving Credit Balance:	$35,174.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the $14K the max that LC allowed or would you have preferred more to pay of the entire debt at $35k? What are the rates and amounts of the current debts? Please explain the delinquency 44 months ago.	I could have borrowed more, but decided to only take this amount as some of the debt (part of the $35k) has been divided in a divorce settlement. I am currently on company travel and unable to pull the information on the delinquency four years ago without going trhrough my files at home.

Member Payment Dependent Notes Series 462778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462778	$5,000	$5,000	19.47%	1.00%	December 8, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462778. Member loan 462778 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	9.35%
Length of employment:	n/a	Location:	Flower Mound, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

579132 added on 11/23/09 > PURPOSE OF LOAN<br/>Development of new product to meet growing market demand. I???d be happy to provide a link to my company???s website to learn more about our business. I appreciate your time and interest.<br/><br/>WHY I AM AN EXCELLENT CANDIDATE FOR THIS LOAN<br/><br/>??? Owner of a fast-growing, stable business with substantial positive difference in personal net income per month compared to monthly expenses<br/>??? Over $45,000 contracted A/R due within 90 days<br/>??? Excellent borrower payment history<br/>??? Access to a variety of liquid assets if needed<br/>??? Home-owner with positive equity<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,379.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer? Please elaborate on what you intend to pay for with this loan. Thank you in advance.	Site Location Partnership. This will be going towards implementation of a new web-based product offering which there is high demand for in our marketplace at this time. The costs incurred will primarily be for the development/design of the new website tied into this product as well as server/maintenance, aggressive marketing to promote this new product and design/production of marketing materials.
Questions: 1-$10,000 per month income-1 or 2 person? 2-"Business" loan; What are products/services? Is $ to buy ads, equipment, inventory? Website upgrade? Is this a "Bridge Loan" to finance AP, AR, PR, R&D, inventory, prepaid biz expenses? Describe biz and loan's intended purposes. Thanks in advance for all answers. I invest after receiving your answers.	1. Family income per month (myself and spouse are both involved in business). In listing description- total family expenses were included compared to this total family income. 2a. Company provides marketing services to public sector municipalities which contract us to assist them in recruiting companies to locate corporate operations in their area- creating new jobs and corporate investment. Company also provides research consulting to private sector companies which contract us to assist them with their corporate site selection in determining new locations for operations. Please see www.sitelocationpartnership.com for further details on the business. 2b. Site Location Partnership. This will be going towards implementation of a new web-based product offering which there is high demand for in our marketplace at this time. The costs incurred will primarily be for the development/design of the new website tied into this product as well as server/maintenance, aggressive marketing to promote this new product and design/production of marketing materials.
Will you supply the link please.	www.sitelocationpartnership.com
Thank you for your prompt reply. What is the product that you plan to sell?	Due to the confidential nature of trade secrets within our industry and competitors, I would prefer not to publicly disclose the specifics of this new product/website other than the general concept that the applicable products sold will be tied into listings/online advertising through the new website, somewhat similar to our current website.
Requested loan adjusted to $5,000. Loan now 63 percent funded. When fully funded are you accepting $5,000 loan? Thanks.	Yes.

Member Payment Dependent Notes Series 462808

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462808	$15,000	$15,000	12.53%	1.00%	December 7, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462808. Member loan 462808 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Green Tree Servicing Corp	Debt-to-income ratio:	12.03%
Length of employment:	10 + years	Location:	St Paul, MN

Home town:
Current & past employers:	Green Tree Servicing Corp
Education:

This borrower member posted the following loan description, which has not been verified:

579180 added on 11/23/09 > thank you<br/> 579180 added on 11/24/09 > I have been with Green Tree since 8/23/93. I have never had a short check in all the years that I have been with this company because of being absent.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,197.00	Public Records On File:	1
Revolving Line Utilization:	53.30%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Less than a year at Green Tree Servicing Corp? Please provide previous employment history. Thank you in advacne.	I have worked at Green Tree for 16 years and 3 months.
Since your profile says less than one year, I suggest you call Lending Club and see if they can correct that.	I will.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I have no intentions on losing my job. I've been here for over 16 years and we are very busy here; no layoffs are planned. The department that I work in would definitely let a person know ahead of time if any layoffs were in our department???s future. I am intending to retire from this company and collect my Severance pay. If a layoff is in my future I will re-pay my loan with my Severance pay, which is worth one month of salary times by the number of years that I have worked for this company. Right now my gross amount per pay period is $1,311.14 * 2 = $2,622.28 per month. My Severance pay will be $2,622.28 * 16 = $41,956.48. Thanks.
Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain	I want to pay off all of my credit cards. My total credit card debt is right at $12,000. I have a $627.44 mortgage payment; Heat/Gas/Electric is $50.00 per month; Water and Garbage is $80 every three months; Food per month is $150.00 and miscellaneous is $200.00. Thanks.
if you are refinancing credit cards, please include all balances / rates that this loan will cover please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses)	I already emailed all of this information to you.
Can you please, provide a breakdown of your 12K loan in balances and rates? If your CC debt is 12K, why are you then requesting 15K? Thanks	I want the extra money to do some home repairs.
Thanks for answer of the 2nd question. How about: Can you please, provide a breakdown of your 12K loan in balances and rates?	I don' have that info here with me at work. From what I can remember about each card is: card 1 $3,000.00 card 2 $1,200.00 card 3 $1,700.00 card 4 $2,200.00 card 5 $2,599.00 card 6 $1,200.00 TOTAL $11,899.00
Rates?	card 1 $3,000.00 - 18% card 2 $1,200.00 - 18% card 3 $1,700.00 - 18% card 4 $2,200.00 - 18% card 5 $2,599.00 - 18% card 6 $1,200.00 - 1% (closed acct) TOTAL $11,899.00
YOUR PROFILE SHOES A PUBLIC RECORD. WOULD YOU PLEASE ELABORATE. TIA MRTZ	I don't understand your question; what do you mean a public record?
YOUR PROFILE SHOWS ONE PUBLIC RECORD. DID YOU EVER DECLAIRE BK, TAX LEINS SMALL CLAIMS JUDGEMENT MRTZ	Yes, I declared Bankruptcy in 2001. It was a very hard year for me. I was a single parent with 2 teenagers and one young adult child with a child. One of the teenagers was graduating that year and the adult child was being evicted. I am now married with no teenagers (all adults). All of my children have moved out and live on their own with their spouses and children. My main reason for this loan is to consolidate all credit card accounts in to one payment that has a lower interest rate instead of six individual payments that has higher interest rates; and also to do a couple of small home repairs. Thanks.
IM IN MRTZ	What are you asking?
I WILL FUND YOUR LOAN REQUEST SOON AS YOU PROVIDE LC WITH PAYROLL INFO. TIME IS OF THE ESSANCE MRTZ	Lending club should already have the info. I sent them two payroll stubs yesterday.

Member Payment Dependent Notes Series 462824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462824	$14,000	$14,000	13.92%	1.00%	December 8, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462824. Member loan 462824 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	US Navy	Debt-to-income ratio:	21.91%
Length of employment:	10 + years	Location:	goose Creek, SC

Home town:
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	42	Months Since Last Delinquency:	13
Revolving Credit Balance:	$14,200.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the most recent 2 delinquencies. Thank you in advance.	At the time of the delinquencies I was going through a custody battle for my two kids. With the extreme costs of lawyers I was unable to keep up with the payments at that time. Since then everything has been resolved.
This loan wa recently listed and funded. Why another listing?	The original loan request was for 25k and listed with an interest rate of 16% however the loan was only approved for 14k. We were told by Lending Club if we relisted the loan for 14k we would get a better interest rate of 13.9%. It seemed to make sense to relist the loan. We will accept this loan when it is fully funded.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities please confirm the income listed is your's alone contingency plan for repayment if you lose your job	debt I wish to pay off is credit card debt in the amount of 14200.00 with interest rates ranging from 14-26%. Other commitments: mortgage 1194.00, car 527.00, personal loan 216, utilities and regular expenses 575. I am employed by the US Navy, E8, upper level managment, my current enlistment will expire in 2012 however, I have an obligation to enlist for another 3 years after that for an AEV program I was accepted into.
lol didn't notice you were in the navy - thank you for your service. have you taken steps to avoid debt in the future? if so, please explain. dependign on your answer I am likely to fund a portion once income is verified. good luck.	We have established a budget to include everyday costs and savings in case of an emergency.
--Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. Thanks!	Liquid assets apx 6000.00 at present time.

Member Payment Dependent Notes Series 462851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462851	$22,000	$22,000	18.78%	1.00%	December 8, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462851. Member loan 462851 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Inenvi, LLC	Debt-to-income ratio:	9.69%
Length of employment:	3 years	Location:	Henderson, NV

Home town:
Current & past employers:	Inenvi, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

579269 added on 11/23/09 > I am a great candidate for this loan because I am an extremely honest and responsable person. I pay all my bills at least a week before their due date, always on time, and I always pay them until they are paid off. The only reason my credit is not even higher is because I am a foreigner and dont have enough credit history since I have only been in the States for 4 years. <br/><br/>I have been a software engineer for the same company for almost 4 years now and that by itself allows me to pay this loan confortably. I addiction to that, I have a second job that provides me with extra income but since Lending Club only allows me to add one source of income on the loan application I had to leave it out. Alos, my total monthly expenses with rent and utilities is only $500 and I have no car payments either. <br/><br/>Besides all that, this is the second loan I apply for with Lending Club. I have previously been approved for a $19000.00 loan that I paid in full and on time. So that being said, Lending Club has proof by experience that I am the perfect borrower because I have the money to pay for my loan, I always pay my bills in full and in time. :D<br/><br/>Therefore, please fund my loan so I can buy a house while the market is still good for it and use this money for its down payment and furniture!<br/><br/>Thank you so much! :)

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,863.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Revolving credit balance reflects $13K. CC payment ser month are $? (Amount paid per month and not aminimum amounts due.) Thanks. LOL.	I pay $500/month on that since I have very low interest in it.
What is the loan number for the loan you paid off?	Borrower Member Loan 388319

Member Payment Dependent Notes Series 462863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462863	$22,000	$22,000	14.26%	1.00%	December 7, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462863. Member loan 462863 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Grant Thornton LLP	Debt-to-income ratio:	21.34%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Grant Thornton LLP
Education:

This borrower member posted the following loan description, which has not been verified:

579285 added on 11/24/09 > I have had a credit history for about 10 years now and I got into a higher debt situation a couple of years ago due to some personal situations and an unfortunate living situation. I have since moved in with roommates to lower my rent payment and have maintained my stable, well-paying job for multiple years. I now just need help paying down my credit card balance and the interest that is accumulating at a recently increased higher rate. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,236.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your current credit card usage.	My current credit card usage consists of reimbursable business expenses and periodic non-excessive standard living expenses.
Please respond to the following: What are your responsibilities at Grant Thornton? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work in the advisory department working mostly with internal controls. My monthly bills consist of rent of $680, student loan of $250, and about $80 in car insurance. Food is minimal because I travel a lot for work. The balances of my credit cards range from 1,000-12,000 with interest rates ranging from 15-20% and mimimum payments ranging from $35- 265 dollars. My contingency plan consists of drawing funds from my retirement savings. Thanks.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion of this loan once you do so. Thanks and good luck.	Thank you for the advice. I will reach out and verify my income.

Member Payment Dependent Notes Series 462906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462906	$10,000	$10,000	11.83%	1.00%	December 3, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462906. Member loan 462906 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,934 / month
Current employer:	Solar Turbines, Inc.	Debt-to-income ratio:	9.66%
Length of employment:	10 + years	Location:	SPRING VALLEY, CA

Home town:
Current & past employers:	Solar Turbines, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

579367 added on 11/26/09 > Greetings! I am invested in a business whose format are kiosks in shopping malls (Ex: Westfield) in San Diego county, San Jose and San Franciso. I plan to use these funds to supplement monies already accumulated to pay kiosk rentals for December. December typically yields a high profit, but kiosks are linked together by lessor, so that if whole amount is not paid, not one or two but all linked kiosks cannot sell. Business is Dead Sea products (skin/hair care) "Seacret"<br/>I am a good credit risk, as my credit rating is very high & I am very diligent and careful regarding my financial obligations. Please help!<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$444.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed Loan Description. Thank you.	Hello! I am invested in a business whose format are kiosks in shopping malls (Ex: Westfield) in San Diego county, San Jose and San Franciso. I plan to use these funds to supplement monies already accumulated to pay kiosk rentals for December. December typically yields a high profit, but kiosks are linked together by lessor, so that if whole amount is not paid, not one or two but all linked kiosks cannot sell. Business is Dead Sea products (skin/hair care) "Seacret"
Purpose of $24,250?loan requested ("OTHER" tells investors absolutely NOTHING how you intend to use the $$.)	Hello! Sorry, I was not intentionally vague, but I am new to this venue and did not see an area for detailed explanation while filling out the standard form. I am invested in a business whose format are kiosks in shopping malls (Ex: Westfield) in San Diego county, San Jose and San Franciso. I plan to use these funds to supplement monies already accumulated to pay kiosk rentals for December. December typically yields a high profit, but kiosks are linked together by lessor, so that if whole amount is not paid, not one or two but all linked kiosks cannot sell. Business is Dead Sea products (skin/hair care) "Seacret"
What are the 3 credit inquiries in the last 6 months been for?	I purchased an automobile in August and have a HELOC (Home Equity Line of Credit) with my Investment Firm. Concurrently, I applied for HELOC with my bank, but went with invest firm. Each inquired into my credit as appropriate to process transactions.
Great credit! congratulations. Please answer the following questions. What is your position with Solar Turbines? How long have you had this investment business? Are you the sole owner, if not what percentage do you own and how is it managed? Do you have an auto loan, if so, please give details? What is the balance of your HELOC, and what were the funds used for? Thank you.	Thank you! Solar: Sr. Admin. Asst. (23 yrs) 6 months / 50% - partner manages w/Acct. Mgmt svc utilized Auto loan: yes - 19K (purchased in Aug.) $50K - all to support business - rents/inventory, etc.

Member Payment Dependent Notes Series 462988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462988	$12,000	$12,000	14.26%	1.00%	December 3, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462988. Member loan 462988 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Addison Search	Debt-to-income ratio:	16.40%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:	Tampa
Current & past employers:	Addison Search, Spherion, Kelly Services
Education:	University of South Florida, Nova Southeastern University, Hillsborough Community College, University of Florida, Santa Fe Community College

This borrower member posted the following loan description, which has not been verified:

579455 added on 11/24/09 > Seeking an opportunity to consolidate my credit cards and start anew. Please help!<br/> 579455 added on 11/30/09 > I wanted to give a little more information about my request for the loan. Also, IF you have any requests about my bills break down, it is on the bottom of this page in an answer category.<br/><br/>I was put into credit card debt due to market downturn and due to a seperation of my marriage. We were sperated In April of this year and I acquired a great deal of CC debt from it.<br/><br/>I received was about $32k in CC deb. I received a loan from a credit union for $20k and this is the reminder I am seeking to be able to get out of Credit Card Debt completely. Like I did with the Credit Union, I plan out closing out these additional credit cards upon paying off the balance.<br/><br/>Thank you in advance!<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	50	Months Since Last Delinquency:	19
Revolving Credit Balance:	$8,956.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You've been employed at your current job for 2 years (it says). Please let us know more about your prior employment history. Thank you and good luck.	I worked in Tampa in the same profession for 2.5 years. I am a technical recruiter. I am in the process of a pain free divorce but need to consolidate my credit cards. I worked for Spherion for 2.5 years. and I worked for the company I am at now previously for 3.5 years. Does that help? Lisa
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover please confirm the income listed is your's alone contingency plan for repayment if you lose your job	Member_54479- I am in the process of verifying my income and will have this done by monday. I need to scan some paycheck stubs and will email that to them. Here are the answers to your questions: The nature of the debt is for 5 credit cards that I accumulated from my marriage and from finishing my MBA. I was able to receive a loan from a credit union for $20k, but that wasnt enough to cover the complete credit card debt. This loan will cover the rest of the credit cards. Here they are as follow: Citibank: 5000 Chase: 2750 Ann Taylor Loft: 1300 Household Master Card: 1500 Bill me later:500 Steps I have taken are that I am looking to pay off all of the balances on my credit cards and leave only one open (Household) with a 0 balance,. I am looking to make payments to erase my debts in one lump sum. The 14% is less then what are on my credit cards so it is a good Idea for me. I am a commissioned based employee. I am able to pay this loan off of what I receive on my base salary. Here are my monthly commitments: (I have a roommate and split expenses) Rent: 845.00 Electric: 30.00 Cable: (I dont have a TV, just cable modem) 25 Phone: 100 Loan: 500.00 Federal & State tax: $100.00 Mom Rent: $448.00 Transportation: $110.00 Food: $240.00 Quest# 3- The income listed is indeed mine alone. and if I lose my job, I would (a) find another (b) go back to bartending
5 inquiries in the last 6 months--why so many?	I was trying to find a company to fund my original loan.. I got citibank that had to check my credit twice but quorum 1 time. and then lending tree. ;-(.. Was an honest mistake.. Lisa

Member Payment Dependent Notes Series 463039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463039	$14,400	$14,400	12.53%	1.00%	December 8, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463039. Member loan 463039 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	performance property	Debt-to-income ratio:	3.76%
Length of employment:	10 + years	Location:	SALT LAKE CITY, UT

Home town:
Current & past employers:	performance property
Education:

This borrower member posted the following loan description, which has not been verified:

579539 added on 11/24/09 > I am paying off credit card bills<br/> 579539 added on 11/24/09 > paying off high instrest credit cards<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$95,564.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance? Thank you.	Type your answer here. capital one $8,000.00 american express $5,000.00
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Type your answer here. I plan on paying crdedit cards
maybe your answer got cut off? without income veriffication and complete answers to the questions I will not be able to fund a portion of this loan.	Type your answer here. what is the question?
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Type your answer here. I am planing on consolidate all of my credit card debt with this loan.
I would be willing to help also but I want to see answers to the questions 544579 asked. They are still there to see. Also, since you show $25,000 per month income, why do you need a loan to pay off 13,000 of CC debt? Would you be willing to have your income verified by Lending Club?	Type your answer here. my income that i gave you is before taxes (i can fax over my tax papers if needed)
What is your role at Performance Property? Does your salary fluctuate? I am assuming it's based on rentals/sales of property.	Type your answer here. I am half owner of the company it is a landscape company but I also do own a home in florida that I rent & recieve $966.00 per month.
Do you make $25,000 per MONTH or per YEAR?	Type your answer here. My gross income is $300,000.00 per year

Member Payment Dependent Notes Series 463044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463044	$3,000	$3,000	11.83%	1.00%	December 4, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463044. Member loan 463044 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Buckeye Pipeline Co.	Debt-to-income ratio:	11.71%
Length of employment:	6 years	Location:	Lima, OH

Home town:
Current & past employers:	Buckeye Pipeline Co.
Education:

This borrower member posted the following loan description, which has not been verified:

579546 added on 11/24/09 > I'm requesting an unsecured personal in the amount of $3k to consolidate my higher interest credit card rate. Please consider my request because my history of being on-time with payments are very good.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	61
Revolving Credit Balance:	$17,900.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer the following: nature of the debt you will pay off with this loan how are you handling the difference between this loan of 3k and the total revolving credit balance listed of 17.9K? steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	First and foremost my income verification and all other requested documentation will be sent to Lending Club 11/27/09. The lower interest of 11.75% for the 3k loan will be used to refinance a higher interest card which has an interest rate of 23.99%, that will cut this basically in half. The balance of my other revolving credit already have a lower interest rate below what's being provided here. The steps being taken to get spending in line with my income is getting lower interest rates to pay off debt faster, paying more towards my principal on my mortgage, working more hours at work. My monthly commitments are: (mortgage: $1584, utilities: $285, Revolving Lines of credit: $290, Truck Lease: $413, Credit Card: $77). The refinanced credit card has a balance of $2553. I have a good steady income in the petroleum transportation system as a pipeliner/operator. My average monthly income is $6917. In case of job lose my business partner and myself is currently working on opening our first Anytime Fitness franchise. I hope that this information suits potential lenders. If more information is needed please ask. Thank you

Member Payment Dependent Notes Series 463049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463049	$17,500	$17,500	12.53%	1.00%	December 8, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463049. Member loan 463049 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	clovernook health care	Debt-to-income ratio:	23.35%
Length of employment:	< 1 year	Location:	middletown, OH

Home town:
Current & past employers:	clovernook health care
Education:

This borrower member posted the following loan description, which has not been verified:

579554 added on 11/24/09 > Finished major improvements to my home that I bought as a REO. Completely gutted and finished interior including all plumbing and electrical service, walls, floors, windows and ceilings. Now finishing outside with siding,roof, landscaping.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,042.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It appears you already have some major revolving credit debt. How are you going to be able to afford the payments for this loan at $585.67 / month while still paying off the revolving debt? Do you plan to live in this house or are you looking to flip it after the renovations.	I will continue to live in the home as I have been since 9/08. The revolving credit is being addressed monthly to decrease amounts and my car payment of 838.08 ends in 8 months with payoff. When I returned to my previous employment in 8/09 my income was greatly increased and handle this debt without difficuly as evidenced by never late on payments. Sincerely, Marie
I have the following questions: 1. Position at Clovernook Health Care? What were you doing prior to joining them less than a year ago? 2. Can you please, verify your income with LendingClub (you can call them for details) 3. Can you please, list in details your monthly recurring expenses? Thank you!	1-Director of Nursing, RN for 21 years 2-info sent to lending club for income verification 11/30/09 morning. 3-mortgage piti 373.00 car 838.08 utilities average 145.00 combined credit cards 450.00 cable/internet 112.00 phone 96.00 auto/cycle insurance 1200.00/yr Sincerely, Marie
Is that mortgage payment correct? $373. What is your mortgage balance vs. what you anticipate the house will be valued at after renovation. Thank you.	Mortgage balance is 38,600.00. Home should value at 70,000.00 Sincerely, Marie

Member Payment Dependent Notes Series 463064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463064	$6,000	$6,000	15.65%	1.00%	December 8, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463064. Member loan 463064 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Trade Solutions	Debt-to-income ratio:	22.45%
Length of employment:	2 years	Location:	Mason, OH

Home town:
Current & past employers:	Trade Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

579582 added on 11/24/09 > I plan to consolidate credit cards into one montly payment which will be lower than what I am paying now. I have a very secure job and have paid all my bills on time. This loan is strictly for consolidation reasons. I bring home over $3200 a month and my monthly bills are about $2100.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	33
Revolving Credit Balance:	$6,740.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Position @ Trade Solutions? Thanks in advance for all answers. I invest after receiving your answers.	I am Operations Manager. I worked in the same position at a similar company for five years before starting at Trade Solutions.

Member Payment Dependent Notes Series 463078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463078	$6,000	$6,000	13.57%	1.00%	December 4, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463078. Member loan 463078 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Ball Janik LLP	Debt-to-income ratio:	8.81%
Length of employment:	1 year	Location:	Portland, OR

Home town:
Current & past employers:	Ball Janik LLP
Education:

This borrower member posted the following loan description, which has not been verified:

579611 added on 11/25/09 > Hi there! I'm trying to go carless and sell my car, however I'm upside down on my loan. Please help me by loaning me the difference so I can be more sustainable and save money on car payments, insurance and gas. Thank you!<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	15	Months Since Last Delinquency:	17
Revolving Credit Balance:	$54.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Sure. I've been at my present position for about 14 months. Previously I lived in the Midwest and worked at my job there for over 3 years. I only quit that job to move here, the Pacific Northwest.
What is the current monthly amount of your car payment car insurance gas?	Car payment- $417 Car Insurance- $180 Gas- $100 I do not drive my car to work; I take the bus. The car is just used for weekends.
How much is your current car payment insurance gas per month?	Car payment- $417 Insurance- $180 Gas- $100
I would consider contributing to your loan if you can give us a run down of your monthly expenses and justify how you can fit this 203 dollars a month into your budget.	I would fit it into my budget because I would not have a car payment or an insurance payment anymore. The only car expense would be the $203 loan amount per month. My expenses are: Rent- $725 Car (payment, insurance)- $597 Phone- $85 Cable/Internet- $70 Credit card payment- $285 Utilities- $100 Total- $1862 When I have get this loan and get rid of my car I will still be able to save about $400 per month.
what will be the bus cost per month? how many months do you have left on your current loan	My office pays for half of my transit pass so I only have to pay about $40 a month (taken out of my paychecks). I have about about 35 more months of car payments left. It's only half paid off.
Could you please explain the 3 delinquencies in the last 2 years?	Without reviewing my credit report I can't say for certain what they relate to, but I would guess I was late on my credit card payment. I've since arranged for all my bills to come straight out of my account and have not had a problem with that anymore.

Member Payment Dependent Notes Series 463133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463133	$15,000	$15,000	11.83%	1.00%	December 7, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463133. Member loan 463133 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Richland Manor Health Campus	Debt-to-income ratio:	14.20%
Length of employment:	10 + years	Location:	Lima, OH

Home town:	Lima
Current & past employers:	Richland Manor Health Campus
Education:	The Ohio State University, Apollo Career Center

This borrower member posted the following loan description, which has not been verified:

579709 added on 11/25/09 > Trying to stop paying the increased Credit card interest rates they are forcing on us eventhough we are good customers.<br/> 579709 added on 11/29/09 > We both have very stable jobs in the healthcare area. Actual total household income is over $100,000. We will have no problem in replaying this loan. Our credit has been spotless for nearly 10 years. We thank you for your interest in funding our loan.<br/> 579709 added on 12/02/09 > This will allow us to get out from under the credit cards high interest much quicker then paying them seperately. We will have a set date that we will be free of the credit cards. Again, thank you in your interest in funding our loan.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,894.00	Public Records On File:	1
Revolving Line Utilization:	39.60%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide an explanation of the public record you have on file	I don't know what your asking about unless it was a bankruptcy we had many years ago due to wife's hidden fianancal problems. Credit has been spotless since then. That was nearly 10 years ago.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thank you for your interest in helping with our loan. Lending Club is already authorized to verify my income. This is only my part of the household income as there was no place to place my wife's income and other income. Our total household income is just over $100,000 a year. 2008 form 1040 adjusted Gross Income was $117,620. The Nature of the debt is credit cards in either of our names where we just haven't been able to pay off due to the continued raising of the interest rates. We have taken all steps to limit spending but we are also supporting a adult daughter from a family breakup and an adult son Air Force vet who is home attending college. I have a ill father we are also helping. We are also taking what we have in savings and and applying with the loan to get the creid card completely paid off. This will let us get free of the credit cards in three years. We haven't been able to do that by just paying what we can on them. Our Rent is 595.00 monthly, Utilities run about $900 monthly. One car loan at $365 a Month, All other household expenses at $1700 a month. Credit cards trying to pay off are Juniper Master card $ 6207 at 24.99%....WAMU Visa $2864 at 15.24%....Washington Mutual $926 at 12.24%...Wife's cards Direct Merchants $2700 at 19%....Capital One $1350 at 18%.... Household Bank $650 at 21% and Merrick Bank $690 at 21%. We both work in high demand healthcare settings so it is a minimal rish that we would lose our income or jobs. In case of illness we are both covered with short and long term disability to cover our incomes. I hope this answers all your questions. Thank you again for your interest to help us. We are just trying to get the credit cards paid off the best way possible.

Member Payment Dependent Notes Series 463145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463145	$10,000	$10,000	12.18%	1.00%	December 8, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463145. Member loan 463145 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Earnhardt Toyota	Debt-to-income ratio:	8.71%
Length of employment:	10 + years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Earnhardt Toyota
Education:

This borrower member posted the following loan description, which has not been verified:

579725 added on 11/24/09 > Am tyring to help a close family freind get home for Christmas they are stranded in Africa after someone mugged them and took their money<br/> 579725 added on 11/25/09 > always pay my bills on time never have missed a payment<br/> 579725 added on 11/25/09 > They are a family of three one father with two daughters, woudl love to get them home for teh holidays<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,967.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Please describe your responsibilities at Toyota? 2) Please describe your revolving credit balance of $47,967? 3) Please explain the 5 credit inquiries you had in the last 6 months 4) Don't your friends/family have credit cards to purchase the tickets? Thanks!	I'm in charge of the parts and service department for the Toyota store and responsible for making a profit in those deparments. The credit card balances are from me helping a brother out of a job and I plan to have those paid off when I can get this family friend home. The credit inquires are from trying to get loans to help out my brother and recently to help out this family friend. I have never missed a payment on any loan or credit card and I feel I need to help those I can. I have no one else to turn to for the money.
Would like to help, but would you please let me and other potential investors know more specifically how this money will be used to help your friend.	He has some hospital bills to pay from the mugging and his credit card is not being accepted for payment there. They are holding his passport until he pays.

Member Payment Dependent Notes Series 463151

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463151	$7,500	$7,500	12.87%	1.00%	December 3, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463151. Member loan 463151 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Salt Rock Grill	Debt-to-income ratio:	8.31%
Length of employment:	< 1 year	Location:	SEMINOLE, FL

Home town:
Current & past employers:	Salt Rock Grill
Education:

This borrower member posted the following loan description, which has not been verified:

579736 added on 11/24/09 > Want to pay off my credit cards and have one simple payment.<br/> 579736 added on 11/24/09 > Borrowing money is something I do not like to do. However, most of my credits card have bumped my APR per month above 20%. Trying to manage 5 different cards is hard enough. Having one simple payment plan which I can focus on paying off quickly is much easier then five a month. I learned my lessons on credit cards and if the opportunity arises to pay them off and have one simple payment, I can focus on repaying this loan back promptly. I am never late on my credit card payments and always pay more then the minimum balance. Unforutanely I wasn't thinking when I was younger. Now I am 27 with a plan to be debt free sooner then the 3 years offer.<br/> 579736 added on 11/25/09 > I have been using a budget for the last 4 months:<br/><br/>Rent / Utilities: $500.00<br/>Cell Phone: $80.00<br/>Car Insurance: $120.00<br/>Hospital Bill: $100.00 (4 months left)<br/>Health Insurance: $140.00<br/>Student Loan: $100.00<br/>Food: $300.00<br/>Gas: $100.00<br/>Credit Cards: $400.00 <br/>Entertainment: $200.00<br/><br/><br/>I am studying for my wine certification and working 6 days a week to keep ahead of bills.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,091.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the restaurant? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Please list the five cards including balance, interest rate, and minimum monthly payment for each. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a waiter at this restaurant. My responsibilites include of taking care of my guests. I work at least six days a week and 25-28 days out of the month. I am a single male who has the support of my parents, if needed. If I lose my job, I have them as a backup to take care of my loan. I do not want to use my parents as my source to pay off my credit cards, as these are my responsiblities, and mine alone. Chase: $1539.00 27.24% $49.00 Citi Card: $1500.00 21.00% $45.00 Household Bank $700.00 28.00% $30.00 Capital One: $2800.00 19.99% $85.00 Orchard Bank $500.00 $25.00
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Sure. I have been in the hospitality industry since I was 18. I started working at the age of 14 at a grocery store on the weekends until the age of 16. When I hit 16, I worked about 25-30 hours at the same location until I made a change over to Outback Steakhouse when I was 18 and a senior in HS. I went to Florida State where I transferred to the Outback up there and worked until I graduated at the age of 23. I used my degree and went into management with a restaurant corpoation names J. Alexanders. I worked with them for three years being promoted from manager to service manager and soon GM. I left them due to being unhappy with the company for unfufilled promises(as many other things) and the opportunity to open a restaurant for a friend of mine. This was a experience of a lifetime for myself, even though the restaurant did not work out. I decided to move back to FL and figure out a plan for myself. My goal is to stick with Salt Rock Grill for another 2.5 years while I'll finish my certification. Salt Rock Grill has been around for over 12 years and has received awards all across the US.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	I will take care of this in the next few days. LC is closed until Monday.
Did you contact LC about income verification? What will your "Wine Certification" provide you with? Are you in charge of other waiters or non-supervisory? Thanks!	Hi. I contacted LC once again today about how to provide income certification for prospective lenders. I have not received any answers or notification from them. LC said on Friday they would get back to me, but nothing from that department either. On "Wine Certification". This will make me a Certified Sommelier; someone who can suggest / sell wine in forms of wine / spirits distribution or work for certain restaurants (run inventories, suggest wines to guests, etc..) The restaurant already knows I am working toward my certification. I believe when accomplished, more opportunities within the restaurant will be offered. Regardless, this will help myself down the road in FOH Hospitality and give add more achievements to my resume.

Member Payment Dependent Notes Series 463175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463175	$7,500	$7,500	8.59%	1.00%	December 3, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463175. Member loan 463175 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	united rentals	Debt-to-income ratio:	19.88%
Length of employment:	4 years	Location:	CORPUS CHRISTI, TX

Home town:
Current & past employers:	united rentals
Education:

This borrower member posted the following loan description, which has not been verified:

579782 added on 11/25/09 > thank you<br/> 579782 added on 11/28/09 > I don't know why i didn't think about it before,sorry,i also pay 200.00 a month for a shop to keep the car.Iam moving out at the end of december.The loan will only increase my monthly output by 37.00 and allow me to get all of my property to one location.I have had the shop for 6 years and it is all rent,nothing to show for the money.<br/>thank you for the question.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,720.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What is the trailer to be used for? What are your responsibilities at United Rentals? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	The trailer if for hauling and storing a racecar.I am the sole wage earner.I am uniteds mechanic and site manager for a large yard owned and operated by kiewit industries,i have been at this same jobsite for eight years with the same responsibility.No second mortgage,8years remaining on mortgage.Mortgage is 566.00,car is 600.00 one improvement loan for 300.00 that matures in june 2010.In the case of job loss i will sell trailer or car.Kiewit's yard that work at is contracted through 2014 with schedules already in place and as long as there busy i am busy also.I supply all of there rental equip(manlifts, forklifts etc.)over 120 pieces at this time.
Does United Rentals rent or sell used the trailer that you are considering purchasing?	No united rentals doesn't.The trailer is for personel use.The trailer is also to old to finance secured but it has living quarters and is in very good condition.
What's the deal with the $5720 of revolving credit. Who do you owe and how will this affect your payments to lending club? The amount of revolving credit is higher than your monthly income. That concerns me.	that might be the total of my credit cards or something like that ,not sure, but my income is more than i pay out each month.mortgage,car payment,one home improvement loan and a few credit cards.

Member Payment Dependent Notes Series 463214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463214	$24,000	$24,000	11.48%	1.00%	December 7, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463214. Member loan 463214 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Federal Bureau of Investigation	Debt-to-income ratio:	12.68%
Length of employment:	6 years	Location:	Sahuarita, AZ

Home town:
Current & past employers:	Federal Bureau of Investigation
Education:

This borrower member posted the following loan description, which has not been verified:

579838 added on 11/24/09 > Debt consolidation<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,092.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any other debt/income (e.g. from spouse)? Thank you.	Income from spouse is 50,000/yr; 0 debt.
With a credit score of 780 this is a very appealing investment. Please respond to the following so we can learn more about this opportunity: What are your responsibilities at the FBI? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am an agent with the Bureau. Expenses are: Mortgage: 1300 Car: 450 Insurances: 150 Utilities: 300 Household: 800 Other: 600 Debt being paid off: 800/month with avg rate around 15% There is no second mortgage or home equity LOC. As for job loss, I would use retirement savings to pay off however, being a federal employee, the world would have to be coming to an end for layoffs to happen.
Hi: Are you planning to have your income / employment status verified? Thanks.	Yes, I submitted everything last night.

Member Payment Dependent Notes Series 463269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463269	$10,000	$10,000	11.48%	1.00%	December 3, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463269. Member loan 463269 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,733 / month
Current employer:	University of California San Francisco	Debt-to-income ratio:	14.79%
Length of employment:	2 years	Location:	San Francisco, CA

Home town:
Current & past employers:	University of California San Francisco
Education:

This borrower member posted the following loan description, which has not been verified:

579936 added on 11/25/09 > I am a PhD level researcher at UC San Francisco School of Medicine. I was never late on any payment.<br/> 579936 added on 11/26/09 > My job is very secure as it is governmentally funded. The fund will allow me to stay away from a credit card company that has been very inconsistent in terms of their APR. I would rather like to pay you the investors here.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,077.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thank you very much for your inquiry. Yes, I am the sole wage earner (I am single). My rent is $625/mo that includes utilities (i.e., electricity, gas, water, etc). I had a 3-year car loan and I have 11 x $212 more payments to make. Besides these, I spend about $350/mo on food, $45 on my cell phone, $60 on car insurance, ~$50 on gas (car), and $80 on cable/internet. I have about $10500 on the credit card that I would like to pay off with the help of the investors here. The current APR is 16.99%, however, the rate has been going up and down for no understandable reason. It was originally at 8.99%, then it went up to about 24%, then went down a little to 22, 18, and now its about 17. I have indeed called up the credit card company a few times to understand why this is happening, but all I received was a lot of financial technical terms that were too difficult for a medical researcher like myself to fully understand. Importantly, I was never late on any payment. I've finally become sick of this inconsistency that truly costs me a lot of money. My current position has a guaranteed funding for at least 3 years (and most likely 4 years) with consistent raise. Since I am the person who brought in the most of this governmental funding, unless I say "I quit", I will have this position for the minimum of 3 years. Thank you very much, again, for your inquiry. Please, feel free to ask me any additional questions that you may have.
Thank you for the information. Just another question or two: How long have you had your PhD? Did you use student loans to fund your education? What kind of medical research projects do you work on? Thank you for answering these additional questions.	Thank you for your questions. I've had my PhD for 2 years and 3 months. I did use some student loans to put me though college (but not for graduate school as I was fully funded both intramurally and extramurally). I borrowed about $45,000 for my college education, which I started trying to pay off in my days in graduate school. However, I came to find that the student loan agencies/organizations were not as "friendly" as they originally sounded. In fact, I know several former classmates whose debts aren't really going down despite the fact they're paying a lot each month. Primarily for these reasons, I decided to pay off my student loans (when the total came down to about $15,000) using my credit cards that, at that time, had very attractive APRs. However, soon after I put this amount on my credit cards, their rates started changing a lot for no identifiable reason. The remaining balance is essentially what I would like to pay off with the help of the investors here. In describing my research projects, respectfully I would like to be as vague as possible to protect my identity. I am in cancer research and am engaged in both basic and clinical research. Thank you very much.

Member Payment Dependent Notes Series 463279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463279	$8,400	$8,400	14.96%	1.00%	December 3, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463279. Member loan 463279 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,730 / month
Current employer:	Denver 911 Communications	Debt-to-income ratio:	13.92%
Length of employment:	< 1 year	Location:	Castle Rock, CO

Home town:
Current & past employers:	Denver 911 Communications
Education:

This borrower member posted the following loan description, which has not been verified:

579955 added on 11/25/09 > I am fortunate to have a very stable job during this economy. My reason for the loan is to pay less interest in the long run on a lower rate than my credit cards.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	10
Revolving Credit Balance:	$9,713.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Not a problem. Although I have been in my current position for less than a year. I have actually spent just shy of 5 years with the City and County of Denver. Before becoming a 911 operator I was a Denver Public Safety Cadet. Which in short means that I was working for the Police, Fire and Sheriffs department doing administrative functions. I started that position back in January of 2005.
Denver 911 Communications Loan quetions: 1- House and auto payments per month $? 2-$9,713 Revolving credit balance; CC payments per month $? (Total payments paid per month; not minimum payments due per month.) Thanks in advance for all answers. I invest after receiving your answers.	I have no car payment at this time because it is paid off. It isn't too pretty but it runs. I currently am not paying rent because I moved back in with the parents to save money. I pay apprx $550 a month in efforts to reduce my debt. Unfortunately my rates are pretty high and I'm paying to much in interest. I hope this answers your questions. Let me know if you would like to know anything else.

Member Payment Dependent Notes Series 463376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463376	$6,000	$6,000	8.59%	1.00%	December 2, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463376. Member loan 463376 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	DuHadaway Tool & Die Shop	Debt-to-income ratio:	22.52%
Length of employment:	< 1 year	Location:	Elkton, MD

Home town:
Current & past employers:	DuHadaway Tool & Die Shop
Education:

This borrower member posted the following loan description, which has not been verified:

580131 added on 11/25/09 > I have one Citi card I just can't pay-off because of ever increasing interest rates. I just received notification that the rate raises to almost 21% in December, no way. I can't find a balance transfer that works but this feels right. I have always paid a lot more than the "minimum due" and have never been late. The balance of the money will pay off a small personal loan I had to get to help my daughter. My bank charges me 14% on the loan but only gives me 1.75% on my CD. I know it will extend the bank loan somewhat but the benefit of shortening the time on the credit card far outways the extension.<br/> 580131 added on 11/25/09 > I am 56 years old and have been in the welding trade for 35 years. I work for a great company that is not going anywhere. I always pay my bills on time as my credit report shows. I am although no expert on money. I want to get to retirement early and debt free. This is the only way I have found for the "regular guy" to get rid of high interest obligations in a short period of time.<br/> 580131 added on 11/30/09 > Good Morning Everyone,<br/>I feel I must clarify a few things to assist any funders interested in my loan. A mistake was made in my profile regarding my work history. I have been employed at my present company for 18+ years and previously at DuPont for 17 years. As I stated I am only trying to get rid of two high interest accounts and move foward towards saving for retirement. I have a decent small nest egg but using it to pay off these two obligations could put me in a position I would not like to be in with this economy. It makes sense to combine these into a single payment with a much smaller rate and be done with it in three years and move on. My credit history should prove that I always pay my bills and am never late. I have the standard bills: mortgage, truck payment, car payment and a camper payment. I hope this clears any questions you may have.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	48
Revolving Credit Balance:	$3,676.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am willing to help fund your loan even though the employment	Hello, Sorry but I have been away during the holiday weekend. I have been employed at my present company for 18+ years. I will have to check my profile as I have never been unemployed.
Hello again. For some reason, my previous note to you was interrupted and sent before I had finished my typing. Your employment history indicates that you have been employed for less than one year but in your narrative you note that you have been in the welding trade for 35 years, have a mortgage and family obligations...so I am going to help fund your loan. Your plan to pay off the citicard makes sense and to never carry over a balance once it has been paid off. I am sure you also realize that the CD rates you are receiving do not offset the costs of your personal loan or even keep pace with inflation. Once you get your debts under control and have established an emergency fund for yourself, you might consider contacting the Lending Club again to see if you can become a lender and begin to let a small amount of your money work for you and completely get out of that debt cycle. As you mentioned, you may be no expert on money but with some conservative limits and common sense in determining who you decide to lend your money to, you may be able to build a safety net that provides much more than the 1.75% that the banks are willing to give you. Best of luck in your loan request.	Already answered

Member Payment Dependent Notes Series 463406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463406	$10,000	$10,000	12.87%	1.00%	December 7, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463406. Member loan 463406 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	The Reop Group LLC.	Debt-to-income ratio:	21.97%
Length of employment:	4 years	Location:	Tallahassee, FL

Home town:
Current & past employers:	The Reop Group LLC.
Education:

This borrower member posted the following loan description, which has not been verified:

580187 added on 11/25/09 > If a man doesn't his word, he has nothing. I am a good borrower because I always keep my word and take care of my obligations.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,259.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using this loan for? Thank you in advance.	Lay-off as a Loss prevention specialist put a crunch on the income in 2006. Taking care of my son that had an AVM, Arterio Venus Malformation, this is a form of aneurysm that requires much support and family finances until the patient gets better. The bills are being paid, never a late payment in more than 5 years. Also the Ministry that I'm in needs help to accomplish its outreach goals in helping families, at-risk children and others. They have already committed to the repayment of the debt. If it had not be for churches and ministry's, my family would have be over $200, 000 in the hole. "What God Has For Me, It is For Me"
Could you elaborate on what you intend to do with this loan? Also, could you explain how you accrued $22,000+ in debt? Finally, how will the $336.34 / month payment fit into your budget over the next three years? Thanks in advance for your responses.	Lay-off as a Loss prevention specialist put a crunch on the income in 2006. Taking care of my son that had an AVM, Arterio Venus Malformation, this is a form of aneurysm that requires much support and family finances until the patient gets better. The bills are being paid, never a late payment in more than 5 years. Also the Ministry that I'm in needs help to accomplish its outreach goals in helping families, at-risk children and others. They have already committed to the repayment of the debt. If it had not be for churches and ministry's, my family would have be over $200, 000 in the hole. "What God Has For Me, It is For Me"
Please explain in detail the purpose of your loan. Your credit history seems strong enough. But you haven't given us potential investors the slightest clue as to why you need this money and how you'll use it. We become much more willing to invest when we receive a reasonably complete picture. Also, please describe your position and responsibilities at The Reop Group. Thank you and good luck.	Lay-off as a Loss prevention specialist put a crunch on the income in 2006. Taking care of my son that had an AVM, Arterio Venus Malformation, this is a form of aneurysm that requires much support and family finances until the patient gets better. The bills are being paid, never a late payment in more than 5 years. Also the Ministry that I'm in needs help to accomplish its outreach goals in helping families, at-risk children and others. They have already committed to the repayment of the debt. If it had not be for churches and ministry's, my family would have be over $200, 000 in the hole. "What God Has For Me, It is For Me"
Your repetitious answer to multiple questions is making me less inclined to loan you money. If you could actually answer the questions, it would be helpful. It is nice that God has stuff for you, but we are just humans, and would like real answers. Purpose of the loan? Your Job and responsibilities? You outpatient status?	I am using the finances to help out a local ministry. I am employed as an Investigative Consultant and I volunteer as a Pastor. I am responsible for background checks, service of legal process, and sometimes surveillance. I currently have a degree in Criminal Justice, and Public Affairs. I am also a seasonal Loss Prevention Detective, due to the high theft rate in the U.S., It's getting real busy in the Loss Prevention field. Take a look a: www.lpjobs.com. Furthermore, I will be changing my loan request to $8000.00 this week. Thanks for your time and consideration.

Member Payment Dependent Notes Series 463465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463465	$15,800	$15,800	11.14%	1.00%	December 7, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463465. Member loan 463465 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Head Start Telecom	Debt-to-income ratio:	21.88%
Length of employment:	< 1 year	Location:	STILLWATER, OK

Home town:
Current & past employers:	Head Start Telecom
Education:

This borrower member posted the following loan description, which has not been verified:

580287 added on 11/25/09 > Credit card rate is extremely high. Just want a set dealine for payoff. Loan will allow balance to be gone in 3 years or less. Employment is very secure, and have some additional family income as a supplement.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,860.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please comment on the difference bet the amount requested and the RCB. 2. What was your prior employment? 3. What is the dollar breakdown of your monthly expenses?	1)RCB? 2)14+ yrs with the same telecom company. Now with a new telecom company. 3)Mortgage = $1887, 2 cars @ 495 and 621. Bills, etc avg about 500-600.
Please respond to the following: What are your responsibilities at Head Start Telecom? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Director of operations. In charge of all operations: call center, back office, OSS, vendor relationships, technical recommendations, and other as directed. Sole earner. How it fits into my budget: Payments are less than what I am already paying on the credit card, with very little progress made in payoff. With this loan, I pay less, and have a set payoff date. No HELOC. I have many times more than this loan amount in equity investments. If needed, could liquidate. Do see it as ever being needed, but it's there. Appreciate the interest.
Since you are applying for $15,800 and your revolving credit balance is $29,860, will the interest rate you are paying on the remaining $15K or so be lower than the interest rate on this loan? Thank you for your helpfulness.	No. I'd prefer to have the entire amount at this rate.
Sorry, but I still don't understand how a $15,800 loan will allow a balance of $29,860 "to be gone in 3 years". What does the $29,860 of debt consist of?	I have 2 balances and on is $15,800. That balance will be gone in 3 years. A separate credit card is the remaining balance. I wasn't allowed to apply for the amount of the total $29,860, or I would have. $25,000 limit
Could you please verify your income with Lending Club? This involves reaching out to them directly and finding out what documents they require for you to do so. Income verification is a way for borrowers to make lenders feel more confident in making loans. Thanks!	I OK'd income verification on my initial loan inquiry.

Member Payment Dependent Notes Series 463478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463478	$14,000	$14,000	8.94%	1.00%	December 7, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463478. Member loan 463478 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Dept of Defense	Debt-to-income ratio:	15.80%
Length of employment:	8 years	Location:	chambersburg, PA

Home town:
Current & past employers:	Dept of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

580310 added on 11/25/09 > I work for the federal government and will be deploying to Iraq in March 2010. my plan is to have this loan paid off by Sep 2010. This laon will pay off some of my debts completely, the extra money I earn while deployed will pay off the all but 2 of my debts. I will still have a mortgage and a line of credit.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,767.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities in the military? Is the $10,000 your military income or a civilian income when not deployed? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss (if the answer above is civilian employment), what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am not in the military .. I am a civilian government employee (vice contractor). The 10,000 is my military retirement. Yes I am the sole wage earner. Wife is going to school and graduates in May 2010. If laid off I would get lump sum for my leave I have accured. Also I have over $150,000 in my thrift savings account. I am in a use or lose leave situation now... I have 240 hours on the books. There is no threat to being laid off. As for the bills I have plan on paying off ... I pal no paying off my TSP loan which is 9288 (200.00 a pay period). Finish paying off my car loan of 250.00 a month... so the monhtly pyment is not a problem ... I planne don paying 500.00 a month to pay it off early. For the upcoming deployment... the work hours are at least 12 hours a day ...7 days a week .. so in the 26 weeks .. I will earn 109,000 before taxes.

Member Payment Dependent Notes Series 463612

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463612	$12,000	$12,000	12.87%	1.00%	December 4, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463612. Member loan 463612 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Target Corporation	Debt-to-income ratio:	21.68%
Length of employment:	10 + years	Location:	Lansing, MI

Home town:
Current & past employers:	Target Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

580463 added on 11/25/09 > I am a new parent, and want to be debt free as soon as possible to provide my daughter with a better future.<br/> 580463 added on 11/26/09 > I pay my bills on time, and have never missed a payment on any debt. I have worked at the same job for 14 yrs.<br/> 580463 added on 11/26/09 > I am attempting to consolidate my entire credit debt, totaling $12,000, in order to better help my family and their needs. I have been employed with Target Corporation for over 14 yrs, and have been an employee in good standing for the entire time. I have been a manager (team leader) for almost 10 yrs of my career with Target, and receive annual performance raises every year. My debt consists of $7,000 between two credit cards, and a previously consolidated loan thru my credit union for $5,000. The loan was co-signed by my parents, and I am trying to pay off my debt without their name attached, to help them in their time of financial need. I can handle the loan debt on my own, and have had no trouble making monthly payments of over $400 per month. I have never had a late or outstanding payment on any of my bills, and my credit is in good standing. I like to keep my life simple, and would like this loan to keep everything in one easy monthly payment. I appreciate you considering my loan request.<br/> 580463 added on 11/26/09 > I am an employee of excellent standing. If for some reason I were to lose my job, I would have backup sources of money to cover my loan payments, such as 401k and early retirement benefits that I have earned from Target Corporation. I also have supplementary life insurance in addition to company paid life insurance to backup any debts if I were to expire prematurely.<br/> 580463 added on 12/03/09 > I would like to thank everyone who has invested in me so far. If I get funded for this loan, you will not be sorry. I am a responsible candidate.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,370.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Hello, and thank you for looking at my loan request. I am attempting to consolidate credit & loan debt totaling $12,000. This loan would eliminate all of my credit debt if approved. I have a total balance of $7,000 between two different credit cards, and make my monthly payments without difficulty, but want to get them paid off versus paying interest. I have a previously consolidated debt thru a credit union, and that debt accounts for the remaining $5,000 of the $12,000 I am attempting to re-consolidate. My rent is $610 per month, including all utilities. I do not have a car payment (share a used car with girlfriend). My other monthly expenses are normal personal items such as groceries, child care, gas for car, etc. I would also like to clear my debt in order to better help my parents, who are in a financialy tight spot at the moment. My annual income is $32,000 per year. I have been employed, in excellent standing, with Target Corporation for over 14 yrs, and receive performance raises on an annual basis. I work full-time as a team leader, and have worked my way up the company ladder, starting with the company while I was still in high school. I enjoy helping people, and like to keep my life simple. Thank you for considering my loan application.
I trust your credit card rates are over 13% Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so.	In the process of doing this now. Thank you for the advice.
Are you presently contributing to your 401(k) account?	Yes. I had taken out a general purpose loan of $1,800 last year for my newborn's expenses, which froze the company-matched contributions temporarily. Target will be matching my paycheck contributions again within the next 9 months when that is paid off (automatically deducted from my paycheck every two weeks). The balance is in good shape.
What are the interest rates on your loans currently?	the interest rate on my loan is 14%, the credit card debt rates are 18 % and 21%. Besides getting a better rate on my loan here, I am requesting this to put my debt in my name alone (my parents co-signed on the 14 % loan).
Member, You have done the work and achieved the success for a good future. As a possible investor in your future, I need to know if you can support yourself without adding new credit-card debt on top of this $12,000 loan? Will you live card free? Thank you.	Yes, that is definitely my plan. I will immediately pay off my debt and cancel the cards if I get my loan funded. Consolidating everything into one lower payment will leave me with extra cash to save. It will feel great to be debt-free in a few years.

Member Payment Dependent Notes Series 463701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463701	$7,000	$7,000	18.09%	1.00%	December 8, 2009	December 10, 2012	December 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463701. Member loan 463701 was requested on November 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Melissa Rice	Debt-to-income ratio:	7.52%
Length of employment:	2 years	Location:	WOODSIDE, NY

Home town:
Current & past employers:	Melissa Rice
Education:

This borrower member posted the following loan description, which has not been verified:

580684 added on 11/26/09 > I am requesting this loan to consolidate debt. I've had a very stable job for 2 years now and have been very responsible in paying back debt. My credit score is over 700 with no delinquent accounts and/or bankruptcies. I intend to payback this loan with the help of my 5 children, all of whom are employed full-time in public and private sector industries. What makes me a good borrower is how responsible and consistent I am in making monthly payments while never falling behind. I have not gone unemployed for more than a 1 month period and currently enjoy very stable employment. I have the ability and means to payoff this loan according to the terms of and conditions, in the manner and timeline agreed upon. I hope I have provided enough information to satisfy any concerns, if any.<br/> 580684 added on 11/29/09 > Being that this is my first time using Lending Club, I'm still learning the process of posting and getting a loan funded. I want to add a few things for potential lenders that were unclear in the details of my first posting. This loan will aid me in paying off debt and also kick start a small business initiative I have taken on with the help of my husband and children, ???Pizza Conica???. I need a large sum of cash to take on the expenses of the business, hence the amount of the loan requested by me. I've been working in Child Care services for the past 10 yrs in NYC and enjoy good job security. I've been working for my current employer for the past 2 yrs. I rent an apartment and do not own a car, boat or pay a mortgage. I???ve never previously been in the position of having or wanting to request more credit than what I have needed and try to limit my expenses. My intention is to start repaying this loan with the help of my children; however this loan WILL NOT be used to pay any their debt. Please do not hesitate in asking more questions.<br/>

A credit bureau reported the following information about this borrower member on November 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,959.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Position @ Melissa Rice? 2-House and auto payments per month $? 3-$9,000 Revolving credit balance; CC payments per month $? (Total payments paid per month; not minimum payments due.) 4-CC debt is $9,000; you are askiing for %25,000 loan. What is $16,000 fifference to be used for? Thanks in advance for all answers. I invest after receiving your answers.	Thank you for your questions. I have added more details in my profile that will hopefully answer all your questions. Please check the updated details on the loan and don't hesitate to ask if you have any other concerns.
Good luck with your loan. A few questions: We only see the 9K balance on your revolving credit lines and you are requesting 25K. Will you please submit to us a list of all your outstanding debt please. Will you explain what you do for employment? Will any of this money go toward your childrens' debt? Thanks	Thank you for your questions. I have added more details in my profile that will hopefully answer all your questions. Please check the updated details on the loan and don't hesitate to ask if you have any other concerns.
Thanks for your loan explanation. One comment/question please. For someone who has 5 grown children, according to your credit report, your earliest credit line is only 6 years ago in 2003. Didn't you have any credit cards or other credit lines prior to 2003? If not, how did you do that? Thanks in advance for your answers and good luck with your loan.	Thank you for your questions. I have added more details in my profile that will hopefully answer all your questions. Please check the updated details on the loan and don't hesitate to ask if you have any other concerns.
Hello, To help you receive funding from folks like me, you might want to expand your explanation re your loan request. Your title implies you need money for a business named Pizza Conica. You are asking for 25k. But you only owe 8.9k. Why the difference? What is the extra $15k for?	Thank you for your questions. I have added more details in my profile that will hopefully answer all your questions. Please check the updated details on the loan and don't hesitate to ask if you have any other concerns.
Your added details DO NOT address all of the questions asked. Do you intend to answer them?	Thank you for your interest. What concerns/questions do you feel have not been addressed?

Member Payment Dependent Notes Series 463702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463702	$5,000	$5,000	12.53%	1.00%	December 3, 2009	December 10, 2012	December 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463702. Member loan 463702 was requested on November 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,108 / month
Current employer:	Duval County School Board	Debt-to-income ratio:	21.49%
Length of employment:	2 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Duval County School Board
Education:

This borrower member posted the following loan description, which has not been verified:

580685 added on 11/26/09 > I will use the funds to consolidate my credit card, personal loan account and help me continue my Master's Degree. I pay all my bills on time and pay them bi-weekly ACH out of my checking account. I am currently a teacher in my second year and my job is stable.<br/>

A credit bureau reported the following information about this borrower member on November 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan - your revolving credit balance is listed as $0? steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I teach first grade and am qualified to teach grades k-6. I do not plan to incur any more debt. I am the sole earner in my household. I pay $600 for rent, car $323 and loan consolidating is personal loan at $100 at 12%, furniture loan $120 at 21.45% and credit card loan at $10 at 13%. My food expenses along with eating out is $200. If I lose my job I am also qualified in banking, mortgage and office skills job. I will work for temporary agencies if job loss. I am obligated to teach for at least 3 years due to the University of Florida paying for half of my graduate degree to teach in Title I schools.

Member Payment Dependent Notes Series 463703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463703	$10,000	$10,000	8.94%	1.00%	December 3, 2009	December 10, 2012	December 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463703. Member loan 463703 was requested on November 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$63,500 / month
Current employer:	Madison County Public Schools	Debt-to-income ratio:	1.69%
Length of employment:	8 years	Location:	Orange, VA

Home town:
Current & past employers:	Madison County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

580691 added on 11/26/09 > I've had 2 large unexpected expenses we've had to put on two credit cards. Now that things have calmed down, I'd like to consolidate the payments and get off the cards.<br/>

A credit bureau reported the following information about this borrower member on November 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,490.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so.	Waiting on email response. It's the Thanskgiving break, so I would not expect a response until Monday.
1. Should that $63,500/mos. read per yr? 2. Do your monthly expenses incllude building an emergency fund?	Yes, that is correct. $63,500 per year. Yes - it does but it has not been enough to cover the expenses.
Please respond to the following: What are your responsibilities at the school system? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the Director of Technology in charge of all technology including 2 staff members. I am married and my wife works. Combined income is $110K. We own our home outright as we live on the family beef cattle farm (the farm is in no financial difficulty). To run down all our financial info will take more disclosure on a public site than I would like. However, our debt is under control and the interest is fine. I'd just like the consolidate the expenditures. To be short - and again somewhat private - the unexpected expenses have come from a sick family member's needs. We have a normal budget and live within our means generally. This came out of the blue this year.

Member Payment Dependent Notes Series 463711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463711	$25,000	$25,000	12.53%	1.00%	December 7, 2009	December 11, 2012	December 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463711. Member loan 463711 was requested on November 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Federal Aviation Administration	Debt-to-income ratio:	10.97%
Length of employment:	10 + years	Location:	Dallas, TX

Home town:	Dallas
Current & past employers:	Federal Aviation Administration
Education:

This borrower member posted the following loan description, which has not been verified:

579416 added on 11/27/09 > I would like to install a 9.8 kW solar panel array on my home's roof. I have been working with Standard Renewable Energy (SRE) for the last month in designing a system that should meet at least 80% of my electricity needs. I hope to improve this to 100% with additional energy conservation.<br/>The retail value of the system is $70,703.38. However, with Oncor's (my electricity distributer) rebate and SRE's own rebate, my final cost will be $26,995.38. Half ($13,497.69) will be due upon signing of the contract, and half upon completion of the project. Additionally, I will be eligible for a Federal Tax Credit of approximately $15,300 when I file my 2009 tax return.<br/>I am approaching the investors of Lending Club for this loan because I purchased this house only 17 months ago and have not built up enough equity to qualify for a large enough home-equity based loan product.<br/>I have been an Air Traffic Controller for over 19 years and currently work in the Dallas/Ft. Worth area. The large monthly payments will not be a problem due to my rock-solid job, good salary and frugal living habits. In addition, the solar panel array will lower, and in some months eliminate, my electricity bill.<br/>My revolving credit balance is high due to owning and maintaining two houses for 16 months. I was unable to sell my former residence quickly because of the current economic climate. However, I did sell it last month and would like to begin investing in my new home. Please let me know what other questions I can answer.<br/>

A credit bureau reported the following information about this borrower member on November 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,383.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on selling your other house in this environment and for working to control your debt. I would imagine that in investigating your solar application you have considered whether to eliminate the battery storage option and add significantly more of the array to produce more electricity during daylight hours.(with special time of day rates from the utility company) Think about paying this loan off early and coming back as a lender to help others and having some of your spare income work for you. Good luck in receiving the balance of your financial needs.	Yes, I have decided against a battery storage option both due to price and because the technology needs to advance before it would be very useful for a grid-tied system like mine. I plan on switching to Green Mountain Energy because they offer a dollar for dollar matching on net metering. Sorry for all the technical talk for those that haven't studied renewable energy, but I'm so excited by its possibilities. And yes, I DO plan on coming back as an investor when it makes financial sense for me. If I'm able to get my loan funded in time to have the solar array completely installed by the end of the 2009 tax year, I'm planning on using my Federal Tax Credit to either pay a lump sum on this loan, or pay down my revolving credit. Thank you for your thoughtful response.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Yes, I am the sole wage earner (and sole occupant) in my household. Mortgage $1712 (includes insurance and property taxes) Transportation $117 (includes insurance) my car is paid for and I live 3 miles from work Food $150-200 I use coupons and buy everything on sale Utilities $518 This includes electricity, water, natural gas, telephone, internet, cell phone Visa $700 19.99% interest, I pay more than the minimum personal loan thru credit union $300 12.99% interest, I pay more than the minimum These are all of my financial obligations. There is a shortage of Air Traffic Controllers in the United States, so my job is very secure. The only way I could lose it would be if I didn't pass my yearly flight physical. In this case, I would be given a federal medical retirement. I would then use my knowledge and skills to gain employment in the aviation field. I have many contacts that have already expressed an interest. Thank you for allowing me to paint a better picture of my situation.
I appreciated the prompt response...To speed your loan request, you should contact Lending Club (LC) again and ask them how to verify your income with them. It has to be done at your request but once completed, LC then makes a special notation by placing an asterisk on your loan application that we can see. Also since your loan request is at the upper end of what LC funds you might want to break out your current monthly obligations so that potential lenders can see that you have adequate safety margins in your financial affairs to easily pay off this loan early if you choose to do so....probably no need to telll you to beware of HELOC (home equity loans) since most if not all are at adjustable rates and some banks may change rates by their choice of financial measurements. (LIBOR for example)	Thank you, I was wondering about the process for verification of income. I will be calling Lending Club first thing Monday morning. And I just finished answering several questions regarding the breakdown of monthly expenses. Thank you for the insight into HELOC's, I had been researching them as well.
Can you give a break down of your $33k in revolving credit? You said you owed $700 to visa and have a personal loan of $300. I don't see you mention a 2nd loan on your mortgage (unless I missed it). Thanks, I look forward to helping fund such an environment friendly project.	I'm sorry, I can see now the way I answered the previous question wasn't entirely clear. All the figures listed are my monthly bills. The $33,383.00 consists of Visa ($23,941.07 at 19.99% interest, minimum monthly payment of approx. $650, on which I pay at least $700 a month); Line of credit with my credit union ($7598.75 at 12.99% interest, minimum monthly payment of approx. $250, on which I pay at least $300 a month); The balance of the revolving credit figure was from Discover and a Firestone "90 days same as cash" credit account, both of which have been paid off since the credit report was generated. I'm VERY excited about going solar. I've been talking everybody's ears off about the project, and I believe I've cultivated some converts. They all want to see how my system works and then maybe have one of their own installed. I've also recently installed 3 Solatubes (which receive the 30% Federal Tax Credit as well.) I also grow a lot of my own food, compost and recycle everything........... don't get me started!
I support members of the green revolution. Thanks for leading the way. I am funding your loan. :-)	Thank you! I'm hoping to show by example that living the green life doesn't have to be a major upheavel in someone's life/lifestyle. My family and circle of friends are completely plugged in to modern life. I'm trying to show that living sustainably is possible for anyone, even those of us that are completely urbanized.
How much will your electricity savings be if you install the solar system? Are those savings enough to justify the $26,995 investment plus the carrying cost of the loan?	I will be paying Standard Renewable Energy $26,995.38 for the purchase of the solar panel array. According to the Lending Club's Truth in Lending Disclosure, the total price of my $25,000 loan will be $30,119.76. Subtract out the Federal Tax Credit of $15,331.01, and I'll be paying $14,788.75 plus $1,995.38 (the difference between the loan amount and the purchase price, which will just be coming out of my bank account) for a total of $16,784.13. My past year of electricity usage was $2,543.19. Using this figure, the array will begin paying me back after 6 1/2 years. But remember, this figure is based on 2009 electricity rates, therefore, the payback period could very well be earlier depending upon the rise in rates. In addition, the solar panel installation will add greatly to the value of my home. Current estimates are an added $20 home value for every $1 reduction in electricity usage. Using these numbers, I'll increase the value of my house by approximately $50,000. And the great thing (the deal clincher for me) is that in the State of Texas (as well as many other places) it is a state law that your property taxes will NOT be based on any added values of renewable energy installations (solar, wind, etc.) Also, what really gives me a "warm fuzzy" is the knowledge that when the time comes to sell my house, I could quite possibly have a bidding war on my hands---advertising a home that is 100% solar energy. And for someone who took 16 months to sell their previous home, this peace of mind is priceless!
why don't you pay off the visa? with your income and credit history you could get a loan at 12% (actually more like 14% once lending club takes its share) but that is far less than the 20% visa is charging you. its very likely visa will raise the rate to more like 30%, at which point you'll have to close the account or allow them to apply the new interest rate to your old balance. solar panels typically do not increase the value of a home much -- people buy based on location, lot and home size, nice kitchens and bathrooms, etc, rarely on energy usage. where did you get the $20 value for every $1 lower electric bill number? (if you're getting them at such a huge discount it seems like they would though, even if you sold your house after a short time)	Actually, I have decided that when I get my income tax rebate for the 2009 tax year I will apply it towards paying down (off?) the Visa. Since I will have MANY deductions to itemize this year, I'll be getting close to $20,000 back from the IRS. I'm hoping in the mean time that the interest rate doesn't increase further. It was only a couple of months ago it went from 12.99% to 19.99%. As far as the 20-to-1 ratio for the home value increase, the trade publication Appraisal Journal cited this figure from several long-term studies. This is based on the fact that for every $1000 you don't have to spend on electicity per year, you can spend on a mortgage, thereby being able to afford $20,000 more in the purchase price of the house. Thank you for your very well thought out questions. They showed an obvious interest and concern.

Member Payment Dependent Notes Series 463722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463722	$6,000	$6,000	8.94%	1.00%	December 3, 2009	December 10, 2012	December 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463722. Member loan 463722 was requested on November 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	north babylon public schools	Debt-to-income ratio:	10.42%
Length of employment:	10 + years	Location:	BABYLON, NY

Home town:
Current & past employers:	north babylon public schools
Education:

This borrower member posted the following loan description, which has not been verified:

580724 added on 11/26/09 > vacation loan<br/> 580724 added on 11/26/09 > vacation loan<br/> 580724 added on 11/28/09 > I am using the funds for a vacation to Europe. I am a good borrower paying my bills on time. My monthly reoccuring expenses add up to be 1550.00. I take home over 4000,00 a month so the added burden is not a problem. I have been at my job for more than 18 years and my position is very stable.<br/>

A credit bureau reported the following information about this borrower member on November 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,465.00	Public Records On File:	0
Revolving Line Utilization:	44.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please, provide a little more color than just "Vacation Loan"!? Like for example: 1. Position at North babylon public schools? What were you doing before - you have been there less than a year? 2. Can you please, verify your income with LendingClub (give them a call for details)? 3. A little more information on the vacation? 4. Can you please, list your monthly recurring expenses? Thank you!	I am a teacher at North Babylon Public Schools, have been there for 18 years, would like to take tour of Europe and need money to fund trip and its expenses, monthly expenses -- 550 credit card, 170cc, 30cc. 800 rent. How do I verify income -- pay stub??
Thanks for the answers. A couple of things: 1. Your profile lists you as being employed for less than a year at your current job! Please, see into it! 2. Call LendingClub to verify your income! Thank you!	I've been employed by NBSD for 18 years. I will call to verify this Monday Nov 30th.
With all of the extra income per month you seem to have, why not fund your trip with savings?	Currently do not have enough in savings to fund entire trip. Will need savings for trip in addition to Loan amount. Do not want to deplete savings.

Member Payment Dependent Notes Series 463764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463764	$10,000	$10,000	13.57%	1.00%	December 4, 2009	December 11, 2012	December 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463764. Member loan 463764 was requested on November 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Hilton Midland Plaza	Debt-to-income ratio:	21.52%
Length of employment:	6 years	Location:	Midland, TX

Home town:
Current & past employers:	Hilton Midland Plaza
Education:

This borrower member posted the following loan description, which has not been verified:

580801 added on 11/27/09 > I plan to eliminate all credit card debt with this loan. I am currently paying approx 1000.00 per month in credit card payments (I never, ever pay just the minimum amt due). If I free up an approximate 700.00 per month (the difference in this loan pmt and what I currently spend on cc's) that money can then be used to further reduce other debt. My goal is to be debt free (except for mortgage) by mid year 2011. Thank you so much for considering my application!<br/>

A credit bureau reported the following information about this borrower member on November 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	58
Revolving Credit Balance:	$10,046.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What steps have you taken to reduce expenses? Do you have an emergency fund?	The debt I am clearing is related to 1)medical expenses for my youngest child and 2)a loan that enabled me to buy a (very small) percentage of ownership in my employer's next property. It is not yet open and I expect I will see no roi for approximately another 18 months. Aside from those two items, it has always been important to me that my family live well within our means. I have an emergency fund that would cover approximately 4 months expenses at our current standard of living. Certainly I do not anticipate loss of employment as I am fortunate enough to work for a small, well managed family concern who has weathered the last 12 months better than many.
Please respond to the following: What are your responsibilities at Hilton? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Please explain the delinquency that appears on your Credit History above (58 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My responsibilities at our Hilton encompass the rooms division, everything from guest service and relations, to housekeeping and maintenance, reservations, administering our frequent stay program, etc. I am the sole wage earner in my household. I have 2 young children. My monthly living expenses are approximately 3500. for everything (my mortgage is high as I refinanced last year for a 15 year rather than a 30 year mortgage). I have no second mortgage or HELOC. The delinquency on my credit report was a late payment on a personal loan, almost certainly due to inattention on my part, rather than inability to pay. I do have an emergency fund that would pay our current standard of living for approximately 4 months, and I continue to add to that fund monthly. Although I am reasonably certain at this point that unemployment is not a significant risk, it is my goal to build that emergency fund to a year's worth of expenses. Thanks for your time and good wishes!
1) How much of this loan are you going to use to reduce your credit debt and how much are you going to use for the investment? 2) What interest rate are you paying on the debt you plan to cancel? Thanks and good luck with the funding!	The interest rate on the credit card debt averages out to about 21% (!) due to recent interest rate increases. Like has happened to so many people, these rates jumped through the roof for no reason other than the cc companies could implement them in advance of the new legislation. The investment in the new property is already made, in the form of a sig loan through my credit union. The difference in what I now pay on cc and the payment on this loan will be used to prepay that sig loan. It is due to be paid off in late 2011, I anticipate paying it off by mid 2010. Thanks for your interest!

Member Payment Dependent Notes Series 463796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463796	$6,500	$6,500	7.74%	1.00%	December 2, 2009	December 11, 2012	December 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463796. Member loan 463796 was requested on November 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,050 / month
Current employer:	Pearson	Debt-to-income ratio:	13.72%
Length of employment:	5 years	Location:	El Dorado Hills, CA

Home town:
Current & past employers:	Pearson
Education:

This borrower member posted the following loan description, which has not been verified:

580857 added on 11/28/09 > The purpose of this loan will be to consolidate some debt, with the majority coming from a motorcycle loan. Payments from this loan will be lower than that of the loan I will be paying off, which already easily fits into my monthly budget.<br/><br/>Income listed is mine alone although I do have a significant other that contributes to our household income.<br/>

A credit bureau reported the following information about this borrower member on November 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,257.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 463814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463814	$20,000	$20,000	16.70%	1.00%	December 8, 2009	December 11, 2012	December 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463814. Member loan 463814 was requested on November 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Doster Construction	Debt-to-income ratio:	15.82%
Length of employment:	4 years	Location:	Lilburn, GA

Home town:
Current & past employers:	Doster Construction
Education:

This borrower member posted the following loan description, which has not been verified:

580890 added on 11/27/09 > In the last two years, we've moved to a cash-basis. Our goal is to live debt free (with the exception of student loans) with only one credit card for business travel. We've made major changes in our personal spending habits, but credit card changes have made it almost impossible for us to correct our foolish mistakes of the past and get out of debt sooner rather than later. This loan will be a major step in the right direction. We'd like to one day pay it forward by becoming an investor after we've successfully paid off all our debt.<br/>

A credit bureau reported the following information about this borrower member on November 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	36	Months Since Last Delinquency:	19
Revolving Credit Balance:	$14,977.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$20,000 loan questions: 1-Position @ Doster Construction ? 2- House and auto payments per month $? 3- $15,000 Revolving credit balance; CC payments per month $? (Total payments paid per month; not minimum payments due per month.) Thanks in advance for all answers. I invest after receiving your answers.	1. Senior Estimator 2. $1647 house, 1 car paid off, 1 car payment $354 (payroll deducted from my spouse's employment... Spouse employed as an Asst Director for 10+ years with the state). 3. I think I'm following your question...the three credit cards totaling $15,000. If so, that is what this loan is being used for. We're currently paying more than the minimums on the three plus 2 other accounts. We pay approximately $740-$810 per month in an effort to pay down our balances. This loan is specifically for all revolving credit cards and the payment will be less than what we're currently paying but will allow us to completely pay off the debt in 3 years. I hope I've fully addressed the question. If not, I'll be happy to respond to any follow-ups. Thank you.
You are going to use 15K towards CC debt, what do you plan to do with remaining 5K?	The answer to a question may have caused confusion. Every dollar of the loan will be used to consolidate debt. The answer was on an earlier question related to three specific revolving cards that were mentioned. This loan will pay a total of 5 credit cards.
I commend you for your efforts to get out of debt. Would you please explain the 2 delinquencies from the past 19 months. Thanks and good luck with funding your loan and paying off your credit cards.	Thank you. Not easy but well worth it. Buiding up a long-term savings for major events has been difficult. We had a series of home repairs that all seemed to happen at the same time (one of which was a roof that required replacing, and turns out we had wood sheathing that also had to be replaced). Rather than access a home equity line of credit, we chose to pay cash for all the repairs. This required us to deplete our savings and use regular household income to pay for all the repairs/items. We paid late but by the next month's payment due date and well more than the minimums for both months plus our late fee. Overall, maybe not the best choice from a credit history/score standpoint. However, we've worked very hard to try and stay on a strict cash basis and felt like this was the best choice for us personally.
Please account for the 2 credit delinquencies in the past 2 years.	We just answered a similar question. However, we'd like to respond to each individual. Building up a long-term savings for major events has been very difficult. We experienced a series of home repairs almost back-to-back (one of which was replacing a leaking roof and come to find out, we also had to replace portions of rotten wood sheathing). We made the decision to pay cash for all the repairs rather than access a home equity line of credit. We depleted our savings and had to use regular household income to cover all the costs. In hindsight, maybe not the best choice to pay late from a credit history/score standpoint, but we felt like it was the best decision for us personally. We've worked hard to stay on a cash basis for about two years. We paid late but by the next month's due date, paid more than the minimums plus our late fee. We felt this was a better choice for us rather than using credit. I hope this fully addresses the question. Thanks for considering our loan.
I am investing in your Debt Consolidation $20,000 loan. FYI-Many small P2P investors working together fund Lending Club borrower loans. Funding pace quickens after Lending Club Home Office (CA) verifies borrower job-$ income. Home Office Employment/Income Verification Team contacts borrower during funding process and will inform borrower of documents needed (employer pay stubs, W-2, Form-1099, Form 1040 Tax Return, etc.) Be patient; $20,000-$25,000 loans usually 100 percent fund in 12-14 days. Final 20 to 25 percent often funds w/in last 2 days loan is listed. Semper Fidelis (USMC Motto). RetiredUSMCInvestor sends 11.29.2009.	Thanks so much for investing! We also appreciate your words of encouragement about the process. We are hopeful that this loan will fully fund. We've taken a lot of positive steps in the last two years and made some sacrifices (no vacations, spend only on needs rather than wants, reduced monthly bills where possible, etc;), we believe this is just another step in the right direction. We look forward to one day being able to help others by investing.
You stated in previous answer that you, if I understand correctly, consciously chose to pay cash for current needs while deferring payment (if even less than a month) on existing credit balances. I applaud the desire to live strictly on a cash basis, but how are we investors supposed to have confidence that you won't skip on paying us back in a similar situation going forward?	I can certainly appreciate your question. I think it is important that we reiterate that while we didn't pay in that billing cycle, we paid the next billing cycle, paid more than the minimums and our late fees. We don't have a pattern of paying late, but we do have a history or pattern of using credit too quickly. Staying on a cash basis during that 2 year time frame essentially allowed us to modify behaviors that we think will benefit us in the long-run. The payment on this loan will actually be a little less than what we're currently paying on these cards (and we've been paying well over the minimums anyway). We've been able to build back up some savings and having the loan payment auto-deducted, in our opinon, is like staying on a "cash basis". I hope that fully addresses your question. I can completely understand where your're coming from, and would probably have the same question if I were investing.

Member Payment Dependent Notes Series 463873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463873	$4,900	$4,900	7.74%	1.00%	December 3, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463873. Member loan 463873 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Laredo Offshore Service	Debt-to-income ratio:	4.64%
Length of employment:	3 years	Location:	MIAMI SHORES, FL

Home town:
Current & past employers:	Laredo Offshore Service
Education:

This borrower member posted the following loan description, which has not been verified:

581002 added on 11/30/09 > I plan on using the funds for a used motorcyle that a good friend is selling. Judging by my credit score (790) I believe that I am a good borrower - I have paid my bills in time. I have a very stable job and has been with the company for almost 4 years.<br/>

A credit bureau reported the following information about this borrower member on November 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,788.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 463906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463906	$20,000	$20,000	12.18%	1.00%	December 7, 2009	December 11, 2012	December 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463906. Member loan 463906 was requested on November 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,637 / month
Current employer:	Pfizer Inc	Debt-to-income ratio:	23.72%
Length of employment:	6 years	Location:	Woodside, NY

Home town:
Current & past employers:	Pfizer Inc
Education:

This borrower member posted the following loan description, which has not been verified:

581077 added on 11/27/09 > Purpose of loan:<br/>I put myself through school using credit card offers with very low APRs between 1997-2003. These APRs would "be" good until the balance is paid in full. I still have these balances with a relatively low APRs (on average ~8%) on several cards and make approximately $1500 - $2000 in payments every month, but given the changes in the credit card industry, I've started seeing the terms to pay off these balances evolving for the worse... For instance, the minimum payment on one of the balances I want to consolidate increased the minimum monthly payment by 250%! I'm afraid the others would follow suit and then I won't be able to make the minimum monthly required payments and if I miss one payment, my APR would jack up to 30%. This would ruin me for decades to come as I would likely try to do the right thing and pay it all off but I'm also afraid the bankruptcy abyss is where my creditors would drive me to should I not be able to come up with the minimum payments at these usurious interest rates.<br/><br/>I don't want to risk this. I want to do the right thing. <br/><br/>My financial situation:<br/>I am a good candidate for this loan because I want to do the right thing. I work very hard, have a good income, and have held steady employment since arriving in this country as an immigrant from Central America. Since 1993 I've only worked, continuously, for 2 employers and while employed put myself through school, have helped my parents purchase a home and have also purchased a small studio apartment for myself. I'm credit worthy and have never paid any bill late and have never defaulted on any debt obligation. I certainly want to keep it this way.<br/>

A credit bureau reported the following information about this borrower member on November 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,043.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for your detailed description! Please provide a breakdown of monthly expenses including mortgage(s), car payments, student loan payments, etc. Do you have any other income outside of what is listed?	My answer below also answers your question. Thanks for considering my loan and your due diligence.
Please respond to the following: What are your responsibilities at Pfizer? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I'm a low level manager with responsibilities in the emerging markets area (Latin America, E Europe, Africa, Middle East and SE Asia). Currently I'm the sole earner. *MONTHLY EXPENSES* Mortgage (5.875 APR) + Bldg Maintenance, which include all utilities: $1060 In lieu of car payment, my monthly NYC subway card is: $89 6 Credit card payments: $1288 (current minimum) Grocery bill: $300 (I rarely eat out and I also pack my own lunch to work) No student loans, no HELOC, no other debt. What are the balances, interest rates, and minimum monthly payments to be paid off with this loan: $11500 balance 6.85% APR $575 monthly minimum $12175 balance 4.99% APR $240 monthly minimum My contingency plan would be to rely on my retirement savings ($80K) or equity in my apartment ($35K), however, this is very unlikely. My job is secure given my skills set and the fact that I've received 2 promotions in the past 6 years. Considering the major restructurings that have taken place within the company, this is significant and I enjoy my work and my colleagues very much. Thanks for considering my loan and your due diligence!
Thank you for providing the added information. My next questions are: I also re-read your loan description. Have the banks told you that they will raise the interest rates, or are you just being proactive and taking this step before they do so? The balance of the cards you listed is $23,675 and this loan is for $20,000. Are you paying off the difference with cash you have saved or will you also continue with monthly payments on those cards? Thanks again.	I'm being proactive before the banks pull a fast one on me. I have not spoken to any of my banks (I'm current in all my accounts) but from what I've been reading in internet forums, what some of them are doing is increase the minimum payment to 1/20 of the balance and if you call them to inquire or ask about having the minimum be lower, they'll lower it provided that you accept a much higher APR. I don't like those tactics so that's why I'm here as I would rather pay interest to my peers than to the greedy banks and their dirty games (http://www.pbs.org/wgbh/pages/frontline/creditcards/). Yes, I can stretch my budget to pay off the difference in these accounts. Thanks!
Revolving Credit Balance: $38,043.00, but the total you list is $23,675. What is the remaining $15k of revolving credit balance?	Chase $7.3K @ 4.99% until paid in full Discover 1K @ 0% until March 2010 Amazon.com Card 1.3K @ 0% until August 2010 Citibank 5K @ 15.99% APR (they just raised APR from 1.99% so I'm paying this off from my emergency funds as soon as I have proceeds of LendingClub loan which will provide more cashflow from my earnings to replenish emergency reserves) Thanks for your question.
you are refinancing 6.85% and 4.99% APR with 12 %APR? i guess they COULD raise your interest rate but so far they haven't? (maybe they raised your minimum payment but not interest rate?) how much per month will this save you? or is the savings all peace of mind, that your terms won't change? why don't you just use your retirement savings to finance this? a 12% interest-free return is generally considered excellent. what sort of account are your savings in? thanks	Thanks for your analysis. I've done the math (I keep a spreadsheet to track my finances) and I'm doing this mostly for peace of mind. My retirement savings are down more than 50% (mostly stock funds) so that money it's staying put. I'm exploring doing a cash out refinance on my apt but my place is a NYC co-op so I have to deal with the co-op board to get approval and I don't want to go through that hassle if I can avoid it. Thanks for your note!

Member Payment Dependent Notes Series 463918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463918	$4,000	$4,000	8.94%	1.00%	December 4, 2009	December 11, 2012	December 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463918. Member loan 463918 was requested on November 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	CITY OF ROWLETT	Debt-to-income ratio:	18.59%
Length of employment:	9 years	Location:	ROWLETT, TX

Home town:
Current & past employers:	CITY OF ROWLETT
Education:

This borrower member posted the following loan description, which has not been verified:

581098 added on 11/29/09 > I have never defaulted on any loan/pmnt. More than likely, this loan will be paid off by the end of next yr..it is only to pay off my credit card debt that I incurred while I was on FML @ work to care for my newborn<br/>

A credit bureau reported the following information about this borrower member on November 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,692.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is the rate on the credit cards you wish to refinance? What are your monthly expenses and how much do you have left to put toward savings each month? Your answers are much appreciated.	rates on ccards are about 28% avg..I usually on avg put 300/mth in svgs/retirement acct
Please respond to the following: What are your responsibilities at the city? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a dispatcher w/ the city..my husband & I have combined income of 104K pretax. No 2nd mortagage or HELOC. Total about 5500 ccdebt with 28% avg int rate.
If you would give us a description of the monthly costs your household has and then show how you can easily fit a 127 dollar monthly payment into that budget it would be helpful.	I pay more than 127/mth on the ccard payment, so that wont be a prob. I usually put avg 300/mth in svgs/retirement
please provide a short descripion of loan purpose,your job responsibilities, and monthly expenses	I am a dispatcher/911 operator for police, fire, ems. monthly expenses outside of house stuff is my car & 5500.00 in cc debt

Member Payment Dependent Notes Series 463953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463953	$24,250	$24,250	15.65%	1.00%	December 7, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463953. Member loan 463953 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,417 / month
Current employer:	St Johns County Sheriffs Office	Debt-to-income ratio:	10.86%
Length of employment:	10 + years	Location:	SAINT AUGUSTINE, FL

Home town:
Current & past employers:	St Johns County Sheriffs Office
Education:

This borrower member posted the following loan description, which has not been verified:

581194 added on 11/28/09 > I am getting a consolidation loan to pay off my credit cards and personal loan through Chase Bank and Capital One<br/> 581194 added on 11/28/09 > This loan is for bill consolidation<br/>It will be paid by personal check each month<br/>I have been with the same employer for the past 22 years<br/>I pay my bills<br/> 581194 added on 11/28/09 > My job is very stable as I work in law enforcement<br/>I am a good borrower because I pay my bills <br/>My monthly budget is approximately $3000<br/> 581194 added on 12/01/09 > In addition my home and vehicle are both paid in full<br/>

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,319.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$24,250 Loan Questions: 1-Position @ St John's County, FL Sheriff Department is? (Patrol? Admin? Support? 911? Etc.) 2-House and auto payments per month are $ 3-$12,319 Revolving credit balance; CC payments per month $? (Total payments paid per month; not minimum payments due per month.) 4-You request $24,250 loan, CC debt is $12,300 What is additional $12,000 debt that you are consolidating? Note: LC Home Office (CA) prefers loan repayments by ACH monthly bank account debit. If you pay by personal check LC Hpme Office (CA) adds $15 fee for processing paper checks. Thanks in advance for all answers. I invest after receiving your answers. RetiredUSMCInvestor sends.	Administration (Senior Records Specialist)
RetiredUSMCInvestor- Again. Thanks for answer to Question 1 (Position @ St John's County Sheriff Department.) But you did NOT answer other questions; 2-House and auto payments per month are $ 3-$12,319 Revolving credit balance; CC payments per month $? (Total payments paid per month; not minimum payments due per month.) 4-You request $24,250 loan, CC debt is $12,300 What is additional $12,000 debt that you are consolidating? I actively invest in law enforcement borrower loans but will defer my investment until I receive answers to ALL questions. Thank you. Sent 11.29.2009.	Personal loan (Capital One) $16,752 Credit card (Capital One) $2200 Credit card (Chase) $9909
You stated that your monthly budget is $3,000. As your gross income is $3,417 then how do you expect to afford the $848 monthly payment for this loan? Is there another wage earner in your household?	I am paying $760 every month for a personal loan, $200 one credit card and $300 on the other. This is in addition to all of my other bills.
You request $24250 loan, CC debt is $12300 What is additional $12000 debt that you are consolidating? Please list amounts and APRs if possible.	Personal loan (Capital One) $16752 Credit card (Capital One) $2200 Credit card (Chase) $9909
I am investing in your $24,250 loan. FYI- Many small investors combine to fund Lending Club P2P borrower loans. Borrowers either active, or retired w/pension, in academia, federal-state-municipal civil service, corrections, health care, law enforcement, U S military stable income ensures loan fully repaid in timely manner. Funding pace quickens after LC Home Office (CA) verifies borrower job-$ income. Employment/Income Verification Team contacts selected borrowers and specifies required document (Pay Stub, LES, IRS W-2-1099-1040 Tax Return). Be patient; smaller $ amount loans 100 percent fund fastest- typically w/in 5 to 10 days. $20,000 to $25,000 loans 100 percent fund slowest- typically w/in 10-14 days. Largest $ loan final 20-25 percent often funds w/in last 2 days listed for lender consideration. Semper Fidelis (USMC Motto). RetiredUSMCInvestor sends.	Thank you for this very valuable information
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	I am emailing my annual salary as requested right now.

Member Payment Dependent Notes Series 463973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463973	$10,000	$10,000	8.94%	1.00%	December 3, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463973. Member loan 463973 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,544 / month
Current employer:	Veterans Health Care Administration	Debt-to-income ratio:	7.68%
Length of employment:	9 years	Location:	Billings, MT

Home town:
Current & past employers:	Veterans Health Care Administration
Education:

This borrower member posted the following loan description, which has not been verified:

581230 added on 11/28/09 > Loan to be used to consolidate/pay off high interest credit cards. I have an excellent credit score. I have a stable job working as a nurse practitioner for the federal government. My husband has a good/stable job (chief civil litigator for local county.) This loan amount will readily fit into our monthly budget - thank you!!!<br/>

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	44
Revolving Credit Balance:	$6,525.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What are the percentages on the credit cards you want to pay off? Do you know what the 3 inquiries refer to in the past 6 months? What was the delinquency about 44 months ago? Your answers are much appreciated.	Type your answer here - interest rates are 11.25% and the other 15.24%. The inquiries within the past 6 months - applied for loan to replace drafty windows in home with energy efficient windows. I do not know about the other 2 inquiries. Relative to the delinquency(s) of 4 years ago, this followed a period of financial difficulties when my husband left private practice (money was good but the 24/7 wear/tear/strain didn't work for any of us.) This was also when I completed grad school and money was tight. We have been 'cleaning up' are finances and improving our credit score since then.
Please respond to the following: What are your responsibilities in your hospital ward? What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Type your answer here. I do not work in a hospital - I work in a clinic setting. OUr combined income is around 150,000/year (I work part-time.) If we lost either job, we have investments that we could withdraw to pay off loan. We don't 'walk away' from debts.
Thanks for answering my questions. A final question that would help me decide to invest in your loan: What is the gross monthly salary of your husband in his chief civil litigator position?	Type your answer here. His gross is around $7000/month but net around 4600.

Member Payment Dependent Notes Series 464066

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464066	$12,000	$12,000	12.53%	1.00%	December 7, 2009	December 12, 2012	December 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464066. Member loan 464066 was requested on November 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	MPC Corp	Debt-to-income ratio:	23.14%
Length of employment:	9 years	Location:	Sunnyvale, CA

Home town:
Current & past employers:	MPC Corp
Education:

This borrower member posted the following loan description, which has not been verified:

581393 added on 11/28/09 > Plan is to consolidate two credit lines and both lines will be closed.<br/>

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,498.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at MPC Corp? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the lead in engineering and help coordinate new medical products as they move from engineering to regular production. I previously worked manny years as a lead on the manufacturing floor. My husband is retired from the USPS and gets some retirement and also works part time. Together this year we will make between 90k & 95k total income. The debt we wish to pay of is a defered interest loan that will save us about 3500+ in defered interest & we would like to close out an old credit card balance from a credit card company which is no longer in buisness. We have been working hard to consolidate all are debt and are only behind because we had to replace the house roof and flooring last year. Your loan will help us greatly towards are consolidation plans. We will not fail to pay you back. The company I work for is very strong and I am very much in their future plans. Thank you
It would be very helpful if you can verify your income with LC. Thanks!!	I have verified my income by sending my pay stubs to lending club. I will make around 65k this year from my job at MPC and my husband will make between 25k & 30k from his USPS retirement and a part time job. I hope this answers your question,

Member Payment Dependent Notes Series 464069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464069	$1,500	$1,500	13.57%	1.00%	December 7, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464069. Member loan 464069 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	SPF Transfer	Debt-to-income ratio:	20.60%
Length of employment:	9 years	Location:	TARZANA, CA

Home town:
Current & past employers:	SPF Transfer
Education:

This borrower member posted the following loan description, which has not been verified:

581399 added on 11/30/09 > This loan will be used towards rent and the upcoming holidays.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,112.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 464114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464114	$7,500	$7,500	11.14%	1.00%	December 3, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464114. Member loan 464114 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,788 / month
Current employer:	Williams Labadie	Debt-to-income ratio:	7.18%
Length of employment:	2 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Williams Labadie
Education:

This borrower member posted the following loan description, which has not been verified:

581489 added on 11/30/09 > Loan needed in order to consolidate debt.<br/> 581489 added on 11/30/09 > I am a very responsible Advertising Executive who wants to lower the interest rate on my current credit cards and have one monthly payment. Also, in October of this past year I had to borrow money from my Mother to pay an insurance deductible for a small cooking fire that happened in my apartment. My mother is living on a fixed income and I would like to pay her back the money i owe her as soon as possible. I have never once paid a bill late and would be very low risk borrower.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,126.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and rates of the debt? What is your role at Williams Labadie?	I owe my Mother $1500 for the deductible and personal damages due to the apartment fire, about $5300 to Citibank (15% but going up to 18% which is why I want to consolidate) and $500 to Nordstrom ( I am not sure the APR on this one, but I want to combine everything to one monthly payment). I have since closed the Nordstrom account and will close the Citibank account once it is paid off. At Williams Labadie I am an Account Executive. I manage two accounts for my company both of which have renewed their contracts for 2010 so I do have job security. Please let me know if you have any other questions.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Yes, I am the sole wage earner in my household. My rent is $850 per month, utilities (gas and electric) are about $80 per month, cable, phone and internet are about $200 per month. And I have a small student loan payment of $120 per month. I live in a major city so I do not have a car. Food is about $200 per month. Currently my monthly payments to my credit cards are about $250 per month, plus I need to pay my Mother back for the money I owe her because of the fire. This loan would allow me to consolidate all my debt and make one payment actually saving me about $50 per month. First my I do have a pretty secure job. We have secured my clients though 2010. If I was to lose my job, I have 6 years of experience in Advertising and Marketing, I also live in a large metropolitan area where there are lots of opportunities in my field. Due to the economy if I was to lose my job and could not find one in my field, I do have experience working in retail, bartending, and administrative support. In order to make a living, I have no problem working any of those jobs in order to pay my bills.

Member Payment Dependent Notes Series 464146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464146	$8,000	$8,000	8.94%	1.00%	December 7, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464146. Member loan 464146 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,917 / month
Current employer:	pepsico bev.and foods	Debt-to-income ratio:	8.82%
Length of employment:	5 years	Location:	ORCHARD PARK, NY

Home town:
Current & past employers:	pepsico bev.and foods
Education:

This borrower member posted the following loan description, which has not been verified:

581557 added on 11/30/09 > home improve<br/> 581557 added on 12/04/09 > If possible I would like to change my loan request to $5,000 instead of the $8,000 originally requested.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,275.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Pepsico? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you own your home outright? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Please give us a breakdown of the $21,275 in revolving credit balance as shown above. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I own my own home, no second mortage. I am married and my wife works full time as a registered nurse. I have school loans i am paying also.
Thanks for the information. Could you please provide us an idea of your monthly expenses, revolving credit balance, and also your combined income? Knowing your full financial picture may make your loan request that much more appealing.	Our combined income is $148,000. My mortgage payment is $1150.00. I have a credit card and line of credit i pay each month. Both our cars are paid for.

Member Payment Dependent Notes Series 464167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464167	$5,000	$5,000	7.40%	1.00%	December 4, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464167. Member loan 464167 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Bossier Parish Schools	Debt-to-income ratio:	13.58%
Length of employment:	7 years	Location:	SHREVEPORT, LA

Home town:
Current & past employers:	Bossier Parish Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,803.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance listed above and what part of it will be paid off with this loan? Thank you.	I apologize, but I do not see my revolving credit balance. Can you direct me towards that information? Thank you.
Please respond to the following: What are your responsibilities at Bossier Parish Schools? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a high school teacher with Bossier Parish Schools. My husband and I both share financial responsibility within our household, and our combined income is roughly a little over $100,000. This is a personal consolidation loan for several small medical and home improvement debts that I have accumulated over the past two years. Our monthly bring home is around $6500, and our mortgage/utilities/debt/childcare/food usually consists of 70% of our bring home. The balances stand at $1700, $1800, and $800. We do have a home equity line of credit in which we have used to remodel our home this past summer. That job has just been completed, and our balance is $41,000. I pay $600.00 monthly (if not more) on the HELOC. My husband and I both have secure jobs with retirement/401 K options that have been fully optimized for the past eight years. I am confident that the repayment of this loan will be timely even through a tragic occurrence because of our other investments. Please let me know if I could assist you with any other questions. Thank you for your inquiry and consideration.
In reference to revolving credit balance. I have never been a borrower so I'm not exactly sure what you see when you post your reply, but if it is like what an investor sees you should see a "Member's Credit History" section above, just below your loan description. It shows you have current revolving credit balance of $37,803.00. I'm interested in how much of this is actual credit card debt and how much is other loans like an HELOC. Thanks.	I do not see that information, but I have two credit cards with a combined balance of $2700. I am co-borrower on our mortgage and HELOC. Hope this helps.

Member Payment Dependent Notes Series 464192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464192	$5,000	$5,000	11.14%	1.00%	December 3, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464192. Member loan 464192 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,875 / month
Current employer:	Lawrence Tech University	Debt-to-income ratio:	12.65%
Length of employment:	1 year	Location:	Royal Oak, MI

Home town:
Current & past employers:	Lawrence Tech University
Education:

This borrower member posted the following loan description, which has not been verified:

581647 added on 11/29/09 > The loan will be used to pay all of my credit cards debt. I always pay on time, however, the increment of APR % for 2010 is just too high.<br/> 581647 added on 11/30/09 > I have to add, whatsoever, that I am interested about the "Lending Club" process and how it works. Most likely to be an investor myself.<br/>

A credit bureau reported the following information about this borrower member on November 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,238.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I worked for an engineer consulting firm from 2000 to 2002, then I started graduate school which I finish on December 2008 with my PhD degree. I started as an assistant professor, tenure track, on January 2009. Regards.
I am looking for stability in employment. 1. Please describe your current employment 2. Where did you work before your current job and for how long? 3. Why did you leave your previous employment?	1. I work as an Assistant Professor, tenure track. I started in January 2009. I teach graduate and undergraduate courses and do research. 2. I worked in an engineering consulting firm from 2000 to 2002, then I started graduate school, where I worked as a teaching assistant and research assistant 3. I started grad school, and I finally got my Ph.D. in December 2008

Member Payment Dependent Notes Series 464236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464236	$7,000	$7,000	12.18%	1.00%	December 3, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464236. Member loan 464236 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Carat USA	Debt-to-income ratio:	15.69%
Length of employment:	6 years	Location:	Chicago, IL

Home town:
Current & past employers:	Carat USA
Education:

This borrower member posted the following loan description, which has not been verified:

581740 added on 11/29/09 > I plan on using these funds to pay off credit cards that have recently been hit with substantial rate increases. Rate increases that are not do to me being a bad customer as I have always paid in a timely manner. A habit I will continue to adhere to.<br/><br/>I have been an employee at my company for 6 years and I am seen as a source of stability in an industry that rarely has that.<br/>

A credit bureau reported the following information about this borrower member on November 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	53
Revolving Credit Balance:	$15,239.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do at Carat? Also, are you doing anything to cut spending or is the plan to move the debt from one location to another? Regards; Art	At Carat I am responsible for creating communication plans that will achieve both communication and sales objectives and sales for a large CPG client. I am making efforts to cut spending in all areas as well as using budget setting tools to make sure that I do not fall into old habits. Thanks -Jake
Could you please give a rough breakdown of your Revolving Credit Balance listed above and what part of it will be paid off with this loan? Thank you.	I have 3 cards that have a combined balance around $7,000. These cards have recently been hit with an interest increase up to 24% even though I have timely with payments. I plan on paying these balances off. Thanks -Jake

Member Payment Dependent Notes Series 464263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464263	$9,000	$9,000	11.14%	1.00%	December 7, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464263. Member loan 464263 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	state of ohio	Debt-to-income ratio:	9.90%
Length of employment:	8 years	Location:	dayton, OH

Home town:
Current & past employers:	state of ohio
Education:

This borrower member posted the following loan description, which has not been verified:

581786 added on 11/29/09 > this loan is to repay credit card debt<br/> 581786 added on 12/02/09 > I'm attempting to refinance a credit card account. The improved rate will provide me the ability to repay the loan before the end of the new term agreement.<br/>

A credit bureau reported the following information about this borrower member on November 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,305.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please explain your delinquency from about 2 years ago? Regards; Art	Currently the minimun payment on this debt is approximately $300 a month and is not reducing the debt. I will actually repay this debt early with this monthly payment and my intended increased amount.
Can you provide any details re the delinquency that occured 22 months ago?	At this time I'm not certain what you are refurring to.
I'm interested in funding your loan request, but need more information: 1) Why do you want to repay credit card debt? 2) Please break-down your cc debt amounts, interest rates you are currently paying on each one and monthly payments? 3) Do you have any other outstanding debt? 4) Please break-down your monthly expenses. Thanks and good luck with the funding.	This account is 21% and a minimun monthly payment of $295. I would like to eliminate this debt and refinancing at a lower rate makes financial sense. Currently I'm able to make a larger payment and complete and early repayment. This is a single account. My expenses: Mortgage $500 Student loan $150 Utilities $350 Citi Bank account $295
If you could give us a description of your monthly bills and justify how this 295 per month payment would fit into your budget safely I will strongly consider contributing to your loan.	As requested a description of my monthly bills Mortgage $500 Utilities $300 Student loan $150 Citi bank account $295 The Citi bank account is approximately 21% and a refinance makes financial sense for me to repay this account . I'm currently making the $295 but not reducing the principal significantly enough to repay in 2-3 years. I'm comfortable with this payment plan and will repay early.

Member Payment Dependent Notes Series 464266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464266	$4,000	$4,000	12.18%	1.00%	December 3, 2009	December 13, 2012	December 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464266. Member loan 464266 was requested on November 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,535 / month
Current employer:	Bellevue College	Debt-to-income ratio:	19.84%
Length of employment:	1 year	Location:	BOTHELL, WA

Home town:
Current & past employers:	Bellevue College
Education:

This borrower member posted the following loan description, which has not been verified:

581796 added on 11/30/09 > I will be using this loan for a down payment on a car. I'm getting a Subaru for winter time as my current car didn't do so well in the snow last year.<br/><br/>My current car payments are $556 a month. The Subaru payment will be $300 so even with this loan payment the total will be less.<br/><br/>I just purchased a house about 6 months ago so I don't have a lot of cash floating around at the moment.<br/><br/>I could put this on one of my credit cards but the intrest rate of this loan is preferable and I'll be sure to get it paid off in a timely fashion this way.<br/><br/>As a classified Washington State employee my job is very stable.<br/>

A credit bureau reported the following information about this borrower member on November 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,908.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I have been working in my field (IT) for almost 10 years now. As a classified worker at Bellevue College I'm a state employee and union protected.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	My previous job was at Photo & Sound Saving. I worked there for 4 years. The job before that was also 4 years. I have been at Bellevue College for a year and a half now. I left my previous employment because I moved.

Member Payment Dependent Notes Series 464357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464357	$7,300	$7,300	11.14%	1.00%	December 7, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464357. Member loan 464357 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,227 / month
Current employer:	Denton County	Debt-to-income ratio:	21.32%
Length of employment:	5 years	Location:	DENTON, TX

Home town:
Current & past employers:	Denton County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,528.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Denton County? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I don't feel comfortable talking about my responsibilities online, but I have been employed at Denton County for over 5 years now. I am currently the sole wage earner in my house hold but we plan to change that soon. I currently pay $250.00 a month on my credit cards and haven't had any trouble with them in my budget. Until recently I felt I was making a dent in my debt on my own, until the banks increased the APR on all my cards, some by more than 10%. I want to use this loan to pay off all my credit cards and be debt free, since with the APR's changing I don't think I can do it without a consolidation loan. The debt I wish to pay off with this loan is 5 credit cards. A Visa with $3,459.74 and a APR of 24.24% and a monthly of $106.00. A Visa with $471.76 and a APR of 22.24% and a monthly of $16.00. A Master card with $765.22 and a APR of 18.24% and a monthly of $18.00. A Dell card with $1032.00 and a APR of 19.59% and a monthly of $46.00. A Best Buy card with $1558.98 and a APR of 20.99% and a monthly of $48.00. I know this loan will not lower my monthly payments by much, but I haven't had a problem paying them at $250 so I don't expect $239.47 a month to be a problem at all. I am more interested in getting rid of my debt as fast as I can. If I do unfortunately loose my job, (which I am not worried about at all), I have a father in law who is willing to let me borrow the money from him, but it would put him and his wife in a bad state financially. I would rather take care of this myself if at all possible since I made the debt in the first place.
Thank you for the quick response. Could you please comment on the following also: So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc.	I have a rent of $653.00, a Car payment of $275.47 a month, $75.00 on car insurance, $250-$300 on food, electrical of $150.00, Phone/ internet bill of $98.00. I do not have any other loans or bills at this time.

Member Payment Dependent Notes Series 464400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464400	$6,000	$6,000	8.59%	1.00%	December 4, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464400. Member loan 464400 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	United Technologies	Debt-to-income ratio:	12.65%
Length of employment:	< 1 year	Location:	Ellington, CT

Home town:
Current & past employers:	United Technologies
Education:	The Citadel, Rensselaer Polytechnic Institute (RPI)

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$119.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Ellington, CT? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Im living with family and have no financial responsibilities (i.e. rent/mortgage, utilities, etc..). I have used this benefit to pay off my car loan, therefore i have no debt (credit card, auto, student loans). My monthly bills include auto insurance, cell phone, and a gym membership (Total: $250). Roughly 66% of my monthly income goes into savings the remaining goes into monthly bills and other expenses (gas, food, entertainment, etc..). I currently have more than enough money in savings and investments to cover this loan.
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I started working for UTC as an intern in the summer of 2003 and for the following 3 summers. I recieved a Bachelors in Political Science from The Citadel in 2007. I started a full time salary position at UTC 3 weeks later and have worked for UTC full time since May of 2007. I am currently working on a masters in management at RPI.

Member Payment Dependent Notes Series 464412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464412	$5,000	$5,000	14.26%	1.00%	December 8, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464412. Member loan 464412 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,667 / month
Current employer:	Bloom Vernon Local Schools	Debt-to-income ratio:	8.89%
Length of employment:	3 years	Location:	Oak Hill, OH

Home town:
Current & past employers:	Bloom Vernon Local Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	77
Revolving Credit Balance:	$996.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you want us to lend you this money? Please enter a loan description. 1. What is your current position and give a brief job description? Who was your prior employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Convince me that you will pay this loan back.	I need to take care of two high interest short term loans my husband and I have. Also, we need to have a small bit of electrical work done in our kitchen before Christmas. 1. Teacher 2. 1 - my husband also works and clears around 3800 a month 3. $0.00 4. $0.00 5. I currently pay around $50.00 every two weeks on a CC 6. I am responsible for around $500 each month 7. I will pay this loan back, we need this to out from under a high interest loan. I will be setting aside $200 from each pay check to pay down/back this loan. I can do this.
Questions: 1-Position @ Bloom Vernon Local Schools is? Thanks in advance for all answers. I invest after receiving your answers.	Teacher
Why do you have 6 credit inquiries over the last 6 months? Do you have any other loans or expenses? What are the interest rates of the 2 loans you mentioned. Please contact Lending Club about having your income verified. This would attract more lenders and get you fully funded quicker. Thanks!	I was trying to get a rewards credit card. Not that I haven't already listed. 28+%

Member Payment Dependent Notes Series 464433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464433	$16,000	$16,000	11.14%	1.00%	December 7, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464433. Member loan 464433 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,625 / month
Current employer:	Montgomery County Government	Debt-to-income ratio:	6.51%
Length of employment:	10 + years	Location:	Burtonsville, MD

Home town:
Current & past employers:	Montgomery County Government
Education:	University of Baltimore, University of North Carolina at Greensboro (UNC)

This borrower member posted the following loan description, which has not been verified:

582110 added on 11/30/09 > I plan to use the funds to consolidate credit card debt and to help with graduate school. Not that the cards are "maxed out" but I want to eliminate the monthly interest charges. I am a good borrower because I understand the importance of a good credit score and paying on time. I work for a local County Government and have been employed for there for 16 years. I pay my bills on time or early when possible.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,914.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the county? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Will this pay off completely the $14,914 revolving credit balance we see above in your profile? How much of it will go towards helping with grad school? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the Supervisor of the East Region of the County for the Department of Recreation. Yes, I am the sole earner. My monthly bills, including the credit cards to be paid off, is approx. $1500 per month per pay period. Card balances are 10, 200 at 24%, 2000 @ 22%, 700 @ 27%. My balance on the credit report is a bit higher than actual balances. I am at about 12, 700 right now in card debt. I pay more than minimum each month but the min payments are approx. 275, 120 and 16. Yes this will completely pay off the revolving credit balance and stop the interest accruing on each card monthly. The rest will help with my last two semesters in grad school (Winter and Summer). Although I don't foresee a job loss, my contingency plan is to pay a majority of it back by May 2010. I have money from the County that will be owed to me upon loss of a job. The County pays annual leave, unemployment and I have deferred comp and 401K (which I really wouldn't want to touch unless I had to). Please note: I do not normally carry such a high balance at 10,000 and I do not plan to use the card to that extent again. I used it to take care of some unforeseen medical expenses for my dogs (3) and 2 other emergencies but all are now complete and satisfied. I just want the interest to stop accruing monthly. Thanks for your interest.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	I have sent an email to the support address and am awaiting a reply. I will verify as soon as I receive instructions on how to do so. Thank you.

Member Payment Dependent Notes Series 464441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464441	$20,000	$20,000	15.31%	1.00%	December 8, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464441. Member loan 464441 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Goldman Sachs	Debt-to-income ratio:	9.28%
Length of employment:	4 years	Location:	bronx, NY

Home town:
Current & past employers:	Goldman Sachs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	1
Revolving Credit Balance:	$11,219.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Position @ GoldmanSachs is? 2-House and auto payments per month are $? 3-Credit Report reflects $11K revolving balance; CC payments per month $? (Total payments paid per month; not minimum payments due per month.) 4-Revolving credit balance is $11K, you are requestitg $25K loan. What is additional $14K intended for? Thanks in advance for all answers. I invest after receiving your answers.	1-Position @ GoldmanSachs is Associate. 2-Rent and auto payments per month are combined $1300. 3-Total CC/debt payments paid per month are approximately $1200 to $1400. Currently carry a balance with 7 different institutions (see answer to question #4 below) I typically send around $200 to each to fulfill monthly payments. 4-Revolving credit balance is $11K, you are requestitg $25K loan. What is additional $14K intended for? The loan will be used to consolidate the following outstanding balances totaling over $22K: -Student Loan $4,664 -CC1 balance $6000 -CC2 balance $300 -CC3 balance $2500 -Checking credit line balance $3000* -401KLoan $3500* -Tax pmt $2500* *Note- the last three items might not be reflected on the credit report. Thanks for your inquiry. Pls let me know if you have additional questions.
Could you please explain the Delinquency in the last month or so? Thanks.	I recently opened a credit account with a retail store and my first statement got lost in the mail which caused me to miss the due date for the first payment.
I am investing in your $25,000 DC loan. FYI- Many small investors combine together to fund Lending Club P2P borrower loans. Borrowers either active, or retired w/pension, in academia, federal-state-municipal civil service, banking related, corrections, health care, law enforcement, U S military stable income ensures loan fully repaid in timely manner. Note that funding pace quickens after LC Home Office (CA) verifies borrower job-$ income. Employment/Income Verification Team contacts borrower and specifies required document (Pay Stub, SSA Annual Earnings Statement, IRS W-2-1099-1040 Tax Return). Be patient; smaller $ amount loans 100 percent fund fastest- typically w/in 5 to 10 days. $15,000-$20,000-$25,000 loans 100 percent fund slowest- typically w/in 10-14 days. Largest $ value loan's final 20-25 percent often funds w/in last 2 days listed for lender consideration. Semper Fidelis (USMC Motto). RetiredUSMCInvestor sends.	Thank you!

Member Payment Dependent Notes Series 464493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464493	$6,400	$6,400	7.74%	1.00%	December 8, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464493. Member loan 464493 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	STATESTREET	Debt-to-income ratio:	18.07%
Length of employment:	< 1 year	Location:	QUINCY, MA

Home town:
Current & past employers:	STATESTREET
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,994.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at State Street? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My responsibilities at StateStreet are Pricing the Swaps and Swaptions. And I lived alone so I would say I am the sole wage earner. I also work on every sundays at Bank of America. My Annual income should be around $35,000 to $36,000. I am currently rent a studio and have a car and student loan to pay for every month. I used to work at retail store for almost five years, so in case i lose my current job, i can always go back to work at the retail store as backup while searching for a new job. So there shouldnt be any issue repay this loan.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I actually work with my current employer for almost two years. And I have a part time job at bank of america every sundays. I have been working at the bank for three years.

Member Payment Dependent Notes Series 464502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464502	$10,000	$10,000	8.59%	1.00%	December 7, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464502. Member loan 464502 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	TP Mechanical Contractors, Inc.	Debt-to-income ratio:	14.85%
Length of employment:	2 years	Location:	Columbus, OH

Home town:
Current & past employers:	TP Mechanical Contractors, Inc.
Education:	Indiana University-Purdue University-Fort Wayne, Columbus State Community College

This borrower member posted the following loan description, which has not been verified:

582242 added on 11/30/09 > I currently have a credit card at a rate of 13.24% My plan is to be debt-free within 3 years. A rate reduction would help me achieve this goal and I may be able to reduce my time-line to two years. I have secure employment and have always paid my debts on time. My budget allows for this payment with a very comfortable 'savings cushion' also available.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,889.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at TP Mechanical? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the balance and minimum monthly payment of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Project Engineer. I work with both our estimating department and our Project Managers in a support role. This has enabled me to become a valuable part of the organization within two seperate departments. Our company has made some lay-offs as commercial construction has seen a down-turn. My position has thus far been seen as a difficult position to 'live without' within the company. (We are a non-union company.) I am single and am the sole wage earner. My rent is $590 per month, my only other loan is a federal school loan, (I went back to school for construction management) the payment is $172 per month. The balance of the card I wish to pay off is $10k, the minimum payment is currently $225. I average $250 month for food, $200 a month for car insurance/gas. In case of illness or disability I am insured to 100% of my income. In case of job loss, I have a couple of months emergency fund, beyond that, I would need to find employment. I do have some IRA/401(k) accounts but view those funds as 'untouchable'. As far as employment in case of lay-off, I am willing to take temporary jobs, or multiple jobs, whatever it would take to meet my obligations. A good credit rating has always been a priority for me, and I am serious and committed toward meeting my 'debt-free in 3' goal. Once all my debt is paid off, I plan to pursue other investment opportunities. Thank you for your questions.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	Thank you for the info, I will email them today.
Can you please talk about how the debt was accrued? Thanks.	The debt was accrued during the remodeling of a house. My partner & I purchased a house that was in foreclosure. At the time I was working part-time and starting back to school for construction management. (The mortgage was obtained in her name only.) Although I did much of the work myself, the cost of the materials, supplies, equipment rentals, etc. fell to me. The remodeling process took nearly three years of primarily week-end work. Approximately half of the remodeling expenses have been paid off during the past two years. Unfortunately, in August of this year, we got divorced. The house is currently on the market, but with the state of the housing market, it will end up being a short-sale. I won???t know the final numbers until the house sells of course, but our agreement is that any shortage on the mortgage will be her responsibility and I will pay off the rest of the remodeling debt. So at this point, my aim is to reduce my interest expense and get everything paid off as quickly as possible so I am able to move on from some very painful albeit well-learned lessons. Thank you for your question.

Member Payment Dependent Notes Series 464507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464507	$4,750	$4,750	12.18%	1.00%	December 3, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464507. Member loan 464507 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,421 / month
Current employer:	Lockheed Martin Space Systems	Debt-to-income ratio:	23.49%
Length of employment:	10 + years	Location:	San Jose, CA

Home town:
Current & past employers:	Lockheed Martin Space Systems
Education:

This borrower member posted the following loan description, which has not been verified:

582251 added on 11/30/09 > I've been at my job for 31 years. I'm a very dependable person and would not even be asking if I couldn't make the payment. Just want to pay one bill off. Thanks!<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,235.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - A few questions to clarify before I further consider funding your loan, if I may: (A) Your current job w/ LM.. Is that supported by a government contracted out position? If so, when is it due to expire? If it expires before the 3 years of this loan, do you have a backup plan in order to continue making on-time pmts? (2) Curious on why you would not consider getting a larger loan than the $4750 that you are asking for, in order to substantially lower that revolving debt of $24,235.00 that is shown on your credit report. Please clarify. Thank you in advance for your replies, and best wishes on your loan. NOTE: I ONLY FUND AFTER RECEIVING A REPLY that satisfies my conscience. Also, please verify employment data - You can do this by contacting Lending Club. Many investors will not fund a "non"-verified loan.	My job with LM is not a contract position, I'm a permanent employee here, have been for 31 years 7 months. I plan to pay the loan off in a couple of months. The $4750 is what I qualified for and that's enough for me to pay off a 401 loan off so I in turn get an amount to lower my debts.

Member Payment Dependent Notes Series 464529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464529	$4,000	$4,000	14.26%	1.00%	December 3, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464529. Member loan 464529 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	More Power Racing	Debt-to-income ratio:	11.32%
Length of employment:	1 year	Location:	Everett, WA

Home town:
Current & past employers:	More Power Racing
Education:

This borrower member posted the following loan description, which has not been verified:

582292 added on 12/01/09 > I have a great secure job. I am trying to consolidate all my high interest cards and programs into 1 payment. This will change my life, as I have already changed my spending habits. I am extremely frugal with my money now and do not want any more extensions of credit after I pay this off until I own a home. Thank you in advance for all your help.<br/> 582292 added on 12/01/09 > If you have any questions please don't hesitate to ask!<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	15
Revolving Credit Balance:	$2,816.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 464549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464549	$12,000	$12,000	15.65%	1.00%	December 7, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464549. Member loan 464549 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Federal Home Loan Mortgage Corporation	Debt-to-income ratio:	23.89%
Length of employment:	3 years	Location:	Baltimore, MD

Home town:
Current & past employers:	Federal Home Loan Mortgage Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$203,525.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Position @ Fed Home Loan Mortgage Corp is? 2-House and auto payments per month are $? 3-Credit Report reflects $203K revolving credit balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) 4-Is any of $203K revolving debt HELOC? Thanks in advance for all answers. I invest after receiving your answers.	Thanks for the questions. (1)I am transaction executive at Freddie Mac. I analyze & price mortgages that are purchased via 6 month or 12 month forward contracts. (2)House payments: 650 month & no auto payments. (3) I pay 1200 month to CC. (4) 162K - HELOC Balance. Thanks for your consideration.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	(1) combined household income $185k. (2) monthly expenses: mortgage $650, cc payment: $1200. credit card balances to payoff: $20K-$25K with an average interest of 19 - 23%. rates were raised as part of the credit card regulation overhaul. monthly food: $200. HELOC balance: $162k - $650. In case of job loss, will have to liquid investments. Thanks again for your consideration!
I am investing in your $25,000 loan. FYI- Many small investors combine to fund Lending Club P2P borrower loans. Borrowers either active, or retired w/pension, in academia, federal-state-municipal civil service, corrections, health care, law enforcement, banking related, U S military stable income ensures loan fully repaid in timely manner. Funding pace quickens after LC Home Office (CA) verifies borrower job-$ income. Employment/Income Verification Team contacts selected borrowers and specifies required document (Pay Stub, LES, IRS W-2-1099-1040 Tax Return). Be patient; smaller $ amount loans 100 percent fund fastest- typically w/in 5 to 10 days. $20,000 to $25,000 loans 100 percent fund slowest- typically w/in 10-14 days. Largest $ loan final 20-25 percent often funds w/in last 2 days listed for lender consideration. Semper Fidelis (USMC Motto). RetiredUSMCInvestor sends.	Thanks for information & your investment.
Did you originaly ask for $25K? As I'm now seeing $12K listed on your loan. If it was lowered.. The reason is ?? If it was lowered by Lending Club, how is that going to affect your get well plan on lower debt and managing monthly payments on time, etc..? Thank you.	I requested a lower loan amount after negotiating a lower rate on two of my accounts. However, I jumped the gun, so to speak on one account & they will not lower the rate. This morning I requested loan amount to be increased to $17k to payoff this account with the loan. New loan amount will payoff all high interest rate department store accts. Thanks again for your consideration & investment.
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	Household income: $186K, My income: $85K

Member Payment Dependent Notes Series 464592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464592	$5,000	$5,000	7.74%	1.00%	December 3, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464592. Member loan 464592 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,083 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	11.09%
Length of employment:	6 years	Location:	cheyenne, WY

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

582404 added on 11/30/09 > I work for a fortune 500 company and have the ability to buy stock options that were given to me this year. I wish to buy them instead of cashing them in so I can defer taxes on the stock until it is suitable and my CPA indicates it is ok to take the tax.<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$163,772.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your role at Wells Fargo? Can you get your salary verified?	Salary is being verified by lending club.
I'd like to see a list of your monthly obligations to show that this extra 156 dollars a month will fit easily into your budget. I will admit I find it a bit odd that someone making 22k a month would need a loan of this size.	It is odd. I found this website and wanted to try it out. I have enough in the bank to cover the deal but I can make a bit of a spread by borrowing. I am not willing to show you individual obligations as you can see the debt to income ratio is low enough to support this obligation.
Can you please expand on your revolving balance of 163k?	Sure, I own rental property. The properties are on fixed rate line of credit.

Member Payment Dependent Notes Series 464609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464609	$2,000	$2,000	7.40%	1.00%	December 3, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464609. Member loan 464609 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Mesa Fire Department	Debt-to-income ratio:	10.04%
Length of employment:	3 years	Location:	Queen Creek, AZ

Home town:
Current & past employers:	Mesa Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

582432 added on 11/30/09 > Buying a used, fuel efficient vehicle to use for commuting to my job at the fire department.<br/>

A credit bureau reported the following information about this borrower member on November 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,370.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 464630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464630	$6,000	$6,000	8.59%	1.00%	December 4, 2009	December 14, 2012	December 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464630. Member loan 464630 was requested on November 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	Continental Airlines	Debt-to-income ratio:	9.45%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Continental Airlines, Staples, Hollywood Video
Education:	CUNY Brooklyn College

This borrower member posted the following loan description, which has not been verified:

582466 added on 11/30/09 > Just trying to survive!<br/> 582466 added on 12/01/09 > As requested the list of my debt:<br/><br/>Student Loan - $6000 (partial of a $15000 loan)<br/>

A credit bureau reported the following information about this borrower member on November 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
savethecheeleader1, Can you explain what the loan is for? If it is for debt, can you list the amounts and rates of the debt? You will get much more interest if people can see how you will use it.	I will list some of it.
Can you list all your debt? And the interest rates? How did this debt not show up on your credit report?	As requested the list of my debt: Student Loan - $6000 (partial of a $15000 loan)
POSITION WITH THE AIRLINES	Airport Sales Agent.

Member Payment Dependent Notes Series 464750

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464750	$5,000	$5,000	15.31%	1.00%	December 8, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464750. Member loan 464750 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Ware. Co Board of Ed.	Debt-to-income ratio:	21.99%
Length of employment:	5 years	Location:	Waycross, GA

Home town:
Current & past employers:	Ware. Co Board of Ed.
Education:

This borrower member posted the following loan description, which has not been verified:

582728 added on 12/02/09 > This loan will be for a Bathroom Remodel. My husband and I became parents to a beautiful baby girl in August. Our home is equipped with showers only. We are looking to remodel our our bathroom to where we will have a shower/bath combo so our little one can have fun and memorable bath times! I am very dependable with my finances. I always make my payments on time. I am a full time teacher and have been for the past 6 years.<br/>

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,612.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 464760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464760	$7,500	$7,500	12.53%	1.00%	December 7, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464760. Member loan 464760 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pelham School District	Debt-to-income ratio:	4.49%
Length of employment:	1 year	Location:	Bronx, NY

Home town:
Current & past employers:	Pelham School District
Education:

This borrower member posted the following loan description, which has not been verified:

398368 added on 12/02/09 > I attend graduate school in NYC. I am currently enrolled in an Education program. I work at a public school in Westchester, NY.<br/> 398368 added on 12/02/09 > I make good money with 4 percent raises each year. I also work a side job on the weekends that generates 1500-2000 dollars a month. I need the money to pay off my tuition bill; the school does not offer a monthly payment plan.<br/> 398368 added on 12/02/09 > My job is very stable (I'm a middle school Latin teacher) and I guarantee I will pay this loan every month. Easy money for the lender! Always pay bills on time! Just need the extra push for grad school. Thanks to all who show interest!<br/>

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,644.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your grad degree in? How many years left and do you have other outstanding school loans? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thanks for the questions. I am the sole wage earner. My grad degree is in the following area: Latin Adolescent Education 7-12. I have about 1.5 to 2 years left, depending on how many classes I take per semester. I am taking three, possibly four this semester and also will be taking the summer session (these are the reasons I need the loan, actually). I pay 1050 a month in rent, 115 a month in my undergraduate student loan (consolidated through SallieMae), 100 for cell phone, 200 for food. I do work a second job,however, and that nets me just about all the bill money I need, depending on the month. In terms of losing my primary job, this is an extremely unlikely scenario (I am a teacher at a public school), but, as I said, I have steady work on the side so I will be able to meet the 300/month payment without a question. If you need any other information, please don't hesitate to contact me again. Thanks again for your interest!

Member Payment Dependent Notes Series 464784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464784	$8,000	$8,000	12.53%	1.00%	December 4, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464784. Member loan 464784 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,497 / month
Current employer:	CUNY	Debt-to-income ratio:	19.22%
Length of employment:	4 years	Location:	new york, NY

Home town:
Current & past employers:	CUNY
Education:

This borrower member posted the following loan description, which has not been verified:

I'm Need A loan to help pay my credit debt, i pay my bills on time every month but it's getting a little bit over welming i just need help to put me back on the right path.<br/>

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,664.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at CUNY? Please provide a breakdown of your Revolving credit balance ($11,664.00) including interest rates. Could you please also provide your monthly budget?	Hello, I'm a Custodial worker at Cuny,my revolving credit is from store cards my interest rates are very high on all of them ranging from 21%- 25%.
Hi, I would like to help you out. Can you provide some intemized info on your current monthly expenses (rent, utilities, food, car and current credit payments)?	Hello,My rent Is $286.00 monthly my Utilities are in total around $225.00 monthly food $100.00 monthly and my credit card payments are $615.00 monthly in total. i don't own a car. Thanks for your help!!

Member Payment Dependent Notes Series 464824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464824	$9,000	$9,000	8.94%	1.00%	December 7, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464824. Member loan 464824 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Virginia Military Institute	Debt-to-income ratio:	16.35%
Length of employment:	7 years	Location:	Lexington, VA

Home town:
Current & past employers:	Virginia Military Institute
Education:

This borrower member posted the following loan description, which has not been verified:

582795 added on 12/01/09 > Loan is for refinancing the remaining balance of an auto loan (at a better rate).<br/>

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,348.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the Military Institute? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thank you for your question. I am an Associate Director in the Athletics Department at VMI - an administrative position (duties include fundraising, event management, facility management, personnel management, marketing, advertising, and promotions). Currently, I am single and 29 years old, in my seventh year at the Institute, and the only wage earner in my household. My take home pay each month is $3,105 - and monthly expenses are approximately $1,515 (rent [$600], utilities [$187 - electric, gas, water, cable], health insurance [$54], student loans for my BS and MS [$267 - $35K @ 4.25% for 180 months], cash match 403(B) contribution [$80], auto insurance [$62], motorcycle loan [$60 - $3,000 @ 7% for 60 months], and auto loan payment [$205 - $9,000 @ 13% for 60 months]. I would like to use this loan to refinance the auto loan that I just recently took out -which would cut my interest rate by approximately 4% and save me approximately $2,050 (coupling the better interest rate and repayment terms). In addition to my take home pay, I have 13.5% of my base salary conrtibuted to my 403(B) [$536] - of which I contribute $80/month from my earnings and the Institute contributes $456/month (above and beyond my monthly salary). In the case of a job loss, I would immediately seek employment elsewhere - with the worst case scenario for repayment of this loan being the utilization of my accumulated 403(B) funds - currently $21,000. Thank you again - and please let me know if you have any additional questions or would like any clarification.

Member Payment Dependent Notes Series 464841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464841	$2,500	$2,500	11.14%	1.00%	December 4, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464841. Member loan 464841 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	GEICO INSURANCE	Debt-to-income ratio:	6.20%
Length of employment:	5 years	Location:	CENTRAL ISLIP, NY

Home town:
Current & past employers:	GEICO INSURANCE
Education:

This borrower member posted the following loan description, which has not been verified:

582878 added on 12/01/09 > I BEEN WORKING FOR GEICO INSURANCE FOR 5 YEARS, HAVE A STABLE JOB, I MAKE ABOUT 55K A YEAR. I JUST WANT TO CONSOLIDATE MY CHRISTMAS SHOPPING THAT I MADE BETWEEN CREDIT CARDS LAST WEEK. I HAVE GREAT CREDIT. I JUST WANT TO CONSOLIDATE THIS SMALL AMOUNT, THANK YOU GUYS.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,252.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 464884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464884	$8,000	$8,000	20.86%	1.00%	December 7, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464884. Member loan 464884 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,635 / month
Current employer:	Renown Medical Center	Debt-to-income ratio:	17.12%
Length of employment:	1 year	Location:	Reno, NV

Home town:
Current & past employers:	Renown Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

582951 added on 12/01/09 > I am seeking to consolidate my high interest credit card debt (29.99% & 24.99 APRs) and high interest personal student loans. My credit card interest rates jumped up after I missed a payment about 1.5 years ago due to an oversight that I admit and I'm paying dearly for. <br/><br/>My high interest personal student loans (22.99%) are from graduate school where I completed my masters degree. Although this loan is not much lower of an APR, I'm listing this loan because I'd like to make as few payments a month as I can. <br/><br/>I have an extremely stable job in the medical field - I am a medical physicist in the radiation oncology department at a local hospital (I make sure the machines that treat cancer patients are working correctly). <br/><br/>I have a good salary that will continue to soar to great heights as I gain additional experience in my field. Please let me know if you have any questions. Thank you for investing in me.<br/> 582951 added on 12/01/09 > My outstanding credit card debt is not actually $53,000+ I was added as an authorized user on my mother's credit card which has a balance of . My actual credit card balance is a little over $20,000 and my personal student loan for graduate school is $3,000.<br/> 582951 added on 12/01/09 > The high number of inquiries in the last 6 months are from applying for personal loans at local banks. I decided to go with lendingclub.com instead of them so that my peers could benefit from the interest I pay each month instead of banks.<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	18
Revolving Credit Balance:	$53,338.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions about your $25,000 loan are: 1- $8,635 per month income- is 1 or 2 person? 2- House and auto payments per month are $? 3- Application reflects 1 year current employer. Three years work (or school) history prior employers is? 4- What are CC payments per month $? (Total payments actually paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. RetiredUSMCInvestor sends.	1. The stated income in mine only 2. I rent my apartment and it is $850 per month; My car is paid off (no auto loan) 3. This is my first job after graduate school. Before this job I was at graduate school at Duke University (2 years) and I did my undergraduate coursework at Cornell University (4 years) 4. I pay approximately $1400 per month (or more) towards CC Please let me know if you have any additional questions as I'd be more than happy to answer them.
Hello, please explain "Delinquencies (last 2 yrs): 1" Thank you,	I'd be glad to... I had gone on 2 month vacation over summer vacation while in school and had set up all of my credit cards and other bills to automatic payment while I was gone. I accidentally omitted one from the automated payment so it became past due while I was away. I immediately paid it when I return back home, but by that time it was already 30 days past due. Please let me know if you have any additional questions and thank you for your interest.

Member Payment Dependent Notes Series 464919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464919	$7,000	$7,000	13.22%	1.00%	December 7, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464919. Member loan 464919 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	Parsons Brinckerhoff	Debt-to-income ratio:	14.25%
Length of employment:	10 + years	Location:	Cardiff, CA

Home town:
Current & past employers:	Parsons Brinckerhoff
Education:

This borrower member posted the following loan description, which has not been verified:

583016 added on 12/01/09 > I have been with the same employer for over 10 years, have a good credit score and history. I plan to pay off credit card balances with this loan. Thank you for your interest!<br/>

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	16
Revolving Credit Balance:	$19,351.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the delinquency from 16 months ago?	Yes. I had a loan with Bank of America. I never missed a payment. Their system would give me a confirmation number online as is standard. However, several months in a row they neglected to debit my account (glitch in their system I guess) so it appeared that I had missed numerous payments. Last summer there was a class action suit against B of A because of this issue. Their glitches wreaked havoc on others accounts as well. Thank you for your interest in my loan.
Could you please describe what you do at Parsons Brinkerhoff, as well as, what contingency plan you have to help you make the loan payment over the next 3 years. thank you and good luck with the loan.	I'm a project manager for Construction projects. I can easily cover the loan payment especially since my higher interest credit card payments will be reduced. Additionally my car will be paid off this March further freeing up resources. Thank you for your interest.

Member Payment Dependent Notes Series 464939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464939	$3,000	$3,000	13.57%	1.00%	December 8, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464939. Member loan 464939 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	UBS	Debt-to-income ratio:	10.19%
Length of employment:	3 years	Location:	Woodside, NY

Home town:
Current & past employers:	UBS
Education:

This borrower member posted the following loan description, which has not been verified:

583049 added on 12/01/09 > Just ran out of extended Warranty and the heads went.<br/>

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,041.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the purpose of your loan and your position and responsibilities at UBS. Thank you.	Hey there, the extended Warranty on my car expired a month and a half ago, My car broke down, and I use it to commute to and from work, the cylinder heads went, and it is cheaper to repair it rather than get another car right now. I am a hoist mechanic and install, dismantle, and maintain the elevator hoists.

Member Payment Dependent Notes Series 464987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464987	$3,500	$3,500	13.22%	1.00%	December 7, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 464987. Member loan 464987 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Eisai Inc	Debt-to-income ratio:	14.33%
Length of employment:	2 years	Location:	LITTLE FALLS, NJ

Home town:
Current & past employers:	Eisai Inc
Education:

This borrower member posted the following loan description, which has not been verified:

583129 added on 12/02/09 > I plan to use the funds to make purchases for my upcoming wedding celebration. I consider myself a good borrower because I regularly make all payments on time. In addition, I always monitor my income and expenses to ensure that I continuously have more income than expenses. I am currently a Senior Contract Analyst for Eisai Inc., which is a pharmaceutical company. I have over three years experience in the pharmaceutical field and I am eligible for a promotion with Eisai Inc. this upcoming year.<br/>In summary, I consider myself a wise and good borrower because I only borrow what is needed and I manage my money well.<br/> 583129 added on 12/03/09 > Thank you for your support.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,870.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your revolving credit balance of ~21K consist of? Thank you in advance.	I have a total of four credit cards ranging in credit limits of $1,000-$8,000. Some of my credit cards were opened during my college career to help pay for college expenses. I regularly make all my credit card payments on time and none of my accounts have ever been deliquent.
I see that you are close to your credit card limites - will you be having your credit limits increased or applying for more credit?	I will not be applying for any additional credit. In the upcomming months I plane on lowering my current balances.
What are your detailed monthly expenses (provide numbers)? With this loan you will have close to 25k of debt....how will your future husband's income help? Make me feel better that this is a no risk loan for us....thanks.	My monthly expenses include rent which is $1350 a month, utilities included. The rent is split equally between my future wife and I (I'm a male). I am financing my car which is $300 a month. And my total monthly credit card payments are approximately $600 a month. My future wife just started her career as a teacher and has not established much credit yet, therefore we did not apply for the loan jointly. However, her income will help greatly and our total gross income currently together is about $8500 a month. I definately plan to pay off a great amount of my credit card debt this upcoming year. Most of my credit card use was from college expenses during my college career and some unforseen circumstances I encountered within the past two years. Hope this answer helps.

Member Payment Dependent Notes Series 465003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465003	$4,000	$4,000	15.65%	1.00%	December 8, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465003. Member loan 465003 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	WAL-MART	Debt-to-income ratio:	3.42%
Length of employment:	2 years	Location:	ALPENA, MI

Home town:
Current & past employers:	WAL-MART
Education:

This borrower member posted the following loan description, which has not been verified:

583155 added on 12/02/09 > This loan will pay off almost all of our debt. It will allow us to make all of our payments on time. I am very resposible and my payments will never be late.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$894.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 465005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465005	$10,000	$10,000	7.74%	1.00%	December 7, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465005. Member loan 465005 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:	First National Bank of Elk River	Debt-to-income ratio:	3.42%
Length of employment:	10 + years	Location:	ZIMMERMAN, MN

Home town:
Current & past employers:	First National Bank of Elk River
Education:

This borrower member posted the following loan description, which has not been verified:

583159 added on 12/02/09 > Using the funds for Christmas and Jan. Trip to Austria with my daughter who is Majoring in History and German. Been working in the banking world for 25+ years and at my current job for over 11 years.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,381.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 465033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465033	$9,000	$9,000	8.94%	1.00%	December 7, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465033. Member loan 465033 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	ASCAP	Debt-to-income ratio:	4.91%
Length of employment:	3 years	Location:	BRONX, NY

Home town:
Current & past employers:	ASCAP
Education:

This borrower member posted the following loan description, which has not been verified:

583205 added on 12/01/09 > My fianc?? and I have been together for 6 years and will finally be getting married in June 2010. We noticed shortly into the wedding planning process that planning a wedding was more expensive than we realized and that all payments and fees are due one month before the wedding takes place. This loan will help us fund the most expensive wedding vendors and none the less the most important to us: The photographer and cinematographer. My fianc?? and I both have full time jobs and while the following information was not required, I thought it may be helpful to you: We will both be fully funding our own wedding. We currently reside together and are both equally responsible for all living and other expenses.<br/>This loan would be very helpful to us and hope you are able to help.<br/>

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,354.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It will help to get your loan funded if you have Lending Club verify your income.	Thank you for the advice. How do I go about doing this?
Call the LC office. They'll explain the process.	I called membership support and they told me that in order to do this I would need to receive an email from them requiring other verification and I have not received such email. Thanks

Member Payment Dependent Notes Series 465036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465036	$18,600	$18,600	14.26%	1.00%	December 7, 2009	December 15, 2012	December 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465036. Member loan 465036 was requested on December 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,308 / month
Current employer:	CPG Company	Debt-to-income ratio:	17.26%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	CPG Company
Education:

This borrower member posted the following loan description, which has not been verified:

583211 added on 12/01/09 > This money will be used to consolidate credit card debt at a lower interest rate. I accumulated credit card debt while in graduate school, and while I made significant progress paying it off I have experienced recent hikes in my interest rates over the last 1-2 years. I am sick of paying interest to banks...I would rather give my money individual investors. I want to get my debt under control so I can be in a good financial position to purchase my first home next year. I always pay my bills on time and it is in my best interest to continue to do so to qualify for the best mortgage rate possible.<br/><br/>I have been gainfully employed since I finished grad school in 2003. Since then I have received 3 promotions, and I am making a decent income. I actually have the opportunity for a sizeable bonus every year as well (12% of my salary), but I have only included base salary in my budget below.<br/><br/>Monthly Budget<br/>Income: $4610 (take home pay)<br/><br/>Expenses:<br/>Rent: $600<br/>Car: $670<br/>Student Loans: $131<br/>Medical Loan: $80 <br/><br/>Credit Cards:<br/>Citibank - $14,750 @ 14.25% interest<br/>Chase - $2,750 @ 27.24% interest<br/>Amex - $1,100 @ 18.24%<br/><br/>Thank you for your consideration!<br/>

A credit bureau reported the following information about this borrower member on December 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	28
Revolving Credit Balance:	$19,780.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at CPG? What actions have you taken to reduce your debt other than requesting this loan?	I am a market research manager at the CPG company I work for. I have been reducing my debt over time, but the recent hike in my interest rates has made it more difficult for me. For example, this year alone I paid down $4,900 of my credit card debt. I also called all my credit card companies and attempted to negotiate my interest rates, but I was unsuccessful. Citibank said if I rejected the interest rate hike to 24.99% they would close my account upon my card expiration -- Which they are doing. My account will close in April 2010.
Thank you for your answers. Have you made any changes to your spending habits?	Of course! It was an issue of growing up and learning how to follow a monthly budget, especially in a city like Chicago where the cost of living is already high. Now I am contributing 6% of my income to a 401K, putting a little in a savings account every month (so I don't have to fall back on credit cards in case of emergency), and not spending as much on entertainment as I did in my earlier 20s. While some of my debt was accumulated through owning a "lemon" car that needed repairs every month and paying for living expenses in grad school, a majority of it was my lifestyle which I have now changed.
Thank you for your prompt reply. You would be surprised how many people only work on increasing the income and don't look at how much they spend! You may find the free tools at yodlee.com helpful. They make managing ones finances much easier, after a little effort setting it up. Good luck on 100% funding quickly. I will be funding part of your loan as soon as my funds are available.	Thank you! I really appreciate your support. You are absolutely right, making more money is not the solution to decreasing debt. You have to focus on cutting back on spending. I learned that the hard way...
(1) Besides working for CPG for the last 2 yrs, what is the rest of your employment history going back another 3 years (5 yrs total that I would like to see)? What was the company(ies) you worked for; duration; title; responsabilities? (2) For the credit cards you listed, please add the min payments required and what you have been paying on each: Citi = _____ // _____ Chase = _____ // _____ Amex = _____ // _____ Thank you and best wishes on your loan.	Employment History: Finished grad school Dec 2003 Feb 2004 - Aug 2007 - Marketing Agency where I did consumer behavior research. I held the positions of Research Analyst, Strategic Planner, and Associate Director, Planning & Strategy. August 2007 - Present - Current CPG company. I have held the positions of Associate Market Research Manager and Market Research Manager. All my positions have increased in responsibility and salary. Credit Cards Citibank - Minimum Payment: $325, and I typically pay $350-$400/month. Chase - Minimum Payment: $80, and I typically pay $300-450/month. I actually paid this card down from $6000 and then Chase reduced my credit line. American Express - Minimum Payment: $25, and I have been paying $200/month. As you can see, the payments I have been making would be more than enough to cover the minimum payment for my loan. I plan to pay more than my minimum for my loan each month so I can pay it off in under 3 years.
Antlia - Great reply and prompt as well. I'm impressed, and we will be funding your loan as well. Best wishes.	I appreciate your support, and I assure you I am a good investment.
You've provided a lot of great information and I can sense you responsibility and determination to get rid of your debt. Please respond to the following also: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Please explain the delinquency that appears on your Credit History above (28 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am currently the sole wage earner in my household because my husband was laid off recently (within the last week). He is collecting unemployment which is enough for him to cover half our rent ($1200/month total, so he and I each contribute $600) and our utilities which average to be about $250. He is also paying on his student loans. As I stated in my original post, my other expenses are: Car $670 Medical Loan $80 Student Loan $131 Variable expenses I did not originally include and my husband and I both contribute to: Food $450/month Gas for Car $80/month We do not have children, so we can keep our household expenditures pretty low. The delinquency on my credit report was for American Express...I was traveling in Europe and ended up having to use the card more than I I could afford to in an emergency situation (my sister's luggage was stolen with her credit card so she was unable to pay for anything most of the trip). I could not pay off the full balance on my AmEx for 2 months (and it was an open line account where you have to pay the full balance), so even though I was paying them $1000 a month, they still reported me to the credit agencies for carrying a balance and ultimately closed the account for my violation of my card agreement once I paid them the balance in full. Contingency plan to repay the loan - I have a savings account with an emergency fund of several months salary that I am continuing to build. I also have stock I could sell. In the worst case scenario, I could take a loan against my 401K to continue to pay my bills on time. The company I work for does have a generous severance plan though, so even if I did lose my job I would have a few months of full salary to find a new one or put a plan in place.
Thank you for the reply. It sounds like you have a good plan in place and can easily manage the monthly expenses on your salary alone. I hope your husband is able to find work soon! Good luck!	Thank you!

Member Payment Dependent Notes Series 465111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465111	$5,500	$5,500	8.94%	1.00%	December 8, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465111. Member loan 465111 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Motorola Inc	Debt-to-income ratio:	13.71%
Length of employment:	3 years	Location:	massapequa, NY

Home town:
Current & past employers:	Motorola Inc
Education:

This borrower member posted the following loan description, which has not been verified:

583371 added on 12/04/09 > Paying off a single credit card which I no longer use.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	41
Revolving Credit Balance:	$5,677.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
pls vrfy income and employment. how to do is found via faq or call LC.	I'm a full time with employee with Motorola Inc,. I make $54,000 a year.
Please account for the delinquency 41 months ago.	The deliquency is from a GAP credit card I had. I got the card RIGHT before i moved to a new apartment and i was not getting the bills, so i was more than 30 days late on a payment. I paid it off and closed the gap account.
Can you summarize your monthly expenditures?	the apartment i currently rent is $925. heat, utilities are included. i have a $43 cell phone bill, $110 credit card bill (which will be replaced with this loan payment), $140 car insurance, no car payment, I own a car that is paid off, $100 cable/internet bill, $400 student loan.

Member Payment Dependent Notes Series 465129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465129	$5,000	$5,000	8.94%	1.00%	December 4, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465129. Member loan 465129 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Charles Schwab and Co.	Debt-to-income ratio:	13.27%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	Charles Schwab and Co.
Education:

This borrower member posted the following loan description, which has not been verified:

583411 added on 12/02/09 > My credit is awesome! Looking to enroll in my Masters degree courses in January and want to pay my tuition for the coming semester.<br/><br/>The good news: I will be getting reimbursement from my job when I complete the classes at the end of the semester. I have funds on hand monthly to easily make payments on this loan until then. However, I will still carry the loan after that because I will be enrolling in more classes in the meanwhile. Nevertheless, I will be paying this down as bonuses and tax refunds come in.<br/><br/>My credit card rate is 14% and so I am glad to beat that. Additionally, with the obvious surpluses in my budget I will be paying down the loan.<br/><br/>Mo. Income: $4200<br/>Expenses: $3700<br/>net to Lending Club loan $500<br/> 583411 added on 12/02/09 > The revolving credit balance is a balance transfer at 1.99%. Other than that I have no credit card debt.<br/> 583411 added on 12/02/09 > <br>I just called Lending Club to ask how I can provide a way to verify my income so my loan looks more appealing. However, they said that would only request verification if the income is questionable.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,676.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 465138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465138	$5,000	$5,000	13.22%	1.00%	December 7, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465138. Member loan 465138 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Cycle of Success Institue	Debt-to-income ratio:	13.49%
Length of employment:	< 1 year	Location:	Coon Rapids, MN

Home town:
Current & past employers:	Cycle of Success Institue
Education:

This borrower member posted the following loan description, which has not been verified:

583426 added on 12/02/09 > Loan will be used to pay off my Line of Credit and reduce my interest rates<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,953.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Type your answer here. I have a Degree in Horticulture - Landscape Design from the University Wisconsin River Falls, I have been in the landscape industry for the last 10 years, however, the economy has taken a turn for the worst especially in this industry. I have recently started with the Cycle of Success Institute helping companies significantly improve their bottom lines

Member Payment Dependent Notes Series 465145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465145	$2,000	$2,000	12.18%	1.00%	December 4, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465145. Member loan 465145 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Telephonetics Inc.	Debt-to-income ratio:	14.83%
Length of employment:	5 years	Location:	Miramar, FL

Home town:
Current & past employers:	Telephonetics Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

583437 added on 12/02/09 > This amou t is due no later than December 15th 2009 Thank you so much<br/> 583437 added on 12/02/09 > The funds will be use to pay a debt with the IRS - I have good credit and have never been late in my payments with any of my credit cards or my mortgage - I have a monthly budget that allows for a up to $80.00 to pay for this debt- However the nature of my work also gives me access to quota bonuses that could allow me to pay this debt a lot sooner - But presently I have adeadline of December 15th 2009. My company has been in business for 28 years and it is the largest Message on Hold comapny in the US and Canada - I have been with this comapny for 5 years.<br/> 583437 added on 12/02/09 >

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,975.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please explain the IRS debt. How much? How did you wind up owing money to the IRS? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Convince me that you will pay this loan back.	IRS - My mother in law is a non- US citizen - She has a savins account with a US bank in excess of US$ 250,000 - She asked me to be in the accout as well in case of an emergency and the IRS taxed me for the earnings on this account because I am the one who has a social security number and she does not - I found this out the hard way - the debt was $2,200 and is down to $1,500 plus interest and penalties - I want to wipe this out so I don't owe anything to the US governement - My spouse does not work - she is currently undergoing chemotherapy to treat advenced breast cancer - she still has to get radiation as well. I have a great insurance provided by my employer that is covering most of the cost. My mortgage is $1,590.00 per month Car payment is $355.13 cc debt bank of america $1,800.00- monthly payment is aprox $25.00 chase $1,900 - monthly paymen aprox $30.00 Macy $300.00 - Montly payment is $15.00 Kohls $ 500.00 MOnthluy payment is $12.00 Credit one bank - $1,500.00 monthly paymebnt is $20.00 Fuel $40.00 per month - I work 5 miles from my house Utilities about $150.00 If youi check my credit report - I have NEVER been late in any of my debt, nor wil I put myself in this position. A good credit reputation is the mos important aspect of anyone's life because it can make or brake you - Some companies won't even hire people who have less than average credit standing. I wouldn't be requesting the loan if I thought I could not pay it - unfortunately, banks no longer offer personal unsecured loans as they did in the past. This is a financial junction for me - The natire of my work sometimes allows for a $1,000.00 bonus if certain quotas are met - Althoght I have met this quotas several times during the uyear , the funds wer used to cover co- payments for my wife's PET SCANS, and othe cancer related teatments. If GOd forbids, my wife wer to die, she has life insurance in excess of $800,000 - and it is fully paid up. Thank you for your inquiry and I hope my reply satisfies your curiosity. Gabriel M??rquez New Accounts Sales Manager Telephonetics Inc. 1 800 446 5366 Ext 5915 Fax 954 416 4315 "Be kinder than necessary because everyone you meet is fighting some kind of battle"
I can assure you my questions are not simply for curiosity. You are asking people to lend you their money and we need feel assured that it will be paid back. I am going to help with your loan but It seems to me that since you are allowing your mother in law to keep $250,000 in your savings account and she is earning interest on that, she should be willing to pay the income tax due from that income. BTW you might want to concider putting some of that into LC loans. Great Return. God Bless you and your wife. I totally understand you situation with your wife and her treatment. We are going through the same thing.	I see your point but it is not that easy - She gave us $20,000 for the down payment of our Home when we bought it 5 years ago... I'm not going to ask her to pay the IRS - The savings account is hers, not mine. As a result of my wife's health situation, she wanted us to have access to this money in case of an amergency. I did remove my name from her account to avoid this from happening again this year. My heart goes to you because I know that Cancer affects everyone in the family not just the person who is suffering from it. I hope all is and willbe well as I know it is going to be for us as well. Gabriel M??rquez New Accounts Sales Manager Telephonetics Inc. 1 800 446 5366 Ext 5915 Fax 954 416 4315 "Be kinder than necessary because everyone you meet is fighting some kind of battle"

Member Payment Dependent Notes Series 465156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465156	$10,000	$10,000	13.22%	1.00%	December 7, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465156. Member loan 465156 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	DeWitt Stern Group, Inc.	Debt-to-income ratio:	7.44%
Length of employment:	3 years	Location:	Forest Hills, NY

Home town:
Current & past employers:	DeWitt Stern Group, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	26
Revolving Credit Balance:	$7,408.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. I recommend you update your listing with a description. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan (one time expense, runaway spending, youthful indiscretion, etc.) steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Hello there, Thank you for your message and interest! I am currently looking into verifying my income with lending club and should soon succeed (when I'm not going crazy at work). This loan is basically going to be used to pay off two credit cards I have one with an interest rate of 17.99% which I think is ridiculous. Besides these two cards, and my monthly rent (@$800), the only other expenses I have are as follows: cell phone bill (@ $85/month), student loan (@ $84/month - with a total balance of $6,000 left), and my Macy's card (currently at $1,200 with 0% interest until November of 2010). The gross income listed is generated by myself as I am not married and do not have children. Unemployment for the state of New York has been extended to 13 months (last time I checked) @ $400/week. If I were to lose my job, I will have enough money from Unemployment alone to cover all expenses if I live conservatively. Additionally, I have a small amount of savings set aside for this very purpose. Hope I've ansered most of your questions, and again, thank you for your interest and any help is truly appreciated!

Member Payment Dependent Notes Series 465244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465244	$5,000	$5,000	14.26%	1.00%	December 8, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465244. Member loan 465244 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Blockbuster Inc	Debt-to-income ratio:	12.18%
Length of employment:	7 years	Location:	Allen, TX

Home town:
Current & past employers:	Blockbuster Inc
Education:

This borrower member posted the following loan description, which has not been verified:

583639 added on 12/03/09 > My management degree is the PMP.Project Management Professional will enhance my career tremendoulsy since I am in project management.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	37
Revolving Credit Balance:	$28,370.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Blockbuster stores in my area have all closed down. What assurance do you have that they will remain open in your area? Thank you in advance for your answer.	Hello. The BB stores that are closing down are the ones which are going into losses. The company is trying to reinvest that capital into more profitable stores and other lines of business. I work at the corporate office on the online side. Stores do not affect me directly in anyway.
1. What is your current position with Blockbuster and give a brief job description? Who was your prior employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Convince me that you will pay this loan back.	I am an Online Process Engineer working with the online BB.com team. I work with several different IT projects and am a link from the business to the technical team. I work with the business on their strategic plans and gather requirements to complete those goals. I plan the project and take it along till it is deployed. Some of the projects were with Samsung, Tivo and changes/promotions for the website. I worked for United Healthcare for 2 years before this. I am a single wage earner and live single. My total expense are app. $3800/month. I have additional income of $2000 from a small business which also helps so I do not get stressed. My expenses are pretty controlled. I want to do the PMP certification to progress further in my career. It will help tremendously at a rapid pace. It is highly in demand in the industry.
my apologies, I should have said blockbuster instead of ornid. Also, please be more descriptive about the loan purpose and description	I am an Online Process Engineer working with the online BB.com team. I work with several different IT projects and am a link from the business to the technical team. I work with the business on their strategic plans and gather requirements to complete those goals. I plan the project and take it along till it is deployed. Some of the projects were with Samsung, Tivo and changes/promotions for the website. I worked for United Healthcare for 2 years before this. I am a single wage earner and live single. My total expense are app. $3800/month. I have additional income of $2000 from a small business which also helps so I do not get stressed. My expenses are pretty controlled. I want to do the PMP certification to progress further in my career. It will help tremendously at a rapid pace. It is highly in demand in the industry.
How does getting a management degree affect your employment (i.e. are you cutting back any hours or wages?) and if it is for BB, why do they not cover the educational expenses?	see above response please.

Member Payment Dependent Notes Series 465288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465288	$6,000	$6,000	11.83%	1.00%	December 7, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465288. Member loan 465288 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	18.82%
Length of employment:	n/a	Location:	cataula, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

583713 added on 12/03/09 > Please help with this loan. my 18 yr old son was almost killed in a car accident and i am trying to pay off debt with this. it would greatly help me and my family to pay off his medical bills.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,638.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Shawna Pippin Insurance Agency 45K year Joey Pippin 100% disabled 22K year
What is you source of income (employer) and how long have you had it? Thank you.	i am an insurance agent, income is from premium written and renewals. been doing this for 18 years.

Member Payment Dependent Notes Series 465349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465349	$5,000	$5,000	16.35%	1.00%	December 7, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465349. Member loan 465349 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,887 / month
Current employer:	CGC Glass Company	Debt-to-income ratio:	14.33%
Length of employment:	9 years	Location:	Lake Stevens, WA

Home town:
Current & past employers:	CGC Glass Company
Education:

This borrower member posted the following loan description, which has not been verified:

583812 added on 12/02/09 > We used our credit cards to pay for a large portion of various home improvements that we have completed over the last couple of years. We intended to roll this debt into a mortgage when we refinanced. Unfortunately, before we could do that, the housing market dropped and didn't leave us enough equity(80%) to refinance. We are financially responsible and look forward to paying off this debt via this loan. I have been with my employer for 9 years and have a very stable income. We own both of our cars and a boat free and clear and have other assets if needed to repay this lown af something catastrophic were to occur. My wife also works part-time (whose income is not included here) and could move to full-time if needed. We really appreciate you taking the time to read our file and considering us for your loan. Please don't hesitate to ask if you have any other questions. Thanks!!<br/> 583812 added on 12/02/09 > Our Credit file shows $73k in total revolving credit. About $50k of this is from our second mortgage which is a 15 year loan. The remainder is the credit card debt we will pay off with this loan.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	27
Revolving Credit Balance:	$73,241.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 27 months ago? Thank you in advance.	When we refinanced our mortgage, we received a payoff amount and were told not to make the next mortgage payment. As it turned out, the funding was delayed and we ended up showing 30 days late.
My questions about your $20K loan are: 1- Position @ CGC Glass Co? 2- House payments per month are $? 3- CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.03.2009	I am the General Manager. Our house payments are $1,800. We pay approximately $700-$800 per month in CC payments.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: + steps you've taken to get spending in line with income + please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses, business expenses, medical expenses etc.) + if you are refinancing credit cards, please include all balances / rates that this loan will cover + nature of your employment - roles and responsibilities	I will contact Lending Club to verify my income. Our only monthly commitments are our mortgage and credit cards plus a few miscellaneous household bills (electric, gas, cable, etc.).
What are the interest rates on the debt you wish to consolidate and how will your monthly payments change when you consolidate.	Our interest rates range from 11% - 24%. We understand that we will pay some additional interest on the lowest rate but combining all the rates will still save us substantial interest. Our monthly payments will be reduced overall.

Member Payment Dependent Notes Series 465390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465390	$3,200	$3,200	12.18%	1.00%	December 8, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465390. Member loan 465390 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,772 / month
Current employer:	Oldcastle Glass	Debt-to-income ratio:	19.84%
Length of employment:	5 years	Location:	COVINGTON, GA

Home town:
Current & past employers:	Oldcastle Glass
Education:

This borrower member posted the following loan description, which has not been verified:

583878 added on 12/02/09 > My growing boy needs clothes! He's down to five pairs of pants that he can wear. I've never had a need for clothes like this as my sister usually gives me her sons clothes that he has outgrown. Well now my baby (he's actually 11) is growing more than my nephew and there are no more hand me downs. I would also like to pay off a couple of small credit cards. I am very good with my money but it has been tough the last couple of years as they have taken away our bonuses and raises at work and common household expenses and utilites seem to be increasing. I also just had to do much needed maintenance on my 8 year old car that has put me in a rut. I have a very stable job that I have been at for almost 6 years in January. I would really appreciate your assistance and promise to pay back every penny. Thank you!<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	72
Revolving Credit Balance:	$1,568.00	Public Records On File:	1
Revolving Line Utilization:	71.30%	Months Since Last Record:	63
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, 1. How much of this loan is going toward paying off your credit cards, and please explain the types of things you put on your card (ex. food, gas when you are in a rut, or emergencies such as your car maintenance)? Will you plan on using your credit card once this loan goes through? 2. Is it just you and your son? are there any other dependants or any other sources of income? 3. Please explain your position, as well as what oldcastle glass does, and if you have any sort of job security for the next 3 years. Thank you and Good Luck!	Oh wow! Great questions! I have 3 credit cards I want to pay off. One for $650 and the other two for $233 and $244. The smaller amounts are store cards that I rarely use. The one for $650 I haven't used in months until this week because I'm low on cash and I bought gas with it. I make my payments on all of them on time every month, but I want to get them paid. When I had to get my car maintenance...tires, shift gear fixed, etc... I paid that with my own money. I didn't use any credit for it. No, I don't plan on using the credit cards once they are paid, unless there is an emergency. It would just put me right back in the position to pay them again. At home, it's me, my son, and my mom. I only have one child and he's 11. My mom moved in with me a couple of years ago due to her health. She had surgery to remove some old stints in her kidney's and almost didn't make it. She has kidney failure and does dialysis 3 times a week. She had to retire early from Delta about 3 years ago. She gets a disability check, but it's not enough for her to give me any and still pay her own bills she has and car note. She does buy groceries when she can and helps out around the house a lot. I don't treat her as a roommate, she's my mom. I really don't expect her to give me anything, but she helps out when she can. My main position at work is accounts receivable. I post all the cash that comes in onto the customers' accounts, I send out invoices and statements, I take incoming calls regarding the accounts, I research credits if customer needs them, I do liens and releases, and also do credit references from other companies regarding our customer. I also do purchasing of all the office supplies, and I'm the receptionist. Yes I know this sounds a bit much, but we have downsized tremendously. Oldcastle Glass does architectural glass. We don't make the glass there, but we do temper it, sun tint, cut, etc. It comes in as sheets of glass and we do whatever the customer requests. We have a number of locations across the U.S. Just go to oldcastleglass.com if you want to know more specifics. As far as job security goes, I don't know of anyone who has that. I plan on being at my job 3 years from now. I'm a good hard-working employee and I help out other departments as much as I can. I look at it like this, the more you do and are willing to do, the more likely they will keep you around. I hope I have answered all of your questions and if you have any more, feel free to ask. Thanks!

Member Payment Dependent Notes Series 465398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465398	$3,000	$3,000	11.83%	1.00%	December 7, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465398. Member loan 465398 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,700 / month
Current employer:	cnusd	Debt-to-income ratio:	23.67%
Length of employment:	7 years	Location:	Corona, CA

Home town:
Current & past employers:	cnusd
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	80
Revolving Credit Balance:	$17,829.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have my investor interest peaked so far ...good job history with Corona-Norco Unified School District. I really need you to amplify on your intentions / description of the loan. You left the detailed description blank, and all I see is the subj, which reads "Teacher Loan". I would also like to see your current monthly expenses. I only invest after detailed quality replies. Thank you and best wishes on your loan.	I bring home 4900 a month and my total monthly expenses including rent,car,childcare and bills total about 3800. I am paid once a month on the 30th. The December 30th check will not be funded until January 4th due to how the district prepares the W-2. I am requesting a loan to cover my expenses I usually pay at the end of every month to avoid late fees and to maintain a positive credit rating. I plan to pay the loan off in a 1 year. The loan will help me pay my expenses due between Dec. 30 and Jan.2 2010.
without an explanation of why you are requesting a loan or the purpose to which your funding will be applied, it leaves potential investors without much motivation to help you. Can you provide some details for us?	I bring home 4900 a month and my total monthly expenses including rent,car,childcare and bills total about 3800. I am paid once a month on the 30th. The December 30th check will not be funded until January 4th due to how the district prepares the W-2. I am requesting a loan to cover my expenses I usually pay at the end of every month to avoid late fees and to maintain a positive credit rating. I plan to pay the loan off in a 1 year.

Member Payment Dependent Notes Series 465413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465413	$3,500	$3,500	8.94%	1.00%	December 7, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465413. Member loan 465413 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Case Design and Project Management	Debt-to-income ratio:	15.80%
Length of employment:	2 years	Location:	Arlington, WA

Home town:
Current & past employers:	Case Design and Project Management
Education:

This borrower member posted the following loan description, which has not been verified:

583917 added on 12/02/09 > Aid for Legal Services<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,659.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 465457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465457	$20,000	$20,000	17.74%	1.00%	December 8, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465457. Member loan 465457 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	US Dept of Veterans Affairs	Debt-to-income ratio:	19.85%
Length of employment:	6 years	Location:	Baltimore, MD

Home town:
Current & past employers:	US Dept of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,863.00	Public Records On File:	1
Revolving Line Utilization:	90.80%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $20,000 Medical Loan are: 1- Position @ Dep't Veterans Affairs? 2- $11,250 reported income per month- is 1 or 2 person? 3- House and auto payments per month are $? 4- Credit Report reflects $35,000 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) 5- Public Record 112 months ago; bankruptcy, taxes, court judgment, wage lien? Please provide explanation. Advance thanks for answers to ALL questions. 12.03.2009	1- I am a program manager at Dep't of Veterans Affairs. 2- it's one person. my wife is unable to work at this time. 3- house and auto combined are $2400/month. 4- total monthly payments on revolving accounts are $1400/month. 5-Public record is a ch. 7 bankruptcy following a dot-com layoff while we were expecting a child. Thanks for your interest.
Hello, please explain your public record. Thank you	It was a ch.7 following a dot-com layoff while we were expecting a child.
Me again. I am investing in your $20,000 Medical Expenses loan. FYI- Many small investors combine together to fund Lending Club P2P borrower loans. Borrowers either active, or retired w/pension, in academia, federal-state-municipal civil service, corrections, health care, law enforcement, U S military stable income ensures loan fully repaid in timely manner. Home Office (CA) has verified both your job and monthly income. Funding pace will now quicken. Be patient; smaller $ amount loans 100 percent fund faster- typically w/in 5 to 10 days. 20,000-$25,000 loans 100 percent fund slower- typically w/in 10-14 days. Largest $ value loans final 20-25 percent often funds w/in last 2 days loan listed for lender consideration. Semper Fidelis (USMC Motto). RetiredUSMCInvestor sends. 12.04.2009	Thank you. I appreciate the info and the encouragement.
What type of surgery is your wife having?	Abdominal/Colon
Can you clarify how these funds will be used? It would seem that you will be adding this loan to your existing debt rather than paying down current debt. Is this correct? From the answers to your questions and the profile information, it would appear you have a reasonable amount of disposable income. How is that you've built up such a large amount of revolving debt in the nine years since your bankruptcy? With so many open credit lines and such high credit utilization, please describe your financial management strategy for the next three years to help allay fears of another bankruptcy.	Fair questions. The loan will be used to pay down debt and to be prepared for hospital copays and other expenses. When my wife gets back to work we have a plan to pay off all debt in three years. And because of our income, we would never be allowed to file ch.7 under the new guidelines.

Member Payment Dependent Notes Series 465459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465459	$10,000	$10,000	8.59%	1.00%	December 8, 2009	December 16, 2012	December 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465459. Member loan 465459 was requested on December 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Bellflower Unified School District	Debt-to-income ratio:	15.38%
Length of employment:	< 1 year	Location:	Huntington Beach, CA

Home town:
Current & past employers:	Bellflower Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

584010 added on 12/02/09 > I worked part time the last to years to stay home with my two year old. I am back full time and I have high senority in my district, so my job is safe. I am looking to get a loan through this site because my other credit card has a high interest rate.<br/> 584010 added on 12/02/09 > I am sorry about the typos above. I can't find a way to edit and correct. Additionally, I saw in my profile that it said I have worked with my district less than a year. This is my 9th year with the district.<br/>

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,315.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list your balances & interest rates, monthly payments, and other recurring expenses? also can you work with lendingclub [call them?], to get your employment verified? as a lender it currently says employment is "not verified" (some other borrowers DO have it verified)	Hello, First off, I want to let you know that I had an investment with a developer which involved a promissary note. The investor was supposed to pay me back 25,000 on Nov. 6, 2009. Additionally, this developer stopped paying me my interest of 325 a month about a year ago. This was not supposed to be a risky investment, but with the economy I guess they are unable to pay me back at this time. So I really didn't antcipate having any extra bills except rent at this point. The 10,000 I am asking for is to transfer my credit card balance to a lower percentage rate. It is at 19%. Bank of America recently reopened my old account and would do the balance transfer, but this site has a lower interest rate. I really do not have a spending problem. Again, I partner shared the last two years which meant my income was cut in half. That is why my credit card is so high. I am now back full time. The income I am reporting is mine alone. As for job security, I have been with my district for 9 years and have 9 years senority. This means that even if there are cuts and layoffs, my job is safe. My district has not done any layoffs, but if they did the union said that people with 5 years or less would be the ones that would need to worry about thier job. My rent is 1,000, and my car loan is 560, and I have 160 in other month payments. My income is 70,000 a year now that I am back full time. I hope this answers your questions. Thank you for your time. PS Lending called my work yesterday to verify employment.
why and how did you incur so much debt in your credit cards?	I had a "safe" 25,000 investment that was supposed to come back to me in Novemeber through a promissary note. The developer in unable to pay at this time. Additionally, I have a two year old daughter and job shared for the last two years. (I am now full time.) So basically, I traded the 70,000 dollars in income I could have made to spend more time with my baby. I hope that answers your question.

Member Payment Dependent Notes Series 465500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465500	$10,000	$10,000	13.92%	1.00%	December 8, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465500. Member loan 465500 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Regal Entertainment Group	Debt-to-income ratio:	21.65%
Length of employment:	10 + years	Location:	Fort Myers, FL

Home town:
Current & past employers:	Regal Entertainment Group
Education:

This borrower member posted the following loan description, which has not been verified:

584099 added on 12/03/09 > This will be used to pay-off credit card debt. I have been at my current job for 12 years.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,641.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 465535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465535	$5,000	$5,000	12.87%	1.00%	December 8, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465535. Member loan 465535 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	young and associates	Debt-to-income ratio:	20.14%
Length of employment:	2 years	Location:	FORT WORTH, TX

Home town:
Current & past employers:	young and associates
Education:

This borrower member posted the following loan description, which has not been verified:

584191 added on 12/03/09 > if you need anymore information, feel free to contact me at anytime on my cell phone.. thanks<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	19
Revolving Credit Balance:	$2,035.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using this loan for? Thank you in advance for your answer.	I need this loan to the start in a small business..
What is the nature of the business that you plan on starting? What will the corporate structure of the business be? Thank you in advance for your answers.	It's just a small resale shop that I'm starting up and loan that i need will help me alot on the equipment that I needed to get started

Member Payment Dependent Notes Series 465542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465542	$7,500	$7,500	13.92%	1.00%	December 8, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465542. Member loan 465542 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	syracuse university	Debt-to-income ratio:	14.06%
Length of employment:	8 years	Location:	kirkville, NY

Home town:
Current & past employers:	syracuse university
Education:

This borrower member posted the following loan description, which has not been verified:

584205 added on 12/03/09 > I have a few credit cards to pay off.The rate is going to go up in january,and I want to just cancel them.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,089.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions about your $15,000 loan are: 1- Position @ Syracuse University? 2- House and auto payments per month are $? 3- Credit Report reflects $13,000 revolving balance; CC payments per month are $? (Total payments paid per month; not minimum payments due per month.) Advance thanks for answers to ALL questions. 12.04.2009	Type your answer here.no auto payment,my share of mortgage is 340.00.I am a driver in vending dept. at SU,CC payment are 600-700 per month
Please describe how the monthly payment for this loan will fit into your budget? Thank you in advance.	Type your answer here.I am going to pay off all and cancel most of my CC.I will keep the one with the lowest rate.I bring home about 1700per month,mort.pmnt is 340,no auto pmnt,utilities are 300,other expenses are 500(gas,ins.food,etc)
1. What is your current position with SU and give a brief job description? Who was your prior employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If only 1 than what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC debt and payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Convince me that you will pay this loan back.	Type your answer here.1.driver-vending dept.,fill and service mach.,BJ's wholesale club-3yrs,prior to that,Empire Brewing Co.-3yrs.2.Income is one wage earner,income of sig.other30,000.We split all bills,and own home together.3.mort.pmnt-680,I pay for half.4,no car pmnt.5.3 bank CC-Citi,bal-2300,pmnt,50-permth,Chase,bal-2900,pmnt,100,capitol one,bal-1400,pmnt,50.3 store cards,home depot,bal-3900,pmnt 80,lowes,bal- 1100,pmnt,25,target,bal 160,pmnt,20.6.Other exp.500pmnth.7.I am not desperate for a loan.I have a good job,and just want to make less payments per month.My girlfriend and I have been fixing up our house since we bought it 3yrs.ago.That is how we ran up the balance on my cards.I am making my payments just fine,and if I get this loan,Great!,but if not I'll just go on paying the way I have been.Thanks for your interest.

Member Payment Dependent Notes Series 465546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465546	$2,500	$2,500	12.18%	1.00%	December 7, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465546. Member loan 465546 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,695 / month
Current employer:	State Of Colorado	Debt-to-income ratio:	22.41%
Length of employment:	7 years	Location:	Grand Junction, CO

Home town:
Current & past employers:	State Of Colorado
Education:

This borrower member posted the following loan description, which has not been verified:

584213 added on 12/04/09 > I work for the Division Of Youth Corrections and my job for the State Of Colorado is very secure and my wages are excellent. I have a good credit score and I'm never late or miss payments.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	43
Revolving Credit Balance:	$14,589.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan on using this loan for?	I plan on using this loan for landscaping improvements at my home and to increase my homes value.
I am curious, is this is prepartion for selling your home? Thank you in advance.	No. The loan I applied for is for landscaping upgrades-xeroscape/ Desert scenery to conserve water.
what are your detailed monthly expenses? Please justify your cash flow and show us why you aren't a risk. Tell us about your job security and what you do for the state.	$400.00 Truck payment, utilities-90.00, Wife pays mortgage, and ATV Payment.. My job with the state is very secure I work in Youth Corrections and make a good salary monthly-$3,600. If you look at my credit score I have absolutely no delinquencies and make my monthly payments always on time. This loan would be automatically deducted from my bank account monthly.
It sounds like the improvements may decrease your ongoing expenses? Or do you use well water there as they do in some parts of Colorado?	I pay about $25.00 A month for domestic water this charge will reduce about half and the main thing is to save water, fertilizer, beautify, and reduce overall labor.

Member Payment Dependent Notes Series 465582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465582	$4,000	$4,000	7.74%	1.00%	December 7, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465582. Member loan 465582 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Phoenix Childrens Hospital	Debt-to-income ratio:	6.02%
Length of employment:	7 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Phoenix Childrens Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$337.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history and income are so wonderful that it is difficult for me to see why you would need a loan for a mere $4,000 expense. Do you have additional debts, etc. that make this loan necessary? Your response would be helpful to my decision to invest in you.	Other options are 13-16 %Wanting to go slowly. My home equity closed due to the housing market here in Phoenix- that is what I used to use when everything happened at once. There are home repairs as well.
Hello,again. Thank you for your answer. What is your job at the Phoenix Children's Hospital? I hope the medical issues do not interfere in your job. Your answer is much appreciated.	pediatric nurse practitioner

Member Payment Dependent Notes Series 465617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465617	$5,000	$5,000	14.96%	1.00%	December 7, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465617. Member loan 465617 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,566 / month
Current employer:	TruGreen	Debt-to-income ratio:	14.69%
Length of employment:	< 1 year	Location:	Platte City, MO

Home town:
Current & past employers:	TruGreen
Education:

This borrower member posted the following loan description, which has not been verified:

584362 added on 12/03/09 > This is for debt consolidation. My roommate has been out of work since March 2009 and I have been paying for everything including her car payment of $345.00 and our rent of $825.00 not including the utilities and grocery that are now next to nothing in the house. Plus there are two children living with me that I am trying to take care of their extra activities like competitive softball and music lessons.<br/> 584362 added on 12/03/09 > My roommate has been out of work since March 2009 and I have been trying to take charge of paying for everything including things for her two kids. The oldest plays competitive softball on 14U team, she has been awarded national defensive player of the year for two years straight and wants to go to college to play softball and the youngest is into music and basketball she had the honor of making a group of young singing that perform for the public a few times a year. I have been paying our rent of $825.00 and making my roommates car payment of $345.00 so that she does not fall default. With this being said my job of 17 years that is still very stable just is not enough for me to keep up with everything I need to. Right now we are struggling to keep food on the table let alone all the bills. With this money I will be able to consolidate most of the bills into one monthly payment that will help out alot.<br/> 584362 added on 12/03/09 > Started with TruGreen January 11th, 1993<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	54
Revolving Credit Balance:	$11,886.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you taken to get control of your household's finances?	We have put all credit cards in a lock box at the bank and we pay with cash. We have cut out extra stuff like eating out and buying the non-necessities for the house. We fix meals like chili and stews that can last a few days.

Member Payment Dependent Notes Series 465690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465690	$3,500	$3,500	12.18%	1.00%	December 8, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465690. Member loan 465690 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	18.18%
Length of employment:	n/a	Location:	Vancouver, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

584479 added on 12/04/09 > Hello Investors, <br/><br/>Thank you in advance for your consideration. <br/><br/>I am asking for a small loan to help with some needed car repairs for my Mustang. It needs repair done to the top, a new clutch/flywheel and some other minor things.<br/><br/>I would much rather repair my car than to go into further debt with a new car. It's been a good car for me....Mustangs never go out of style.<br/><br/>There is one public record on my account that is due to come off July next year. It was from a bankruptcy that was filed in 2000 due to a divorce. <br/><br/>Back then, bankruptcy seemed like the only alternative as I was raising my son as a single Mom. My son is now grown and serving in the Marine Corp..:-)<br/><br/>I won't let you down if you decide to invest in me and my red Mustang...:-)<br/><br/>Thank you again for your consideration.<br/> 584479 added on 12/05/09 > Wow, I woke up this morning to more than 40% funded...thank you thus far to all my investors! I wish I had invented Lending Club...sheesh! This is true grass roots capitalism at work. I can't wait to become an investor with Lending Club...thank you all again for your trust and hard earned money, I do not take that lightly. I wonder if there is a way for me to post a picture of my pretty Mustang on here?<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,381.00	Public Records On File:	1
Revolving Line Utilization:	66.50%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you. Sorry there is no way to post a picture of your Mustang. :-)	Hello both_win..:-) I have been self-employed as a marketing professional for almost 11 years. (Rats..I can't post a picture of my pretty red mustang.) I love my car, ironically...I had an offer today from someone that wanted to buy it. I said NO WAY! I'm actually wanting to save it to give to a future grandchild that hasn't been born yet....or I have a 12 year old niece that has begged me for it when she is old enough to drive! lol Thank you for your consideration..:-)

Member Payment Dependent Notes Series 465704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465704	$6,000	$6,000	11.83%	1.00%	December 7, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465704. Member loan 465704 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Nexus Digital Studio	Debt-to-income ratio:	3.44%
Length of employment:	4 years	Location:	HERMOSA BEACH, CA

Home town:
Current & past employers:	Nexus Digital Studio
Education:

This borrower member posted the following loan description, which has not been verified:

584508 added on 12/03/09 > Looking to close off credit cards since they raised rates. Always have enough in savings so payments won't be a problem.<br/> 584508 added on 12/04/09 > Looking to close off credit cards since they raised rates. Always have enough in savings so payments won't be a problem. Would rather see the interest goto hard working people than the idiots on Wall Street.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,269.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 465718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465718	$4,000	$4,000	14.26%	1.00%	December 7, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465718. Member loan 465718 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Conrad's Harley-Davidson	Debt-to-income ratio:	9.92%
Length of employment:	3 years	Location:	Morris, IL

Home town:	Two Rivers
Current & past employers:	Conrad's Harley-Davidson
Education:	University of Wisconsin-Oshkosh, Lakeland College

This borrower member posted the following loan description, which has not been verified:

584532 added on 12/03/09 > I am getting married in May. My fiancee and I are paying for the entire wedding ourselves. This loan with help us pay for a majority of the expenses.<br/> 584532 added on 12/04/09 > Thank You to those who have already invested in my loan, it is truely appreciated.<br/>Just a little bit more information for those who may be on the fence about helping me out - I am currently living seperately from my fiancee. I pay $600/month rent. In Feb. I will be moving in with him and will no longer have my rent payment. That will free up an addition $600/month for my loan payments and wedding expenses.<br/>Thank You again!<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,822.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 465792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465792	$12,000	$12,000	8.94%	1.00%	December 8, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465792. Member loan 465792 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Net Access Corporation	Debt-to-income ratio:	10.26%
Length of employment:	4 years	Location:	MIDLAND PARK, NJ

Home town:	Verona
Current & past employers:	Net Access Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

584649 added on 12/03/09 > I'm looking to pay down my credit card debts which have ballooned pretty badly due to several unexpected and large surprise expenses in the last several months which I did not have cash on hand for. I am on time with my payments always but would like to knock my debt debt rapidly this will be a lot faster.<br/> 584649 added on 12/04/09 > Also I'm not sure where the numbers are coming from but the revolving debt listed is not accurate and is significantly higher.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,553.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current amounts and current interest rates you are going to consolidate?	Chase Mastercard - 6100 12.99 Discovercard - 1800 19.99 Mastercard - 2180 - 11.24 Dell - 1800 17.99 after 11/10 These balances don't count the current payments pending that will take their balances down incrementally.

Member Payment Dependent Notes Series 465871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465871	$7,000	$7,000	8.94%	1.00%	December 8, 2009	December 17, 2012	December 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465871. Member loan 465871 was requested on December 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	e5 Marketing	Debt-to-income ratio:	18.42%
Length of employment:	2 years	Location:	Bayonne, NJ

Home town:
Current & past employers:	e5 Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

584784 added on 12/03/09 > This loan will be used to pay off my credit card, and purchase an engagement ring.<br/><br/>I am a good candidate for this loan because I pay my bills on time, set up automatic payments from my bank account and have a full-time job working for a solid company.<br/><br/>My monthly net income is $2,662.87, to the penny as I have just received my paycheck yesterday. My monthly total monthly expenses is $1,040. (student loan $99; cable $60; car payment $374; cell phone $89; phone $50; auto insurance $198; credit card $140; gym membership $30). I also make an additional $200 payment on my auto loan. The rest goes to food, play, and savings. (Dec-02-2009)<br/><br/>This loan will enable me to consolidate my credit card and auto loan into one low monthly payment. Roughly $600-$700 (including the extra payments I make every monthly) down to $222.41 plus additional extra payments I plan to make.<br/>

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,416.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 465929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465929	$4,200	$4,200	12.53%	1.00%	December 8, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 465929. Member loan 465929 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	dominos	Debt-to-income ratio:	18.36%
Length of employment:	2 years	Location:	mcalester, OK

Home town:
Current & past employers:	dominos
Education:

This borrower member posted the following loan description, which has not been verified:

584883 added on 12/04/09 > I would like to pay off my credit cards. I have money in savings. I am careful with my money. I have a stable job. I would like to have a+ credit. Within the next 2-3 years I intend to purchase my own home.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,368.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 466046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466046	$6,000	$6,000	7.74%	1.00%	December 8, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466046. Member loan 466046 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,858 / month
Current employer:	Anderson Financial Corporation	Debt-to-income ratio:	6.89%
Length of employment:	9 years	Location:	Mission Viejo, CA

Home town:
Current & past employers:	Anderson Financial Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

585216 added on 12/04/09 > We are on a 3 year plan to payoff all of our debt (except for the house). One year ago we bought a fixer-upper house and put the cost of flooring on credit cards. The 0% rates are expiring and I don't want to play the credit card game anymore. This loan will payoff the credit card balance before the interest rate balloons to 20%+. WE PAY CASH FOR EVERYTHING, WORKING ON BABY STEP #2 (see dave ramsey), AND LIVE ON A BUDGET EVERY MONTH.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,903.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Given all the financial troubles in California, how would you characterize your job and mortgage situation? Your answer is much appreciated.	Job-secure, Mortgage-payment is affordable for us.
I'll help you keep your Gazelle Intensity going! Good luck.	Thank you!
Good for you! Keep it up. Can you share why you incur this debt in your credit card in the first place?	2 things happened: #1. We bought a foreclosed home that we went over budget on repairs. We couldn't move in without the flooring. The purchase was floated on 0% credit cards for last 11 months. #2. I read DR's book which changed our monthly management of money. We started paying cash for everything which drove up our debt a bit. Previously we paid the credit card the day our paycheck went in our account, but to transition to cash we had to let a month go on the credit card. We are now working on our debt snowball.
Thank you for your answer. I have made an investment in your loan. I wish you all the best.	Thank you. Feeling relief that we can move this off the high interest credit card.

Member Payment Dependent Notes Series 466075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466075	$4,200	$4,200	14.26%	1.00%	December 8, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466075. Member loan 466075 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Latino Commission on AIDS	Debt-to-income ratio:	24.70%
Length of employment:	2 years	Location:	RIDGEWOOD, NY

Home town:
Current & past employers:	Latino Commission on AIDS
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to get a loan in order to pay off some credit cards bills as well as use some of the money to get an apartment. I need to pay may cards off and move out of my families home by the New Year. I have had some serious life changing events in the past couple of months and I do not want those things to affect my credit. My monthly income is approximetly $2,000, of which, I use $190 to pay for storage, $60 for a credit card, which requires a $56 minimum payment, $50 on a credit card that requires a $21 minimum payment, $50 on a different credit card that requires $21. I give the family I am staying with some money to let me stay with them. I have recently paid off the repairs which my car needed, and that was a total of about $2,100. As well as paid off the medical bills my fiance had received. I am seeking to rent an apartment for about $800, many of the places I am coming across require 3 months in advance. I am trying to get a loan because I would love to get my things in order again and have some savings, I am trying to pay my things off on time, because I know the importance of having a good credit score. I thank you for reading this, please contact me if you have any further questions.

A credit bureau reported the following information about this borrower member on November 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,527.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings. Congratulations on the beneficial work you are doing. In your profile your gross income is listed as $3,000, but in your loan description you state that your monthly income is $2,000. Do you mean to say that your take-home income is $2,000 monthly out of the $3,000 gross income?	I appreciate your comment, as per your question, my monthly take home is $2000.
Can you please explain the 6 credit inquiries in the last 6 months? Are you taking multiple loans from different sources? Thank you.	To answer your question as to whether I am taking out multiple loans the answer is that I had to assist my mother as a cosigner and eventually main owner of a vehicle because she needed to get a vehicle to go to work, the other inquieries are also related to me entering school for my masters in social work, and I had to apply for student loans, which I do not have to begin paying until 2011. I hope this answers your question.

Member Payment Dependent Notes Series 466091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466091	$4,500	$4,500	7.40%	1.00%	December 8, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466091. Member loan 466091 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	New York State DEC	Debt-to-income ratio:	12.76%
Length of employment:	3 years	Location:	Kingston, NY

Home town:
Current & past employers:	New York State DEC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,432.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 466101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466101	$6,000	$6,000	15.31%	1.00%	December 8, 2009	December 18, 2012	December 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466101. Member loan 466101 was requested on December 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	UTSW Medical Center	Debt-to-income ratio:	21.95%
Length of employment:	4 years	Location:	Dalllas, TX

Home town:
Current & past employers:	UTSW Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

585310 added on 12/05/09 > I'd like to pay off my high interest rate credit cards and have a single monthly payment.<br/> 585310 added on 12/05/09 > Monthly budget: $895 Rent, $410 Car payment, approx. $450 revolving credit payments. I work for a State-run University Medical Center. I keep all of my accounts current. I am looking to make smaller payments each month. I would like to do away with some of my older high-interest accounts.<br/>

A credit bureau reported the following information about this borrower member on December 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,760.00	Public Records On File:	0
Revolving Line Utilization:	95.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please tell us what you are looking to consolidate? Please give details!	I am looking to consolidate several high-interest cards with 20-23% interest rates. These constitute about $6000 of my total debt.
What is the nature of your other debt (aside from the $6,000). What is your position with the UTSW Medical Center? Also, you appear pretty close to maxing out your credit (~96%), have you done anything to rectify this?	The other debt is lower-interest credit cards and store credit for things like appliances. I plan to pay those accounts faster once the higher-interest cards have been paid off. One of the reasons for the high utilization is from transferring balances from previous high-interest accounts and then closing them. I previously had a total utilization closer to 60%. If I am able to pay off the $6000 in high-interest debt, this will save me approximately $450 in monthly payments. The extra funds can go to pay this loan and pay down the lower-interest accounts over the next 36 months. I am a technical support specialist with the Uiniversity of Texas Southwestern Medical Center in Dallas. We are onsite techs who repair computers for the faculty, staff, students and hospitals on our campus. Those who work for UTSW are State of Texas employees. I was recently promoted to a level 3 technician, which comes with a $5000/yr raise, putting me in a better position to repay my old debts.
Can you explain more about your "other debt" for things like appliances. Your profile says that you rent, so I'm curious what appliances you are buying as a renter.	Sure. A washer and dryer is not included with the apartment. The fridge they did include was 30 years old and pretty crummy, so I bought my own. This credit also includes a large TV and entertainment system.

Member Payment Dependent Notes Series 466482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466482	$3,500	$3,500	13.57%	1.00%	December 8, 2009	December 19, 2012	December 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466482. Member loan 466482 was requested on December 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,333 / month
Current employer:	Motion Industries	Debt-to-income ratio:	16.05%
Length of employment:	10 + years	Location:	Monroeville, AL

Home town:
Current & past employers:	Motion Industries
Education:

This borrower member posted the following loan description, which has not been verified:

584396 added on 12/05/09 > I want to purchase a boat from a friend, and I need a short-term loan without having to go through the hassle of going through banks or putting the expense on a credit card. I'm actually trading a boat that I already own in full and just paying the difference in value for the new boat. I will pay back this loan. I have a large 401k and own my home on 30 acres outright. I have an extensive credit history and no late payments. You will be repaid on time each month. I have had this same Credit Union bank account for 22 years.<br/>

A credit bureau reported the following information about this borrower member on December 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	46
Revolving Credit Balance:	$10,977.00	Public Records On File:	2
Revolving Line Utilization:	70.80%	Months Since Last Record:	53
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the 2 Public Records and also the last delinquency. Thank you in advance.	The public records were actually many years ago. One was a Capital One credit card account. Capital One jacked up my interest rate for no reason after years of my being a good customer. Because I was stupid, I took some online advice to just quit paying them because they had "wronged me". Of course, three or so years later, they decided to hire a collection agency to get a judgement against me. I actually had no knowledge that they had even gotten a judgement until they send a form to my work saying that they were going to garnish my wages. Not sure how they snuck that in, but I drove two hours to pay the entire judgment to the collection agency that day. It ended up being around 3000.00, but they sent me a refund on part of it because they overcharged me for something. I just found out when I called that collection agency to see if I could get it removed (while looking for an auto loan from my Credit Union in July of 2008) that I was supposedly mailed a "Vacate of Judgment" form after I paid, but I never did get it. Since it was so close to falling off my report and since I did not intend to apply for any more credit after the auto loan, I did not fool with getting the judgement vacated once they told me that was an option. In short, I was wrong to not paying Capital One and I have learned my lesson. I have years of good payment record to more legitimate credit card companies now (if there is such a thing). I also currently have an auto loan with Capital One. Seems they did not mind loaning me any money despite the judgments to their own company. That auto loan was 28,000 originally, and is now down to 12,400. The decision that I made to stop paying Capital One was a morally wrong, and I should never have done that. Obviously, because I've been at my job for so long (now 26 years), creditors know where to find me when it's time to collect, so it was also stupid of me to take the advice to just stop paying them when they jacked up my rates for no reason. The other judgement was a 260.00 judgement from a collection agency (Portfolio Recovery) for a medical bill of some sort. Again, I was not notified of the judgment, though the collection company did call and call trying to collect. Because they could never produce any documentation showing who or what I owed, I refused to pay them. They somehow got a judgement. I could not believe they pushed forward with a judgment for that amount of money. I did pay it as soon as I got the papers showing that a judgement had been awarded to them, but since it's not listed on any of my credit reports except Transunion, I never pushed to have it removed for fear that it would show up on all three reports. It should fall off of my reports soon. I hope this answers your question. I'm working hard to build a good credit rating, and have not had any credit problems in years. My revolving credit is high right now because I had a couple of high limit cards that I never used, so the companies apparently closed those lines out for non-use and it shot up my percentage of used revolving credit. Also, when I checked my report prior to applying for this loan, I noticed that Transunion has the same account listed twice under two different names (because WMAU was bought out by Chase). Both accounts are listed with high balances, even though one bank has sold the account, so I have to write and have the WMAU account removed because it makes my revolving credit look much higher than it actually is. I also closed out one of my credit cards when opting out of a rate increase early last year in order to preserve a very low rate, so that did not help my revolving balance. I currently use only one of my credit cards. I have cut up and have been repaying the other one over the last year and am making good progress with that one and the one that I opted out of. I have other store cards that are open accounts, but I only use them once in a blue moon for a small purchase that gets paid off the following month to make sure they don't get closed out for non-use. Thanks for considering me as a Lending Club borrower.

Member Payment Dependent Notes Series 466525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
466525	$4,800	$4,800	17.39%	1.00%	December 8, 2009	December 20, 2012	December 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 466525. Member loan 466525 was requested on December 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,167 / month
Current employer:	Baylor Allsaints Hospital/Harris Hospita	Debt-to-income ratio:	13.76%
Length of employment:	< 1 year	Location:	KELLER, TX

Home town:
Current & past employers:	Baylor Allsaints Hospital/Harris Hospita
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	46
Revolving Credit Balance:	$8,957.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate a bit on the home improvements you plan to make? Thank you in advance.	Install new flooring. Current flooring (carpet) is very worn.
osition at Baylor AllSainTs/Harris Hospital is? Home Improvement you want to undertAke with $4,800 Loan IS? Thanks.	Registered Nurse/New flooring
Since you have been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I have been with my current employer 3 years. I'm not sure why it says less than 1 year. I have been working as a Registered Nurse for 13 years.
FYI- On-screen loan application Length of Employment (LOE) reflects <1 year (less than 1 year) at your current employer. Q-and-A marrative reflects your correct number of years at current employer. Incorrect number of years displayed problem occurs when borrower tries to input a two-digit numeric figure (e.g., 13) into LOE drop-down menu. Unfortunately you CANNOT yourself on-line correct the incorrectly displayed number of years problem. Instead you must call Lending Club Member Support (866) 754-4094 M-F 8AM-5PM Pacific Time. Ask Member Support to correct for you LOE display problem. After LOE problem is corrected your requested loan's funding pace will quicken. Consequently your loan will 100 percent fund much faster. Hope that this info helps you. ID- RetiredUSMCInvestor, Virginia Beach, VA sends 12.07.2009 12:22 PM.	OK thank you! I'll call first thing Monday morning to correct this.

Prospectus Supplement (Sales Report) No. 19 dated December 8, 2009